           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 1, 2004

                                  $684,626,200
                                (Approximate)(1)

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-HE2

                              GSAMP TRUST 2005-HE2
                                     Issuer
                          GS MORTGAGE SECURITIES CORP.
                                    Depositor
                       COUNTRYWIDE HOME LOANS SERVICING LP
                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                                    Servicers

CONSIDER CAREFULLY THE RISK BEGINNING ON PAGE S-10 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.

The certificates will represent interests in GSAMP Trust 2005-HE2 and will not represent interests in or obligations of GS Mortgage Securities Corp., the underwriter, the servicers, Goldman Sachs Mortgage Company, the trustee or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The following securities are being offered:

                  APPROXIMATE
                    INITIAL
                CLASS PRINCIPAL                                             RATINGS
   CLASS          BALANCE(1)        PASS-THROUGH RATE        TYPE         (S&P/MOODY'S)
-----------   -------------------   ---------------------------------------------------
    A-1       $       297,534,000      Variable(2)           Senior          AAA/Aaa
    A-2       $       169,395,000      Variable(3)           Senior          AAA/Aaa
    A-3       $        79,092,000      Variable(4)           Senior          AAA/Aaa
    M-1       $        49,702,000      Variable(5)        Subordinate        AA/Aa2
    M-2       $        40,251,000      Variable(6)        Subordinate         A+/A2
    M-3       $        11,551,000      Variable(7)        Subordinate         A/A3
    B-1       $        10,150,000      Variable(8)        Subordinate        A-/Baa1
    B-2       $         8,401,000      Variable(9)        Subordinate       BBB+/Baa2
    B-3       $         8,750,000      Variable(10)       Subordinate       BBB/Baa3
    B-4       $         9,800,000       6.000%(11)        Subordinate       BBB-/Ba1
    R-1       $               100        N/A(12)        Senior/Residual      AAA/Aaa
    R-2       $               100        N/A(12)        Senior/Residual      AAA/Aaa

----------
Footnotes appear on the following page.

GSAMP Trust 2005-HE2 will issue twelve classes of offered certificates. Each class of certificates will receive monthly distributions of interest, principal or both, as described in this prospectus supplement. The table above contains a list of the classes of offered certificates, including the initial class principal balance, pass-through rate, and special characteristics of each class.

Goldman, Sachs & Co., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to GS Mortgage Securities Corp. from the sale of the offered certificates (excluding accrued interest) will be approximately 99.71% of the class principal balance of the offered certificates before deducting expenses. The underwriter's commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              GOLDMAN, SACHS & CO.

           The date of this prospectus supplement is March 24, 2005.

----------
(1)   Subject to a variance of +/-5%.

(2) The Class A-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.100% (0.200% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap, as described in this prospectus supplement.

(3) The Class A-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.200% (0.400% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(4) The Class A-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.320% (0.640% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(5) The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.430% (0.645% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(6) The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.650% (0.975% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(7) The Class M-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.700% (1.050% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(8) The Class B-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.180% (1.770% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(9) The Class B-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.250% (1.875% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(10) The Class B-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.900% (2.850% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(11) The Class B-4 certificates will have a pass-through rate equal to the lesser of (i) 6.000% (6.500% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(12) The Class R-1 and Class R-2 certificates are not entitled to receive any distributions of interest.

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

    We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

    IF THE DESCRIPTION OF THE TERMS OF YOUR CERTIFICATES CONTAINED IN THIS PROSPECTUS SUPPLEMENT VARIES FROM THE DESCRIPTION CONTAINED IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

    We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

    Words that appear in boldface type in this prospectus supplement and in the prospectus are either defined in the "Glossary of Terms" beginning on page S-111 of this prospectus supplement, or have the meanings given to them on the page indicated in the "Index" beginning on page 114 of the prospectus.

                        TABLE OF CONTENTS

SUMMARY INFORMATION............................................S-5
RISK FACTORS..................................................S-10
TRANSACTION OVERVIEW..........................................S-28
     Parties..................................................S-28
     The Transaction..........................................S-28
THE MORTGAGE LOAN POOL........................................S-29
     General..................................................S-29
     Prepayment Premiums......................................S-31
     Adjustable-Rate Mortgage Loans...........................S-31
     The Index................................................S-32
     First NLC Underwriting Guidelines........................S-32
     Mandalay Mortgage Underwriting Guidelines................S-40
     Underwriting Standards...................................S-40
     Goldman Sachs Mortgage Conduit Program...................S-43
     Mortgage Conduit Underwriting Guidelines.................S-43
     Acoustic Underwriting Guidelines.........................S-46
     Credit Scores............................................S-49
THE SERVICERS.................................................S-50
     General..................................................S-50
     Countrywide Home Loans Servicing LP......................S-50
     JPMorgan Chase Bank, National Association................S-53
THE TRUSTEE...................................................S-56
DESCRIPTION OF THE CERTIFICATES...............................S-56
     Book-Entry Registration..................................S-57
     Definitive Certificates..................................S-60
     Assignment of the Mortgage Loans.........................S-60
     Delivery of Mortgage Loan Documents......................S-61
     Representations and Warranties Relating to
      the Mortgage Loans......................................S-62
     Payments on the Mortgage Loans...........................S-65
     Distributions............................................S-67
     Priority of Distributions Among Certificates.............S-67
     Distributions of Interest and Principal..................S-68
     Supplemental Interest Trust..............................S-72
     Calculation of One-Month LIBOR...........................S-72
     Excess Reserve Fund Account..............................S-72
     Interest Rate Swap Agreement.............................S-73
     Overcollateralization Provisions.........................S-75
     Restrictions on Transfer of the Residual
      Certificates............................................S-76
     Reports to Certificateholders............................S-78
     Yield on the Residual Certificates.......................S-78
THE POOLING AND SERVICING AGREEMENT...........................S-78
     General..................................................S-78
     Servicing and Trustee Fees and Other
      Compensation and Payment of Expenses....................S-79
     P&I Advances and Servicing Advances......................S-79
     Prepayment Interest Shortfalls...........................S-80
     Servicer Reports.........................................S-80
     Collection and Other Servicing Procedures................S-81
     Hazard Insurance.........................................S-81
     Realization Upon Defaulted Mortgage Loans................S-82
     Optional Repurchase of Delinquent Mortgage Loans.........S-82
     Removal and Resignation of the Servicers.................S-82
     Termination; Optional Clean-up Call......................S-84
     Amendment................................................S-85
     Certain Matters Regarding the Depositor, the
      Servicers, the Custodian and the Trustee................S-85
PREPAYMENT AND YIELD CONSIDERATIONS...........................S-86
     Structuring Assumptions..................................S-86
     Defaults in Delinquent Payments..........................S-91
     Prepayment Considerations and Risks......................S-91
     Overcollateralization Provisions.........................S-93
     Subordinated Certificates................................S-93
     Effect on Yields Due to Rapid Prepayments................S-94
     Weighted Average Lives of the Offered
      Certificates............................................S-94
     Decrement Tables.........................................S-95
     Available Funds Caps....................................S-101
     Last Scheduled Distribution Date........................S-102
FEDERAL INCOME TAX CONSEQUENCES..............................S-102
     General.................................................S-103
     Taxation of Regular Interests...........................S-103
     Residual Certificates...................................S-104
     Status of the Offered Certificates......................S-105
     The Basis Risk Contract Component.......................S-105
     Other Matters...........................................S-106
STATE AND LOCAL TAXES........................................S-106
ERISA CONSIDERATIONS.........................................S-106
LEGAL INVESTMENT.............................................S-108
METHOD OF DISTRIBUTION.......................................S-109
LEGAL MATTERS................................................S-109
RATINGS......................................................S-109
GLOSSARY OF TERMS............................................S-111
ANNEX I - CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION
     REQUIREMENTS.....00000000000000...........................I-1
ANNEX II -INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION
     SCHEDULE.................................................II-1
SCHEDULE A - STRUCTURAL AND COLLATERAL TERM SHEET..............A-1

                               SUMMARY INFORMATION

    The following summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the prospectus.

    This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the prospectus.

THE OFFERED CERTIFICATES

    The GSAMP Trust 2005-HE2 will issue the Mortgage Pass-Through Certificates, Series 2005-HE2. Twelve classes of the certificates - Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4, Class R-1 and Class R-2 - are being offered to you by this prospectus supplement. The Class R-1 and Class R-2 certificates are sometimes referred to as "residual certificates" in this prospectus supplement. The offered certificates, other than the residual certificates and the Class B-4 certificates, are referred to as the "LIBOR Certificates" in this prospectus supplement. The LIBOR Certificates, together with the Class B-4 certificates, are referred to as the "Principal Certificates" in this prospectus supplement.

    The certificates represent interests in all of the mortgage loans in the trust.

THE OTHER CERTIFICATES

    The trust will also issue two other classes of certificates - the Class X and Class P certificates - that are not being offered under this prospectus supplement.

    The Class X certificates will initially evidence an interest of approximately 2.20% of the aggregate scheduled principal balance of the mortgage loans in the trust, which is the initial overcollateralization required by the pooling and servicing agreement.

    The Class P certificates will not have a principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

    The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

CLOSING DATE

    On or about March 30, 2005.

CUT-OFF DATE

    March 1, 2005.

STATISTICAL CALCULATION DATE

    All statistical information regarding the mortgage loans in this prospectus supplement is based on the scheduled principal balances of the mortgage loans as of the statistical calculation date of February 1, 2005, unless otherwise specified in this prospectus supplement.

DISTRIBUTIONS

    Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in April 2005, to the holders of record on the preceding record date.

    The record date for the principal certificates for any distribution date will be the last business day of the applicable interest accrual period, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related distribution date occurs. The Class R-1 and Class R-2 certificates will be offered only in definitive form and the record date for the residual certificates will be the last business day of the month preceding the month in which the related distribution date occurs.

PAYMENTS OF INTEREST

    The pass-through rates for each class of LIBOR certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to caps on those pass-through rates described in this prospectus supplement. The fixed margins will increase on the first day of the interest accrual period for the distribution date after the date on which the optional clean-up call is first exercisable as described under "Description of the Certificates--Distributions of Interest and Principal" and "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement. Interest will accrue on the LIBOR certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.

    The pass-through rate for the Class B-4 certificates will be equal to a fixed interest rate of 6.000%, subject to a cap on that pass-through rate. The pass-through rate on the Class B-4 certificates will increase to 6.500% per annum on the first day of the interest accrual period for the distribution date after the date on which the optional clean-up call is first exercisable. Interest will accrue on the Class B-4 certificates on the basis of a 360-day year and 30 days elapsed in the applicable interest accrual period.

    The interest accrual period for the LIBOR certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

    The interest accrual period for the Class B-4 certificates for any distribution date will be the calendar month preceding the month in which the distribution date occurs.

    The residual certificates will not be entitled to any distributions of interest.

PAYMENTS OF PRINCIPAL

    Principal will be paid on the offered certificates on each distribution date as described under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

CREDIT ENHANCEMENT

    The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

    o an initial overcollateralization amount of approximately 2.20% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date,

    o the use of excess interest, after taking into account certain payments received or paid by the trust under the interest rate swap agreement described below, to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization at a specified level,

    o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and

    o the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding.

INTEREST RATE SWAP AGREEMENT

    On the closing date, the trust will enter into an interest rate swap agreement with a swap provider that has a credit rating of "AA+" from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and a counterparty rating of "Aaa" from Moody's Investors Service, Inc. (or has a guarantor that has such ratings). Under the interest rate swap agreement, on the business day preceding each distribution date the trust will pay to the swap provider a fixed payment at a rate of 4.245% per annum, and the swap provider will pay to the trust a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount. To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available for payments on the certificates will be applied to make a net payment to the swap provider, and to the extent that a floating payment exceeds the fixed payment on any distribution date, the swap provider will owe a net payment to the trust. Any net amounts received by or paid out from the trust under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under "Description of the Certificates--Supplemental Interest Trust" in this prospectus supplement. The interest rate swap agreement is scheduled to terminate following the distribution date in March 2010.

    For further information regarding the interest rate swap agreement, see "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

THE MORTGAGE LOANS

    The mortgage loans to be included in the trust will be fixed- and adjustable-rate, subprime mortgage loans secured by first or second lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by Goldman Sachs Mortgage Company, an affiliate of the depositor, from First NLC Financial Services, LLC, United Pacific Mortgage d/b/a Mandalay Mortgage, various mortgage loan sellers through Goldman Sachs Mortgage Company's mortgage conduit program or Acoustic Home Loans, LLC. Goldman Sachs Mortgage Company will make certain representations and warranties relating to the mortgage loans.

    On the closing date, the trust will acquire the mortgage loans. As of the statistical calculation date, the aggregate scheduled principal balance of the mortgage loans was approximately $715,536,439, of which approximately 86.95% are adjustable-rate and approximately 13.05% are fixed-rate.

    The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 350 months and have the following approximate characteristics as of the statistical calculation date:

                       SELECTED MORTGAGE LOAN POOL DATA(1)

                                                    ADJUSTABLE-RATE       FIXED-RATE         AGGREGATE
                                                    ----------------   ----------------   ----------------
Scheduled Principal Balance:                        $    622,163,341   $     93,373,097   $    715,536,439
Number of Mortgage Loans:                                      3,254              1,155              4,409
Average Scheduled Principal Balance:                $        191,200   $         80,843   $        162,290
Weighted Average Gross Interest Rate:                          7.232%             8.770%             7.432%
Weighted Average Net Interest Rate: (2)                        6.722%             8.260%             6.922%
Weighted Average Current FICO Score:                             623                646                626
Weighted Average Original Combined LTV Ratio: (3)              81.35%             87.36%             82.13%
Weighted Average Stated Remaining Term (months):                 358                296                350
Weighted Average Seasoning (months):                               2                  2                  2
Weighted Average Months to Roll: (4)                              26                N/A                 26
Weighted Average Gross Margin: (4)                              6.52%               N/A               6.52%
Weighted Average Initial Rate Cap: (4)                          2.95%               N/A               2.95%
Weighted Average Periodic Rate Cap: (4)                         1.01%               N/A               1.01%
Weighted Average Gross Maximum Lifetime Rate: (4)              13.72%               N/A              13.72%

----------
(1) All percentages calculated in this table are based on scheduled principal balances as of the statistical calculation date unless otherwise noted.
(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing and trustee fee rates.
(3) With respect to first lien mortgage loans, the original combined LTV ratio reflects the loan-to-value ratio and with respect to the second lien mortgage loans, the original combined LTV ratio reflects the ratio of the sum of the principal balance of the second lien mortgage loans, plus the principal balance of the related first lien mortgage loan, to the value of the related mortgaged property.
(4) Represents the weighted average of the adjustable-rate mortgage loans in the mortgage pool.

    Generally, after an initial fixed-rate period, the interest rate on each adjustable-rate mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The Index" in this prospectus supplement.

    The first adjustment date generally will occur only after an initial period of approximately two to five years.

    For additional information regarding the mortgage loans, see "The Mortgage Loan Pool" in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

    Commencing on or about April 1, 2005, based upon scheduled principal balances of the mortgage loans as of the cut-off date, Countrywide Home Loans Servicing LP will act as servicer of approximately 33.21% of the mortgage loans acquired from First NLC Financial Services, LLC, the mortgage loans acquired through Goldman Sachs Mortgage Company's mortgage conduit program, the mortgage loans acquired from United Pacific Mortgage d/b/a Mandalay Mortgage and the mortgage loans acquired from Acoustic Home Loans, LLC. JPMorgan Chase Bank, National Association will act as servicer of approximately 66.79% of the mortgage loans acquired from First NLC Financial Services, LLC. Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the trust, for the benefit of the holders of the certificates. See "The Servicers" and "The Pooling and Servicing Agreement" in this prospectus supplement.

OPTIONAL TERMINATION OF THE TRUST

    The majority holders in the aggregate of the Class X certificates may, at their option, direct JPMorgan Chase Bank, National Association purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. In addition, JPMorgan Chase Bank, National Association, may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Either purchase of the mortgage loans would result in the final distribution on the certificates on that distribution date.

ADVANCES

    Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance) serviced by it, unless the servicer reasonably believes that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses.

ERISA CONSIDERATIONS

    Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the principal certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Sales of the Class R-1 and Class R-2 certificates to such plans or retirement arrangements are prohibited.

     In making a decision regarding investing in any class of principal certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreement as discussed under "ERISA Considerations" in this prospectus supplement.

FEDERAL TAX ASPECTS

    Cadwalader, Wickersham & Taft LLP acted as tax counsel to GS Mortgage Securities Corp. and is of the opinion that:

    o portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes,

    o the principal certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk carry forward amounts pursuant to the payment priorities in the transaction. Each interest in basis risk carry forward amounts will be treated as an interest rate cap contract for federal income tax purposes,

    o the Class R-2 certificates will represent the beneficial ownership of the residual interest in the REMIC that will hold the mortgage loans, and

    o the Class R-1 certificates will represent the beneficial ownership of the residual interest in each other REMIC formed pursuant to the pooling and servicing agreement.

    We expect this interest in certain carry forward amounts payments to have at closing a de minimis value. See "Federal Income Tax Consequences" in this prospectus supplement.

LEGAL INVESTMENT

    The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Risk Factors--Your Investment May Not Be Liquid" in this prospectus supplement and "Legal Investment" in this prospectus supplement and in the prospectus.

RATINGS

    In order to be issued, the offered certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.:

         CLASS                     S&P         MOODY'S
-------------------------      ----------   -----------
A-1.......................         AAA           Aaa
A-2.......................         AAA           Aaa
A-3.......................         AAA           Aaa
M-1.......................         AA            Aa2
M-2.......................         A+            A2
M-3.......................          A            A3
B-1.......................         A-           Baa1
B-2.......................        BBB+          Baa2
B-3.......................         BBB          Baa3
B-4.......................        BBB-           Ba1
R-1.......................         AAA           Aaa
R-2.......................         AAA           Aaa

A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                                  RISK FACTORS

    THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

    THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

    ALL PERCENTAGES OF MORTGAGE LOANS IN THIS "RISK FACTORS" SECTION ARE BASED ON PERCENTAGES OF THE SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE STATISTICAL CALCULATION DATE OF FEBRUARY 1, 2005.

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LESS STRINGENT UNDERWRITING             The mortgage loans were made, in part, to borrowers who, for one
STANDARDS AND THE RESULTANT             reason or another, are not able, or do not wish, to obtain financing
POTENTIAL FOR DELINQUENCIES ON THE      from traditional sources. These mortgage loans may be considered to be
MORTGAGE LOANS COULD LEAD TO LOSSES     of a riskier nature than mortgage loans made by traditional sources of
ON YOUR CERTIFICATES                    financing, so that the holders of the certificates may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

                                        The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of
                                        Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

GEOGRAPHIC CONCENTRATION OF THE         Different geographic regions of the United States from time to time
MORTGAGE LOANS IN PARTICULAR            will experience weaker regional economic conditions and housing
JURISDICTIONS MAY RESULT IN GREATER     markets, and, consequently, may experience higher rates of loss and
LOSSES IF THOSE JURISDICTIONS           delinquency on mortgage loans generally. Any concentration of the
EXPERIENCE ECONOMIC DOWNTURNS           mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.
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                                        In particular, the following approximate percentages of mortgage loans were secured by mortgaged properties located in the following states:

                                        California        Florida       Illinois
                                        ----------        -------       --------
                                          46.43%           11.63%         6.57%

                                        Because of the relative geographic concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

                                        In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

                                        The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the subordinated certificates at a slower rate than principal payments are made to the Class A certificates, the subordinated certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

EFFECT ON YIELDS CAUSED BY              Mortgagors may prepay their mortgage loans in whole or in part at any
PREPAYMENTS, DEFAULTS AND LOSSES        time. A prepayment of a mortgage loan generally will result in a prepayment on the certificates. We cannot predict the rate at which mortgagors will repay their mortgage loans. We cannot assure you that the actual prepayment rates of the mortgage loans included in the trust will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the trust.

                                        If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
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                                        If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                        The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

                                        The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing interest rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

                                        Approximately 86.05% of the mortgage loans require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated. A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

                                        Goldman Sachs Mortgage Company may be required to purchase mortgage loans from the trust in the event certain breaches of its
                                        representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

                                        Certain persons may, at their option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated
                                        principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

                                        If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

                                        As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are
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                                        incurred upon the liquidations, will result in an earlier return of principal to the offered certificates and will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

                                        The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the offered certificates as a result of the
                                        overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

                                        The multiple class structure of the offered certificates causes the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of offered certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the subordinated certificates (i.e., the Class M-1, Class
                                        M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4
                                        certificates) do not receive any portion of the amount of principal payable to the offered certificates prior to the distribution date in
                                        April 2008 unless the aggregate certificate principal balance of the
                                        Class A certificates has been reduced to zero. Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the subordinated certificates may continue to receive no portion of the amount of principal then payable to the offered certificates unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero. The weighted average lives of the subordinated certificates will therefore be longer than would otherwise be the case.

                                        The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

                                        If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

                                        Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.
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                                      S-13
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                                        Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within the 2 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

                                        The credit enhancement features may be inadequate to provide protection for the offered certificates.

                                        The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the
                                        Class A certificates, and to a limited extent, the holders of the
                                        Class M-1, Class M-2 and Class M-3 certificates and, to a lesser degree, the Class B-1, Class B-2, Class B-3 and Class B-4
                                        certificates, will receive regular payments of interest and principal.
                                        However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, no servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

                                        If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

INTEREST GENERATED BY THE MORTGAGE      The weighted average of the interest rates on the mortgage loans is
LOANS MAY BE INSUFFICIENT TO            expected to be higher than the pass-through rates on the principal
MAINTAIN THE REQUIRED LEVEL OF          certificates. The mortgage loans are expected to generate more
OVERCOLLATERALIZATION                   interest than is needed to pay interest owed on the principal certificates and to pay certain fees payable by the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain the overcollateralization at the required level determined as described in this prospectus supplement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate.

                                        Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest. In the event of a partial prepayment, the mortgage loan will be generating less interest.

                                        Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.
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                                      S-14
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                                        If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the principal certificates.

                                        Substantially all of the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for approximately 62.53% of the adjustable-rate mortgage loans will not occur until two years after the date of origination. The first adjustment of the interest rates for approximately 36.84% of the adjustable-rate mortgage loans will not occur until three years after the date of origination. The first adjustment of the interest rates for approximately 0.63% of the adjustable-rate mortgage loans will not occur until five years after the date of origination. As a result, the pass-through rates on the principal certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the principal certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the principal certificates. The pass-through rates on the principal certificates cannot exceed the weighted average net interest rate of the mortgage loan pool, adjusted for net payments to or from the swap provider.

                                        If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

                                        Investors in the offered certificates, and particularly the Class B-1,
                                        Class B-2, Class B-3 and Class B-4 certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

EFFECT OF MORTGAGE INTEREST RATES       The LIBOR certificates accrue interest at pass-through rates based on
AND OTHER FACTORS ON THE                the one-month LIBOR index plus specified margins, and the Class B-4
PASS-THROUGH RATES ON THE PRINCIPAL     certificates accrue interest at a fixed pass-through rate, in any
CERTIFICATES                            case, subject to certain limitations. Those limitations on the pass-through rates for the principal certificates are based on the weighted average of the net interest rates on the mortgage loans, adjusted for net payments to or from the swap provider.

                                        A variety of factors, in addition to those described in the previous
                                        Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the principal certificates. Some of these factors are described below:
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                                      S-15
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                                        The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on substantially all of the adjustable-rate mortgage loans are based on a six-month LIBOR index. The
                                        adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their interest rates, and approximately 62.53% of the adjustable-rate mortgage loans will have the first adjustment to their interest rates after two years, with the remainder having their first adjustment three to five years after the origination of those mortgage loans. As a result of the limit on the pass-through rates on the principal certificates, the LIBOR certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins and the
                                        Class B-4 certificates may accrue less interest than they would if their pass-through rate was not subject to such cap.

                                        The six-month LIBOR index may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the principal certificates are stable or rising. It is also possible that the interest rates on the adjustable-rate mortgage loans and the pass-through rates for the principal certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

                                        The pass-through rates for the LIBOR certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust.
                                        Consequently, the limit on the pass-through rates on the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment. If the weighted-average net interest rate of the mortgage loans decreases below the pass-through rate on the Class B-4 certificates (without regard to the limitations on their pass-through rate), the Class B-4 certificates may accrue less interest than they would accrue otherwise.

                                        If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the principal certificates are more likely to be limited.

                                        If the pass-through rates on the principal certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans (adjusted for net payments to or from the swap provider), the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are
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                                      S-16
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                                        available funds remaining after certain other distributions on the principal certificates and the payment of certain fees and expenses of the trust.

EFFECT ON YIELDS DUE TO RAPID           Any net payment payable to the swap provider under the terms of the
PREPAYMENTS; NO ASSURANCE OF            interest rate swap agreement will reduce amounts available for
AMOUNTS RECEIVED UNDER THE INTEREST     distribution to certificateholders, and may reduce the pass-through
RATE SWAP AGREEMENT                     rates on the principal certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayments and low prevailing interest rates could adversely affect the yields on the principal certificates.

                                        In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to certificateholders.

                                        Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable to the trust by the swap provider unless the floating payment owed by the swap provider for a distribution date exceeds the fixed payment owed to the swap provider for that distribution date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 4.245%. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls or losses on the mortgage loans.

                                        See "Description of the Certificates--Distributions of Interest and
                                        Principal", "--Supplemental Interest Trust" and "--Interest Rate Swap
                                        Agreement" in this prospectus supplement.

PREPAYMENTS ON THE MORTGAGE LOANS       When a principal prepayment is made by the mortgagor on a mortgage
COULD LEAD TO SHORTFALLS IN THE         loan, the mortgagor is charged interest on the amount of prepaid
DISTRIBUTION OF INTEREST ON YOUR        principal only up to the date of the prepayment, instead of for a full
CERTIFICATES                            month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the calendar month in which the prepayment was received by the applicable servicer. The applicable servicer is obligated to pay an amount without any right of reimbursement for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a principal prepayment and thirty days'
                                        interest on the prepaid mortgage loan, but only to the extent of the applicable monthly servicing fee for that calendar month.
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                                      S-17
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                                        However, prior to the transfer of servicing of the mortgage loans acquired from Acoustic Home Loans, LLC and approximately 33.21% (based upon scheduled principal balances of the mortgage loans as of the cut-off date) of the mortgage loans acquired from First NLC Financial
                                        Services, LLC to Countrywide Home Loans Servicing LP, which is expected to take place in April 2005, prepayment interest shortfalls on those mortgage loans will not be covered by any compensating interest payments by any entity.

                                        If the applicable servicer fails to make such compensating interest payments or the shortfall exceeds the applicable monthly servicing fee for the related distribution date, or for the distribution date in
                                        April 2005 for which no entity is required to pay compensating interest on prepayments in full on the mortgage loans acquired from
                                        Acoustic Home Loans, LLC, and certain of the mortgage loans acquired from First NLC Financial Services, LLC, there will be fewer funds available for the distribution of interest on the certificates. Such shortfalls of interest will result in a reduction of the yield on your certificates.


ADDITIONAL RISKS ASSOCIATED WITH        The weighted average lives of, and the yields to maturity on, the
THE SUBORDINATED CERTIFICATES           Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and
                                        Class B-4 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal (including the distribution of excess interest) on the related distribution date, will reduce the certificate principal balance of the Class B-4, Class
                                        B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1
                                        certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case.

                                        Once a realized loss on a mortgage loan is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount, and the holder of the certificate will not be entitled to reimbursements for such lost interest or principal even if funds are available for reimbursement, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they have been liquidated.
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                                        Unless the aggregate certificate principal balances of the Class A certificates have been reduced to zero, the subordinated certificates will not be entitled to any principal distributions until April 2008 or a later date as described in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of those certificates have a greater risk of suffering a loss on their investments. Further, because those certificates might not receive any principal if certain delinquency levels occur, it is possible for those certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

                                        In addition, the multiple class structure of the subordinated certificates causes the yield of those classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans.
                                        Because distributions of principal will be made to the holders of those certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of subordinated certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, the Class X certificates or a class of subordinated certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

                                        Finally, the effect on the market value of the subordinated certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

DELAY IN RECEIPT OF LIQUIDATION         Substantial delays could be encountered in connection with the
PROCEEDS; LIQUIDATION PROCEEDS MAY      liquidation of delinquent mortgage loans. Further, reimbursement of
BE LESS THAN THE MORTGAGE LOAN          advances made on a mortgage loan, liquidation expenses such as legal
BALANCE                                 fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancement described in this prospectus supplement are insufficient to cover the loss.
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                                      S-19
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HIGH LOAN-TO-VALUE RATIOS OR            Mortgage loans with higher original loan-to-value ratios or combined
COMBINED LOAN-TO-VALUE RATIOS           loan-to-value ratios may present a greater risk of loss than mortgage
INCREASE RISK OF LOSS                   loans with original loan-to-value ratios or combined loan-to-value ratios of 80% or below. Approximately 39.25% of the mortgage loans had original loan-to-value ratios or combined loan-to-value ratios greater than 80%, calculated as described under "The Mortgage Loan
                                        Pool--General" in this prospectus supplement.

                                        Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

SOME OF THE MORTGAGE LOANS HAVE AN      Approximately 28.62% of the mortgage loans have an initial
INITIAL INTEREST-ONLY PERIOD, WHICH     interest-only period of up to five years and approximately 0.19% of
MAY RESULT IN INCREASED                 the mortgage loans have an initial interest-only period of ten years.
DELINQUENCIES AND LOSSES                During this period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

                                        After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by the applicable credit enhancement described in this prospectus supplement, will be allocated to the offered certificates in reverse order of seniority.

                                        The use of mortgage loans with an initial interest-only period has recently increased in popularity in the mortgage marketplace, but historical performance data for interest-only mortgage loans is limited as compared to performance data for mortgage loans that amortize from origination. The performance of interest-only mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In
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                                        addition, the failure by the related mortgagor to build equity in the mortgaged property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

A PORTION OF THE MORTGAGE LOANS ARE     Approximately 5.62% of the mortgage loans are secured by second lien
SECURED BY SUBORDINATE MORTGAGES;       mortgages which are subordinate to the rights of the holder of the
IN THE EVENT OF A DEFAULT, THESE        related senior mortgages. As a result, the proceeds from any
MORTGAGE LOANS ARE MORE LIKELY TO       liquidation, insurance or condemnation proceedings will be available
EXPERIENCE LOSSES                       to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default under the mortgage. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

                                        An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties.
                                        This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens.

PAYMENTS IN FULL OF A BALLOON LOAN      Approximately 3.70% of the mortgage loans as of the statistical
DEPEND ON THE BORROWER'S ABILITY TO     calculation date will not be fully amortizing over their terms to
REFINANCE THE BALLOON LOAN OR SELL      maturity and, thus, will require substantial principal payments, i.e.,
THE MORTGAGED PROPERTY                  balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                            o   the level of available interest rates at the time of sale
                                                or refinancing;

                                            o   the borrower's equity in the related mortgaged property;
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                                            o   the financial condition of the mortgagor;

                                            o   tax laws;

                                            o   prevailing general economic conditions; and

                                            o   the availability of credit for single family real properties generally.

VIOLATION OF VARIOUS FEDERAL, STATE     There has been an increased focus by state and federal banking
AND LOCAL LAWS MAY RESULT IN LOSSES     regulatory agencies, state attorneys general offices, the Federal
ON THE MORTGAGE LOANS                   Trade Commission, the U.S. Department of Justice, the U.S. Department
                                        of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending"
                                        practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

                                        Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                        The mortgage loans are also subject to federal laws, including:

                                            o   the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the
                                                mortgagors regarding the terms of the mortgage loans;

                                            o   the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                                            o   the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

                                        Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement
                                        (including disgorgement of prior interest and fees
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                                        paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

                                        mortgage loan it acquired that such mortgage loan is in compliance with applicable federal, state and local laws and regulations. In addition, Goldman Sachs Mortgage Company will also represent that none of those mortgage loans are classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994, or (b) a "high cost home," "threshold," "covered," (excluding home loans defined as
                                        "covered home loans" in the New Jersey Home Ownership Security Act of
                                        2002 that were originated between November 26, 2004 and July 7, 2004),
                                        "high risk home," "predatory" or similar loan under any other applicable state, federal or local law. In the event of a breach of any of such representations, Goldman Sachs Mortgage Company will be obligated to cure such breach or repurchase or, for a limited period of time, replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

THE INTEREST RATE SWAP AGREEMENT IS     The assets of the trust include an interest rate swap agreement that
SUBJECT TO COUNTERPARTY RISK            will require the swap provider to make certain payments for the benefit of the holders of the offered certificates. To the extent that payments on the offered certificates depend in part on payments to be received by the trustee under the interest rate swap agreement, the ability of the trustee to make those payments on such certificates will be subject to the credit risk of the swap provider. See
                                        "Description of the Certificates--Interest Rate Swap Agreement" in
                                        this prospectus supplement.

THE CREDIT RATING OF THE SWAP           The swap provider under the interest rate swap agreement will have, as
PROVIDER COULD AFFECT THE RATING OF     of the closing date, a credit rating of "AA+" from Standard & Poor's
THE OFFERED CERTIFICATES                Ratings Services, a division of The McGraw Hill Companies, Inc., and a counterparty rating of "Aaa" from Moody's Investors Service (or has a guarantor that has such rating). The ratings on the offered certificates are dependent in part upon the credit ratings of the swap provider. If a credit rating of the swap provider is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the offered certificates may be adversely affected. See "Description of the
                                        Certificates--Interest Rate Swap Agreement" in this prospectus supplement.
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THE TRANSFERS OF SERVICING MAY          After the closing date, the servicing for approximately 33.21% (based
RESULT IN HIGHER DELINQUENCIES AND      upon scheduled principal balances of the mortgage loans as of the
DEFAULTS WHICH MAY ADVERSELY AFFECT     cut-off date) of the mortgage loans acquired from First NLC Financial
THE YIELD ON YOUR CERTIFICATES          Services, LLC and the mortgage loans acquired from Acoustic Home
                                        Loans, LLC will be transferred to Countrywide Home Loans Servicing LP.
                                        The transfers of servicing are expected to take place by no later than on or about April 1, 2005. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons. As a result of these servicing transfers or any delays associated with these transfers, the rate of delinquencies and defaults could increase at least for a period of time. We cannot assure you that there will be no disruptions associated with the transfers of servicing or that, if there are disruptions, that they will not adversely affect the yield on your certificates.

EXTERNAL EVENTS MAY INCREASE THE        In response to previously executed and threatened terrorist attacks in
RISK OF LOSS ON THE MORTGAGE LOANS      the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who are called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law, will apply. Substantially all of the mortgage loans have interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated ratably in reduction of accrued interest on all classes of principal certificates, irrespective of the availability of excess cash flow or other credit enhancement. None of the depositor, the underwriter, Goldman Sachs
                                        Mortgage Company, the original loan sellers, the servicers, the trustee or any other person has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Legal Aspects of the Mortgage Loans--Servicemembers
                                        Civil Relief Act and the California Military and Veterans Code" in the
                                        prospectus.

THE CERTIFICATES ARE OBLIGATIONS OF     The certificates will not represent an interest in or obligation of
THE TRUST ONLY                          the depositor, the underwriter, Goldman Sachs Mortgage Company, the original loan sellers, the servicers, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the underwriter,
                                        Goldman Sachs Mortgage Company, the original loan sellers, the servicers, the trustee or
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                                        any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the underwriter, Goldman Sachs Mortgage Company, the original loan sellers, the servicers, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

YOUR INVESTMENT MAY NOT BE LIQUID       The underwriter intends to make a secondary market in the offered certificates, but they will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                        The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.
                                        Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The offered certificates will not constitute "mortgage related securities"
                                        for purposes of the Secondary Mortgage Market Enhancement Act of 1984,
                                        as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in the offered certificates, thereby limiting the market for the offered
                                        certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

THE RATINGS ON YOUR CERTIFICATES        Each rating agency rating the offered certificates may change or
COULD BE REDUCED OR WITHDRAWN           withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.
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THE OFFERED CERTIFICATES MAY NOT BE     The offered certificates are not suitable investments for any investor
SUITABLE INVESTMENTS                    that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

RISKS RELATED TO THE CLASS R-1 AND      The holders of the residual certificates must include the taxable
CLASS R-2 CERTIFICATES                  income or loss of the related REMIC or REMICs in determining their federal taxable income. Prospective investors are cautioned that the residual certificateholders' REMIC taxable income and the tax liability associated with the residual certificates may be substantial during certain periods, in which event the holders of the residual certificates must have sufficient sources of funds to pay such tax liability. Other than an initial distribution on the first distribution date, it is not anticipated that the residual certificateholders will receive distributions from the trust.
                                        Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the residual certificates will be treated as "excess inclusion"
                                        income, resulting in (i) the inability of those holders to use net operating losses to offset such income, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

                                        Under the provisions of the Internal Revenue Code of 1986 relating to
                                        REMICs, it is likely that the residual certificates will be considered to be "non-economic residual interests," with the result that transfers of them would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of the residual certificates will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii)
                                        understands that it may incur tax liabilities with respect to the residual certificates in excess of cash flows generated by them, (iii)
                                        intends to pay taxes associated with holding the residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. person and (v)
                                        will not transfer the residual certificates to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the trustee that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. In addition,
                                        Treasury regulations provide alternatives for either paying the transferee
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                                        of the residual certificates a formula specified minimum
                                        price or transferring the residual certificates to an eligible corporation under certain conditions in order to meet the safe harbor against the possible disregard of such transfer. Finally, residual certificates generally may not be transferred to a person who is not a
                                        U.S. person unless the income on those residual certificates is effectively connected with the conduct of a U.S. trade or business and the transferee furnishes the transferor and the trustee with an effective Internal Revenue Service Form W-8ECI. See "Description of
                                        the Certificates--Restrictions on Transfer of the Residual
                                        Certificates" in this prospectus supplement and "Federal Income Tax
                                        Consequences--Tax Treatment of REMIC Residual
                                        Interests--Non-Recognition of Certain Transfers for Federal Income Tax
                                        Purposes" in the prospectus.

                                        An individual, trust or estate that holds residual certificates
                                        (whether the residual certificates are held directly or indirectly through certain pass through entities) also may have additional gross income with respect to such residual certificates but may be subject to limitations or disallowance of deductions for servicing fees on the loans and other administrative expenses properly allocable to such residual certificates in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability.
                                        The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the residual certificates in proportion to their respective ownership interests. See "Federal Income Tax Consequences--Tax Treatment of
                                        REMIC Residual Interests" and "--Special Considerations for Certain
                                        Types of Investors--Individuals and Pass-Through Entities" in the
                                        prospectus. In addition, some portion of a purchaser's basis, if any, in residual certificates may not be recovered until termination of the trust fund. Furthermore, Treasury regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of residual certificates. Any transferee of residual certificates receiving such consideration should consult its tax advisors regarding these regulations. See
                                        "Federal Income Tax Consequences--Tax Treatment of REMIC Residual
                                        Interests--Disposition of Residual Certificates" in the prospectus.

                                        Due to the special tax treatment of residual interests, the effective after-tax return of the residual certificates may be significantly lower than would be the case if the residual certificates were taxed as debt instruments and could be negative.
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                              TRANSACTION OVERVIEW

PARTIES

    THE DEPOSITOR. GS Mortgage Securities Corp., a Delaware corporation. The principal executive office of the depositor is located at 85 Broad Street, New York, New York 10004, and its telephone number is (212) 902-1000.

    GOLDMAN SACHS MORTGAGE COMPANY. Goldman Sachs Mortgage Company, a New York limited partnership. The principal executive office of Goldman Sachs Mortgage Company is located at 85 Broad Street, New York, New York 10004, and its telephone number is (212) 902-1000.

    THE ORIGINAL LOAN SELLERS. First NLC Financial Services, LLC, a Florida limited liability company ("FIRST NLC"), United Pacific Mortgage, a California general partnership, d/b/a Mandalay Mortgage ("MANDALAY"), and Acoustic Home Loans, LLC, a Delaware limited liability company ("ACOUSTIC"). The principal executive office of First NLC is located at 700 West Hillsboro Boulevard, Suite 204, Deerfield Beach, Florida 33441, and its telephone number is (954) 420-0060. The principal executive office of Mandalay is located at 21600 Oxnard Street, Suite 1800, Woodland Hills, California 91367, and its telephone number is (818) 776-9884. The principal executive office of Acoustic is located at 500 North State College Boulevard, Suite 400, Orange, California 92868, and its telephone number is (714) 923-2600. The original loan sellers include certain entities (including First NLC) that sold mortgage loans to Goldman Sachs Mortgage Company under its mortgage conduit program which are included in the mortgage loan pool. Pursuant to the mortgage conduit program, Goldman Sachs Mortgage Company purchases mortgage loans originated by the original loan sellers if the mortgage loans satisfy certain underwriting guidelines. See "The Mortgage Loan Pool--First NLC Underwriting Guidelines", "--Mandalay Mortgage Underwriting Guidelines," "--Goldman Sachs Mortgage Conduit Program" and "--Acoustic Underwriting Guidelines" in this prospectus supplement.

    THE SERVICERS. Countrywide Home Loans Servicing LP, a Texas limited partnership ("COUNTRYWIDE"), and JPMorgan Chase Bank, National Association, a national banking association ("JPMORGAN"). The principal executive office of Countrywide is located at 7105 Corporate Drive, Plano, Texas 75024, and its telephone number is (972) 526-6285. The principal servicing office of JPMorgan is located at 1111 Polaris Parkway, Columbus, Ohio 43240. For a description of the servicers, see "The Servicers" in this prospectus supplement.

    THE TRUSTEE. Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, and its telephone number is
(714) 247-6000. For a description of the trustee, see "The Trustee" in this prospectus supplement.

    THE CUSTODIAN. J.P. Morgan Trust Company, National Association, a national banking association with respect to the Mandalay mortgage loans and the mortgage loans acquired from Goldman Sachs Mortgage Company's mortgage conduit program. The principal executive office of the custodian is located at 2200 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, and its telephone number is (972) 785-5412. The custodian is an affiliate of JPMorgan. The trustee will act as custodian with respect to the other mortgage loans.

    THE RATING AGENCIES. Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc. will issue ratings with respect to the offered certificates.

THE TRANSACTION

    GSAMP Trust 2005-HE2, a New York common law trust, will be formed, the mortgage loans will be deposited in the trust and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of March 1, 2005, by and among the depositor, the servicers, the custodian and the trustee.

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                             THE MORTGAGE LOAN POOL

    The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans as of the statistical calculation date, which is February 1, 2005. The mortgage loan principal balances that are transferred to the trust will be the scheduled principal balances as of a cut-off date, March 1, 2005. With respect to the mortgage loan pool, some scheduled principal amortization will occur, and some unscheduled principal amortization may occur from the statistical calculation date to the cut-off date and from the cut-off date to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the statistical calculation date may not be included in the final mortgage loan pool because they may prepay in full prior to the cut-off date, or they may be determined not to meet the eligibility requirements for the final mortgage loan pool. In addition, certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this prospectus supplement, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5% from the statistical calculation pool of mortgage loans described in this prospectus supplement.

GENERAL

    The trust will primarily consist of approximately 4,409 conventional, subprime, adjustable- and fixed-rate, first and second lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate scheduled principal balance of approximately $715,536,439. Approximately 40.73% of mortgage loans in the trust were acquired by Goldman Sachs Mortgage Company ("GSMC"), an affiliate of the depositor, from First NLC Financial Services, LLC (the "FIRST NLC MORTGAGE LOANS"), approximately 23.74% of the mortgage loans in the trust were acquired from United Pacific Mortgage d/b/a Mandalay Mortgage (the "MANDALAY MORTGAGE LOANS"), approximately 23.45% of the mortgage loans in the trust were acquired from various original loan sellers under GSMC's mortgage conduit program (including certain mortgage loans, other than the First NLC mortgage loans referred to above, GSMC acquired from First NLC under GSMC's mortgage conduit program) (the "CONDUIT MORTGAGE LOANS") and approximately 12.09% of the mortgage loans were acquired from Acoustic Home Loans, LLC (the "ACOUSTIC MORTGAGE LOANS").

    The First NLC mortgage loans, Mandalay mortgage loans, Conduit mortgage loans and Acoustic mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement under the headings "The Mortgage Loan Pool--First NLC Underwriting Guidelines," "--Mandalay Mortgage Underwriting Guidelines," "--Goldman Sachs Mortgage Conduit Program," and "--Acoustic Underwriting Guidelines", respectively. In general, because such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

    Approximately 13.05% of the mortgage loans in the trust are fixed-rate mortgage loans and approximately 86.95% are adjustable-rate mortgage loans, as described in more detail under "--Adjustable-Rate Mortgage Loans" below. As of the cut-off date, approximately 99.77% of the mortgage loans have scheduled monthly payment due dates on the first day of the month, and approximately 0.23% of the mortgage loans have scheduled month payment due dates on a different day of the month, from the 2nd to the 25th day of the month. Interest on the mortgage loans accrues on the basis of a 360 day year consisting of twelve 30-day months.

    All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first liens or second liens, on residential properties consisting of one- to four-family dwelling units, individual condominium units, townhouses, individual units in planned unit developments or manufactured housing.

    Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

    Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

    Approximately 35.77% of the first lien mortgage loans have original loan-to-value ratios and approximately 39.25% of the mortgage loans have combined loan-to-value ratios, in excess of 80.00%. The "LOAN-TO-VALUE RATIO" or "LTV" of a mortgage loan at any time is generally, unless otherwise provided in the applicable underwriting guidelines, the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the underwriting guidelines of First NLC, Mandalay, GSMC under its mortgage conduit program or Acoustic, as applicable) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification. The "COMBINED LOAN-TO-VALUE RATIO" or "CLTV" of a second lien mortgage loan at any time is generally, unless otherwise provided in the applicable underwriting guidelines, the ratio of the (a) sum of (i) the principal balance of the related first lien mortgage loan, and (ii) the principal balance of the second lien mortgage loan to (b) the lesser of (i) the appraised value of the mortgaged property at the time the second lien mortgage loan is originated, or (ii) the sales price of the mortgaged property at the time of origination. However, in the case of a refinanced mortgage loan, the value is based solely upon the appraisal made at the time of origination of that refinanced mortgage loan.

    None of the mortgage loans are covered by existing primary mortgage insurance policies.

    All of the mortgage loans are fully amortizing, except for approximately 3.70% of the mortgage loans that are balloon mortgage loans.

THE MORTGAGE LOANS(1)

    The pool of mortgage loans had the following approximate aggregate characteristics as of the statistical calculation date:

                                                     ADJUSTABLE-RATE      FIXED-RATE         AGGREGATE
                                                    ----------------   ----------------   ----------------
Scheduled Principal Balance:                        $    622,163,341   $     93,373,097   $    715,536,439
Number of Mortgage Loans:                                      3,254              1,155              4,409
Average Scheduled Principal Balance:                $        191,200   $         80,843   $        162,290
Weighted Average Gross Interest Rate:                          7.232%             8.770%             7.432%
Weighted Average Net Interest Rate: (2)                        6.722%             8.260%             6.922%
Weighted Average Current FICO Score:                             623                646                626
Weighted Average Original Combined LTV Ratio: (3)              81.35%             87.36%             82.13%
Weighted Average Stated Remaining Term (months):                 358                296                350
Weighted Average Seasoning (months):                               2                  2                  2
Weighted Average Months to Roll: (4)                              26                N/A                 26
Weighted Average Gross Margin: (4)                              6.52%               N/A               6.52%
Weighted Average Initial Rate Cap: (4)                          2.95%               N/A               2.95%
Weighted Average Periodic Rate Cap: (4)                         1.01%               N/A               1.01%
Weighted Average Gross Maximum Lifetime Rate: (4)              13.72%               N/A              13.72%

----------
(1) All percentages calculated in this table are based on scheduled principal balances as of the statistical calculation date unless otherwise noted.
(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing and trustee fee rates.
(3) With respect to first lien mortgage loans, the Original Combined LTV ratio reflects the loan-to-value ratio and with respect to the second lien mortgage loans, the Original Combined LTV ratio reflects the ratio of the sum of the principal balance of the second lien mortgage loans, plus the principal balance of the related first lien mortgage loan, to the value of the related mortgaged property.
(4) Represents the weighted average of the adjustable-rate mortgage loans.

    The scheduled principal balances of the mortgage loans range from approximately $9,910 to approximately $849,400. The mortgage loans had an average scheduled principal balance of approximately $162,290.

    The weighted average original combined loan-to-value ratio of the mortgage loans is approximately 82.13% and approximately 39.25% of the mortgage loans have original combined loan-to-value ratios exceeding 80.00%.

    Approximately 94.38% of the mortgage loans are secured by first liens, and approximately 5.62% of the mortgage loans are secured by second liens.

    Approximately 28.81% of the mortgage loans are interest-only for a period of time.

    No more than approximately 0.50% of the mortgage loans are secured by mortgaged properties located in any one zip-code area.

    Except for approximately 0.29% of the mortgage loans, none of the mortgage loans imposes a Prepayment Premium for a term in excess of three years.

    As of the cut-off date, approximately 1.19% of the mortgage loans are one payment past due.

    The tables on Schedule A set forth certain statistical information with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100%.

PREPAYMENT PREMIUMS

    Approximately 86.05% of the mortgage loans provide for payment by the borrower of a prepayment premium (each, a "PREPAYMENT PREMIUM") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to five years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of five years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the Offered Certificates.

    The applicable servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if the waiver would, in the applicable servicer's judgment, maximize recoveries on the related mortgage loan, or the Prepayment Premium is (i) not permitted to be collected by applicable law, or the collection of the Prepayment Premium would be considered "predatory" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters, or (ii) the enforceability of such Prepayment Premium is limited
(x) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors' rights or (y) due to acceleration in connection with a foreclosure or other involuntary payment.

ADJUSTABLE-RATE MORTGAGE LOANS

    Substantially all of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related interest rate based on the Six-Month LIBOR Loan Index (as described below under "--The Index") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "ADJUSTMENT DATE"). The first such adjustment for approximately 62.53% of the adjustable-rate mortgage loans will occur after an initial period of approximately two years following origination; in the case of approximately 36.84% of the adjustable-rate mortgage loans, approximately three years following origination; and in the case of 0.63% of the adjustable-rate mortgage loans, approximately five years following origination. On each Adjustment Date for an adjustable-rate mortgage loan, the interest rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the index and a fixed percentage amount (the "GROSS MARGIN"). The interest rate on approximately 0.22% of the adjustable-rate mortgage loans will not increase or decrease by more than a fixed percentage of 2.00%, the interest rate on approximately 2.49% of the adjustable-rate mortgage loans will not increase or decrease by more than a fixed percentage of

1.50%, and the interest rate on approximately 97.29% of the adjustable-rate mortgage loans will not increase or decrease by more than a fixed percentage of 1.00%, as specified in the related mortgage note (the "PERIODIC CAP") on any related Adjustment Date, except in the case of the first Adjustment Date, and will not exceed a specified maximum interest rate over the life of the adjustable-rate mortgage loan (the "MAXIMUM RATE") or be less than a specified minimum interest rate over the life of the adjustable-rate mortgage loan (the "MINIMUM RATE"). The interest rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "INITIAL CAP"); the Initial Cap is 3.00% for approximately 93.95% of the adjustable-rate mortgage loans. Effective with the first monthly payment due on each adjustable-rate mortgage loan (other than any adjustable-rate mortgage loans that are balloon mortgage loans) after each related Adjustment Date, or, with respect to the adjustable-rate interest-only mortgage loans, following the interest-only period, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related adjustable-rate mortgage loan over its remaining term, and pay interest at the interest rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the interest rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Index" below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable interest rate to a fixed interest rate.

THE INDEX

    The Index used in determining the interest rates of substantially all of the adjustable-rate mortgage loans is the average of the interbank offered rates for six month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "SIX-MONTH LIBOR LOAN INDEX") and as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the applicable Index becomes unavailable or otherwise unpublished, the applicable servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

FIRST NLC UNDERWRITING GUIDELINES

    GENERAL

    The information set forth below has been provided by First NLC.

    On February 16, 2005, Friedman, Billings, Ramsey Group, Inc. acquired, through a wholly-owned subsidiary, 100% of the equity interests of NLC Financial Services, LLC which is the parent of First NLC.

    First NLC's underwriting guidelines are designed to evaluate a borrower's credit history, his or her capacity, willingness and ability to repay the loan and the value and adequacy of the collateral. First NLC's underwriting guidelines are established by a group composed of First NLC's chief credit officers, senior credit officers and the President and Chief Operating Officer. First NLC also invites other credit officers and sales and operational managers to make contributions to these policies. The members of this group meet regularly to review proposed changes to the First NLC underwriting guidelines.

    UNDERWRITING PERSONNEL

    All underwriting is performed by internal underwriting personnel, who are a part of the loan origination teams. First NLC does not delegate underwriting authority to any broker or third-party. Underwriters review and underwrite each loan package and then either grant a conditional approval on the terms requested, provide a counteroffer approval on the best terms First NLC is willing to offer the borrower, or deny the application. Once a loan is conditionally approved, processors process the loan in accordance with the terms and conditions of the conditional approval. Before closing, each conditionally approved loan is reviewed a second time by an underwriter to determine that the conditions specified in the conditional approval have all been met or waived.

    A senior credit officer, whom First NLC believes has the additional experience and leadership qualities necessary to make high-level credit decisions, oversees each loan origination team. The senior credit officer is responsible for managing the underwriters and processors on his or her team, as well as managing the loan pipeline and other customer service requirements. The senior credit officers report directly to an operations manager in their region. Additionally, they report to the assistant chief credit officer in their region for issues such as guideline changes, industry trends or other feedback relating to the loan origination process. First NLC's 15 senior credit officers each have a minimum of eight years of industry experience and its 5 chief credit officers each have over 13 years individually and a combined 94 years of industry experience.

    LOAN APPLICATION AND DOCUMENTATION

    Each borrower must complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and other personal information. First NLC also requires independent documentation as part of its underwriting process. At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required, and First NLC also requires an appraisal, a title commitment, and other income-verification materials. The credit report contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Derogatory credit items are disregarded if they are included in the overall credit score. All serious derogatory credit items, such as bankruptcies or foreclosures, must be satisfactorily addressed by the applicant.

    APPRAISALS

    Appraisals are performed by licensed, third-party, fee-based appraisers who are hired by the borrower or broker and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. First NLC does not require its borrowers to use any particular appraiser; however, it maintains a list of appraisers whose appraisals it will not accept. An appraisal may not be more than 120 days old on the day the loan is funded.

    First NLC requires its underwriters to review all third-party appraisals against an appraisal checklist of qualitative standards, such as square footage, zoning status, comparable property information and improvements. If the underwriters are not satisfied with the accuracy of the third-party appraisal, they will request that a senior credit officer review the appraisal. In addition, First NLC employs in-house state-certified appraisers who review each third-party appraisal that the underwriters are not able to approve because of a failure to meet the qualitative standards. Staff appraisers may require a field review of the property, review additional comparable properties or order a complete second appraisal to verify the accuracy of the original appraisal. In addition to utilizing automated appraisal tools, staff appraisers may work with independent, third-party appraisers to ensure that the appraisals meet First NLC's qualitative standards.

    VERIFICATION OF INCOME

    First NLC's underwriting guidelines require verification of the borrower's income. First NLC has two levels of income documentation requirements, referred to as "full documentation" and "stated income documentation" programs. Under each of these programs, First NLC reviews the loan applicant's source of income, calculate the amount of income from sources indicated on the loan application or similar documentation and calculate debt-to-income ratios to determine the applicant's ability to repay the loan. Under the full documentation program, applicants are required to submit income verification for the previous two calendar years as well as year-to-date information. Under the stated income documentation program, First NLC evaluates applicants based upon income as stated in the mortgage loan application.

Under both programs, First NLC generally verifies by telephone employment and/or proof of business existence and income, and self-employed applicants may be required to submit a business license. Verification of the source of funds, if any, required to be paid by the applicant at closing is generally required under both documentation programs in the form of a standard verification of deposit, two months' consecutive bank statements or other acceptable documentation. First NLC verify twelve months' mortgage payment or rental history with the related lender or landlord.

    CREDIT CLASSIFICATIONS

    A critical function of First NLC's underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. First NLC has established seven principal classifications, from "A" to "C," with respect to the credit profile of potential borrowers, and it assigns a rating to each loan based upon these classifications. First NLC has an eighth, generally inactive credit classification, called "C-." First NLC uses two sets of guidelines to assign credit grades to potential borrowers: the Score More Loan Program and the Premier Score Program.

    The Score More Loan Program is based on traditional underwriting techniques, including an analysis of a borrower's financial position, credit history and payment history. The Premier Score Program is based primarily on FICO scores but also takes into consideration other traditional credit information in determining the interest rate and maximum loan-to-value ratio for the loan. First NLC's West Coast division markets the Premier Score Program, with some minor variations, as the Loan Grade Program. The following charts summarize First NLC's lending guidelines for first and second mortgages for the Score More Loan Program and the Premier Score Program:

                       SCORE MORE FULL DOCUMENTATION(1)(2)

                                                                OWNER-OCCUPIED            NON-OWNER-OCCUPIED
                MAXIMUM                                    ------------------------   -------------------------
                MORTGAGE                                    MINIMUM    MAXIMUM LTV                 MAXIMUM LTV
CREDIT        DELINQUENCIES                                  FICO      PURCHASE AND    MINIMUM     PURCHASE AND
GRADE        LAST 12 MONTHS          PROPERTY TYPE           SCORE     REFINANCE(3)   FICO SCORE    REFINANCE
-------     -----------------   ------------------------   ---------   ------------   ----------   ------------
   A        None                Single-family residence       600         100%            600           90%
                                Condominium                   600         100             600           90
                                Townhome                      600         100             600           90
                                Duplex                        650         100             620           80
                                3-4 family unit               620          90             620           80
   A-       One 30-day          Single-family residence       600         100             620           80
                                Condominium                   600         100             620           80
                                Townhome                      600         100             620           80
                                Duplex                        680          95             620           80
                                3-4 family unit               620          85             620           80
   B        Three 30-day        Single-family residence       620          95             620           80
                                Condominium                   600          90             620           80
                                Townhome                      600          90             620           80
                                Duplex                        600          90             620           80
                                3-4 family unit               620          85             620           80
   B-       One 60-day          Single-family residence       560          90             N/A          N/A
                                Condominium                   540          80             N/A          N/A
                                Townhome                      540          80             N/A          N/A
                                Duplex                        540          80             N/A          N/A
   C        One 90-day          Single-family residence       525          85             N/A          N/A
                                Condominium                   540          80             N/A          N/A
                                Townhome                      540          80             N/A          N/A
                                Duplex                        540          80             N/A          N/A

----------
(1) To qualify for a loan under the Score More Full Documentation Program, any foreclosures experienced by the applicant must have occurred no less than three years prior.

(2) The maximum allowable debt-to-income ratio under the Score More Full Documentation Program is 55%.

(3) If the applicant has a history of bankruptcy, the maximum loan-to-value ratio is reduced as follows:

    o If the bankruptcy was discharged at least three years prior, the maximum loan-to-value ratio is unaffected.

    o If the bankruptcy was discharged at least two years prior but less than three years prior, the maximum loan-to-value ratio is 95%.

    o If the bankruptcy was discharged less than two years prior, the maximum loan-to-value ratio is 90%.

        SCORE MORE NO INCOME VERIFICATION AND LIMITED DOCUMENTATION(1)(2)

                                                                OWNER-OCCUPIED            NON-OWNER-OCCUPIED
                MAXIMUM                                    ------------------------   -------------------------
                MORTGAGE                                    MINIMUM    MAXIMUM LTV                 MAXIMUM LTV
CREDIT        DELINQUENCIES                                  FICO      PURCHASE AND    MINIMUM     PURCHASE AND
GRADE        LAST 12 MONTHS          PROPERTY TYPE           SCORE     REFINANCE(3)   FICO SCORE    REFINANCE
-------     -----------------   ------------------------   ---------   ------------   ----------   ------------
   A        None                Single-family residence       650         100%            560           90%
                                Condominium                   680          90             560           85
                                Townhome                      680          90             560           85
                                Duplex                        680          90             N/A          N/A
   A-       One 30-day          Single-family residence       650          90             580           90
                                Condominium                   650          85             580           85
                                Townhome                      650          85             580           85
                                Duplex                        650          85             N/A          N/A
   B        Three 30-day        Single-family residence       620          85             580           90
                                Condominium                   620          80             580           85
                                Townhome                      620          80             580           80
                                Duplex                        620          80             N/A          N/A
   B-       One 60-day          Single-family residence       560          75             560           75
                                Condominium                   560          75             560           70
                                Townhome                      560          75             560           70
                                Duplex                        560          75             N/A          N/A

----------
(1) To qualify for a loan under the Score More No Income Verification and Limited Documentation Program, any foreclosures experienced by the applicant must have occurred no less than three years prior.

(2) The maximum allowable debt-to-income ratio under the Score More No Income Verification and Limited Documentation Program is 55%.

(3) If the applicant has a history of bankruptcy, the maximum loan-to-value ratio is reduced as follows:

    o If the bankruptcy was discharged at least three years prior, the maximum loan-to-value ratio is 100%.

    o If the bankruptcy was discharged at least two years prior but less then three years prior, the maximum loan-to-value ratio is 95%.

    o If the bankruptcy was discharged less than two years prior, the maximum loan-to-value ratio is 90%.

                       PREMIER SCORE FULL DOCUMENTATION(1)

                                                                OWNER-OCCUPIED            NON-OWNER-OCCUPIED
                                                            PURCHASE AND REFINANCE      PURCHASE AND REFINANCE
                                                           ------------------------   -------------------------
                                                            MAXIMUM                    MAXIMUM
CREDIT                                                       CLTV      MAXIMUM LTV       CLTV      MAXIMUM LTV
GRADE          FICO SCORE            PROPERTY TYPE           COMBO      ONE LOAN(2)      COMBO      ONE LOAN(2)
-------     -----------------   ------------------------   ---------   ------------   ----------   ------------
   A        660+                Single-family residence       100%         95%            N/A           85%
                                Condominium                   100          95             N/A           85
                                Townhome                      100          95             N/A           85
                                2-4 family units              100          95             N/A           80
   A-       620-659             Single-family residence       100          95             N/A           85
                                Condominium                   100          95             N/A           85
                                Townhome                      100          95             N/A           85
                                2-4 family units               95          95             N/A           80
   B+       600-619             Single-family residence       100          95             N/A           85
                                Condominium                   100          95             N/A           85
                                Townhome                      100          95             N/A           85
                                2-4 family units              N/A          95             N/A           80
   B        575-599             Single-family residence       N/A          90             N/A           80
                                Condominium                   N/A          90             N/A           80
                                Townhome                      N/A          90             N/A           80
                                2-4 family units              N/A          90             N/A           80
   B-       550-574             Single-family residence       N/A          90             N/A           75
                                Condominium                   N/A          85             N/A           75
                                Townhome                      N/A          85             N/A           75
                                2-4 family units              N/A          80             N/A           75
   C+       525-549             Single-family residence       N/A          85             N/A           70
                                Condominium                   N/A          85             N/A           70
                                Townhome                      N/A          85             N/A           70
                                2-4 family units              N/A          75             N/A           70
   C        500-525             Single-family residence       N/A          80             N/A          N/A
                                Condominium                   N/A          80             N/A          N/A
                                Townhome                      N/A          80             N/A          N/A
                                2-4 family units              N/A          75             N/A          N/A

----------
(1) The maximum allowable debt-to-income ratio under the Premier Score Full Documentation Program is 55%.

(2) If the applicant has a bankruptcy history, the maximum loan-to-value ratio is reduced as follows:

    o If the bankruptcy was discharged at least two years prior, the maximum loan-to-value ratio is unaffected.

    o If the bankruptcy was discharged at least one year prior but less than two years prior, the maximum loan-to-value ratio is 90%.

    o If the bankruptcy was discharged less than one year prior, the maximum loan-to-value ratio is 90% except that if the applicant's FICO score is 575 or less the maximum loan-to-value ratio is 85% and if the applicant's FICO score is 525 or less, the maximum loan-to-value ratio is 80%.

                     PREMIER SCORE NO INCOME VERIFICATION(1)


                                                                OWNER-OCCUPIED            NON-OWNER-OCCUPIED
                                                            PURCHASE AND REFINANCE      PURCHASE AND REFINANCE
                                                           ------------------------   -------------------------
                                                            MAXIMUM                    MAXIMUM
CREDIT                                                       CLTV      MAXIMUM LTV       CLTV      MAXIMUM LTV
GRADE          FICO SCORE            PROPERTY TYPE           COMBO      ONE LOAN(2)      COMBO      ONE LOAN(2)
-------     -----------------   ------------------------   ---------   ------------   ----------   ------------
   A        660+                Single-family residence       100%         90%            N/A           75%
                                Condominium                   100          90             N/A           75
                                Townhome                      100          90             N/A           75
                                2-4 family units              100          90             N/A           75
   A-       620-659             Single-family residence       100          90             N/A           75
                                Condominium                   100          90             N/A           75
                                Townhome                      100          90             N/A           75
                                2-4 family units              100          90             N/A           75
   B+       600-619             Single-family residence       N/A          85             N/A           75
                                Condominium                   N/A          85             N/A           75
                                Townhome                      N/A          85             N/A           75
                                2-4 family units              N/A          85             N/A           75
   B        575-599             Single-family residence       N/A          85             N/A           75
                                Condominium                   N/A          85             N/A           75
                                Townhome                      N/A          85             N/A           75
                                2-4 family units              N/A          85             N/A           75
   B-       550-574             Single-family residence       N/A          75             N/A           70
                                Condominium                   N/A          75             N/A           70
                                Townhome                      N/A          75             N/A           70
                                2-4 family units              N/A          75             N/A           70
   C+       525-549             Single-family residence       N/A          70             N/A          N/A
                                Condominium                   N/A          70             N/A          N/A
                                Townhome                      N/A          70             N/A          N/A
                                2-4 family units              N/A          70             N/A          N/A
   C        500-525             Single-family residence       N/A         N/A             N/A          N/A
                                Condominium                   N/A         N/A             N/A          N/A
                                Townhome                      N/A         N/A             N/A          N/A
                                2-4 family units              N/A         N/A             N/A          N/A

----------
(1) The maximum allowable debt-to-income ratio under the Premier Score No Income Verification Program is 50%.

(2) If the applicant has a bankruptcy history, the maximum loan-to-value ratio is reduced as follows:

    o If the bankruptcy was discharged at least two years prior, the maximum loan-to-value ratio is unaffected.

    o If the bankruptcy was discharged at least one year prior but less than two years prior, the maximum loan-to-value ratio is 90%.

    o If the bankruptcy was discharged less than one year prior, the maximum loan-to-value ratio is 90%, except that if the applicant's FICO score is 575 or less, the maximum loan-to-value ratio is 85% and if the applicant's FICO score is 525 or less, the maximum loan-to-value ratio is 80%.

    EXCEPTIONS AND UPGRADES TO FIRST NLC'S UNDERWRITING GUIDELINES

    First NLC may make exceptions and upgrades to its underwriting guidelines on a case-by-case basis where compensating factors exist. For example, it may determine that an applicant warrants one of the following upgrades or exceptions:

    o   a risk category upgrade;

    o   a debt-to-income ratio exception;

    o   a pricing exception;

    o   a loan-to-value ratio exception; or

    o   an exception from certain requirements of a particular risk category.

    An exception or upgrade may be allowed if the application reflects certain compensating factors, including:

    o   a low loan-to-value ratio;

    o a maximum of one 30-day late payment on all mortgage loans during the last 12 months;

    o   stable employment;

    o   ownership of the current residence for five or more years; or

    o   above average physical condition of the property securing the loan.

    An exception or upgrade may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain applicants may qualify in a more favorable risk category than would apply in the absence of such compensating factors. All exceptions and upgrades are subject to the approval of a senior credit officer or a chief credit officers.

    QUALITY CONTROL

    First NLC reviews its loans for compliance with applicable legal requirements and its underwriting guidelines. First NLC's legal review staff consists of nine auditors and one supervisor, and its credit review staff consists of six credit analysts and one supervisor. Each loan it funds is reviewed for the accuracy of the income documentation, completeness of loan application information and appraisal conformity. Additionally, all loans are reviewed to ensure that prudent underwriting procedures have been followed and sound underwriting judgments have been made. Executed loan packages are reviewed upon return from the closing agent for accuracy and completeness. All loans are subjected to specific post-funding loan tests, including high-cost tests, to verify that First NLC's originations comply with any applicable laws or regulatory requirements. Any significant findings are reported to supervisors and also to members of First NLC's senior management team. Any corrective measures that are required are promptly initiated.

    If fraud is suspected or there has been a default in payments, the loan is subject to further investigation, including re-verification of income and employment and re-appraisal to confirm the value of the collateral. Any significant findings are reported to our senior management team, and corrective actions are taken, including, if circumstances warrant, the termination of the broker relationship.

MANDALAY MORTGAGE UNDERWRITING GUIDELINES

    The information set forth below has been provided by Mandalay.

    GENERAL

    Founded as a division of United Pacific Mortgage in July 1999, Mandalay Mortgage ("MANDALAY") is a wholesale lender providing first and second mortgage products to borrowers on residential properties in the western United States. United Pacific Mortgage is a regional, retail, prime lender with six branches in Southern California. United Pacific Mortgage is privately owned.

    Mandalay focuses on originating mortgage loans to borrowers with unique circumstances, including those with less than perfect credit, that have difficulty proving income, need cash out, require high loan-to-value financing, or otherwise might not qualify for "agency" (Fannie Mae and Freddie Mac) financing. These loans are commonly referred to as "sub-prime" or "non-prime" mortgage loans. Mandalay's mortgage loan originations are primarily wholesale (i.e., conducted through a regional network of mortgage brokers). On a smaller scale, Mandalay funds retail mortgage loans to borrowers who are clients of United Pacific Mortgage. As a HUD-approved, Equal Housing Lender, Mandalay does not discriminate against applicants on the basis of race, color, religion, national origin, gender, marital status, or age (subject to legal age requirements).

    Mandalay's total annual mortgage loan production has increased steadily from $175 million in 2002, $380 million in 2003, $1,400 million in 2004 and $240 million year-to-date as of February 28, 2005. As of February 28, 2005, Mandalay had 180 full time employees. Loans are originated from two production centers, one in Irvine, California and corporate headquarters in Woodland Hills, California.

    UNDERWRITING STANDARDS

    Each mortgage loan originated by Mandalay is underwritten by a Mandalay underwriter, in accordance with Mandalay's underwriting guidelines. Mandalay's underwriting process is intended to assess a loan applicant's credit standing, repayment ability and the value and adequacy of the real property security as collateral for the proposed loan.

    All of Mandalay's prospective mortgage brokers are subjected to a pre-approval process, including verification that all required licenses are current, and are required to sign agreements pursuant to which they represent and warrant compliance with the general guidelines approved by Mandalay and all applicable laws and regulations. Mandalay periodically reviews each of its mortgage broker's performance relative to issues disclosed by Mandalay's quality control and other audit processes, and discontinues relationships with unacceptable performers.

    Approved mortgage brokers are expected to deliver a mortgage loan file that has been completely processed, including but not limited to the applicant's liabilities, income, credit history, employment history, personal information and subject property appraisal. Mandalay obtains its own credit report on each applicant from an independent, nationally recognized credit reporting company to verify that the applicant's credit history satisfies Mandalay's underwriting criteria. Mandalay utilizes credit scores from each of the three major national credit bureaus (Experian, TransUnion, and Equifax) in its underwriting evaluation. The middle credit score of the applicant (or the primary wage earner if there is more than one applicant) is considered the "representative credit score" that is used for underwriting purposes.

    A full appraisal of the property to be used as collateral is required in connection with the origination of each loan. Appraisals are performed by licensed, independent third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are required to address neighborhood conditions, site and zoning status and the condition and value of improvements. Appraisals generally conform to the United Standards of Professional Appraisal Practice and must be on forms acceptable to Fannie Mae and Freddie Mac. Before the mortgage loan is closed, every appraisal is reviewed by either a non-affiliated appraisal review firm, Mandalay's Appraisal Review Department or a qualified underwriter.

    During the underwriting process, Mandalay reviews the loan applicant's source of income, calculates the amount of income from sources indicated on the loan application, reviews the credit history of the applicant, calculates debt-to-income ratios to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed and reviews the property for compliance with Mandalay's guidelines.

    To determine the final terms offered to any non-Zoom applicant, Mandalay's underwriting guidelines are applied in a standardized, two-tiered approach, which complies with applicable federal and state laws and regulations. The first tier looks at the applicant's creditworthiness. Based on the applicant's mortgage or rental payment history for the past 12 months, as well as bankruptcy and foreclosure history, the applicant will be assigned a credit grade classification of "A1," "A2," "B," "C1" or "C2." The second tier is based on the applicant's representative credit score and the requested loan-to-value ratio.

    Final terms may also be affected by an applicant's level of income verification. Mandalay offers "Full Documentation," "Limited Documentation," "Lite Documentation," or "Stated Income" programs. Under the Full Documentation program, applicants are generally required to submit the most recent W-2 or 1040 and year-to-date pay stub. In lieu of the aforementioned, 12 to 24 months of consecutive bank statements may be used in qualifying applicants. Self-employed applicants may document 12 to 24 months income by providing personal and business tax returns with year-to-date profit and loss statements. Alternatively, self-employed applicants may submit 12 to 24 months of personal or business bank statements. Under the Limited Documentation program, applicants at combined loan-to-value in excess of 90% are generally required to submit 12 months of consecutive personal or business bank statements. Under the Lite Documentation program, applicants are generally required to submit a year-to-date pay stub or personal bank statements, in each case covering at least the preceding six months. Self-employed applicants are required to submit 6 months consecutive personal or business bank statements. Under the Stated Income program, applicants are evaluated based upon income as stated in the mortgage loan application. Under all programs, Mandalay may verify employment, business or income by telephone. Self employed applicants may be required to submit a business license or other documentation to verify their status.

    Mandalay originates loans under one set of underwriting guidelines, with a variety of loan programs. The key distinguishing features of each program are the documentation required, loan-to-value ratio, mortgage and consumer credit payment history, property and occupancy type and the credit score necessary to qualify under a particular program.

    The Core Traditional product line is the basis for Mandalay's guidelines and is broken down into Credit Grades as follows:

        "A1": Borrowers who qualify for Mandalay's "A1" Credit Grade have had no mortgage or rental 30 day late payments in the past 12 months and have not had a foreclosure or bankruptcy (Chapter 7 discharge or Chapter 13 filing) within the past 3 years. The primary wage earner must have a minimum representative credit score of 500. This credit grade allows for a maximum loan amount of $500,000, a maximum loan-to-value ratio of 100% (with credit scores of 580 or greater) and debt-to-income ratios up to 55% (for loan-to-value ratios up to 80%). Generally, the underwriting guidelines call for the applicant to have a minimum credit history that reflects credit activity on 3 separate trade accounts with a history of 2 years. However, for lower loan-to-value ratios (up to 70%) that requirement is reduced to 1 trade with a 1 year history. For applicants using Lite Documentation, the maximum loan-to-value ratio is 90%, while the maximum for Stated Documentation allows for 95% with credit scores at or above 640. Non-owner occupied loans are available up to 90% loan-to-value for Full Document loans, 90% for Lite Document loans and 85% for Stated Income loans.

        "A2": Borrowers who qualify for Mandalay's "A2" Credit Grade have had up to 3 mortgage or rental 30 day late payments in the past 12 months and have not had a foreclosure or bankruptcy (Chapter 7 discharge or Chapter 13 filing) within the past 2 years (18 months for bankruptcy is allowed when the loan-to-value ratio is less than or equal to 75%). The primary wage earner must have a minimum representative credit score of 500. The credit grade allows for a maximum loan amount of $500,000, a maximum loan-to-value ratio of 100% (with credit scores of 600 or greater and only one 30 day mortgage late payment in the past 12 months) and debt-to-income ratios up to 55% (for loan-to-value ratios up to 80%). Generally, the underwriting guidelines call for the applicant to have a minimum credit history that reflects credit activity on 3 separate trade accounts with a history of 2 years. However, for lower loan-to-value ratios (up to 65%) that requirement is reduced to 1 trade with a 1 year history. For applicants using Lite Documentation, the maximum loan-to-value ratio is 90%, and the maximum for Stated Documentation is 90%. Non-owner occupied loans are available up to 90% loan-to-value for Full Document loans, 90% for Lite Document loans and 80% for Stated Income loans.

        "B": Borrowers who qualify for Mandalay's "B" Credit Grade have had unlimited mortgage or rental 30 day late payments, up to 1 mortgage or rental 60 day late payments in the past 12 months and have not had a foreclosure within the past 18 months or bankruptcy (Chapter 7 discharge or Chapter 13 filing) within the past 12 months. The primary wage earner must have a minimum representative credit score of 500. This credit grade allows for a maximum loan amount of $500,000, a maximum loan-to-value ratio of 90% (with credit scores of 600 or greater and up to four 30 day mortgage late payments in the past 12 months) and debt-to-income ratios up to 55% (for loan-to-value ratios up to 80%). Generally, the underwriting guidelines call for the applicant to have a minimum credit history that reflects credit activity on 2 separate trade accounts with a history of 1 year. However, for lower loan-to-value ratios (less than 65%) that requirement is reduced to 1 trade with a 1 year history. For applicants using Lite Documentation, the maximum loan-to-value ratio is 85%, and the maximum for Stated Documentation is 80%. Non-owner occupied loans are available up to 80% loan-to-value for Full Document loans, 80% for Lite Document loans and 70% for Stated Income loans.

        "C1": Borrowers who qualify for Mandalay's "C1" Credit Grade have had unlimited mortgage or rental 30 or 60 day late payments, up to 2 mortgage or rental 90 day late payments in the past 12 months and have not had a foreclosure within the past 12 months or bankruptcy (Chapter 7 discharge or Chapter 13 filing) within the past 6 months. The primary wage earner must have a minimum representative credit score of 500. This credit grade allows for a maximum loan amount of $500,000, a maximum loan-to-value ratio of 80% (with credit scores of 600 or greater and up to one 90 day mortgage late payment in the past 12 months) and debt-to-income ratios up to 55%. Generally, the underwriting guidelines call for the applicant to have a minimum credit history that reflects credit activity on 2 separate trade accounts with a history of 1 year. However, for lower loan-to-value ratios (up to 65%) that requirement is reduced to 1 trade with a 1 year history. For applicants using Lite Documentation, the maximum loan-to-value ratio is 75%, and the maximum for Stated Documentation is 70%. Non-owner occupied loans are available up to 70% loan-to-value for Full Document loans, 70% for Lite Document loans and 60% for Stated Income loans.

        "C2": Borrowers who qualify for Mandalay's "C2" Credit Grade have had unlimited mortgage or rental 30, 60 or 90 day late payments, up to 1 mortgage or rental 120 day late payment in the past 12 months and may be 1 day out of foreclosure or bankruptcy (Chapter 7 discharge or Chapter 13 filing). The primary wage earner must have a minimum representative credit score of 500. This credit grade allows for a maximum loan amount of $350,000, a maximum loan-to-value ratio of 65 and debt-to-income ratios up to 55%. Generally, the underwriting guidelines call for the applicant to have a minimum credit history that reflects credit activity on 1 trade account with a history of 1 year. This offering is exclusively available on Full Documentation loans.

    In addition to the Core Traditional programs described above, Mandalay originates loans under the following programs:

    1. 80/20 Combinations: Using the A1 (to 1 x 30) credit grade guidelines, Mandalay offers borrowers the opportunity to finance their property up to 100% of the appraised value using a combination 80% loan-to-value first mortgage and a 20% second mortgage. The standard program allows for combined loan amounts up to $650,000.

    2. Jumbo loans: Using the A1 (to 1 x 30) credit guidelines, Mandalay offers first mortgages up to $750,000. For Full Document loans, the maximum loan amount is $750,000 with a credit score greater than 599 and loan-to-value ratio of 75% of less. Loan amounts up to $650,000 are available with a credit score greater than 619 up to 80% loan-to-value, or to 85% loan-to-value with a credit score greater than 679. Lite Documentation and Stated Income loans are also available at reduced loan-to-value ratios and loan amounts.

    3. Jumbo 80/20 Combinations: Using the Jumbo guidelines above, Mandalay offers 100% financing up to $800,000, combining a Jumbo first mortgage with a second mortgage up to $160,000.

    4. Interest Only: Mandalay offers an Interest Only feature on most first mortgage products. On the Core Traditional products, this feature requires a minimum credit score of 550, with the exception of Stated Income loans where the borrower is a salaried wage earner, in which case a credit score of 620 is required.

    5. Zoom: Mandalay offers a credit score based program which disregards an unlimited number of mortgage or rental payments which were 30, 60 or 90 days late in the past 12 months. This program offers borrowers the opportunity to finance their property up to 100% of the appraised value using a combination 80% loan-to-value first and a 20% second mortgage. Zoom requires a minimum credit score of 580, limits a first mortgage at $650,000 and a second mortgage at $200,000.

    Exceptions. It should be noted that the above are Mandalay's guidelines. While most loans originated conform to these guidelines, exceptions are permitted and should be expected. Examples of common exception requests are: (1) exceeding the maximum loan-to-value ratio, (2) exceeding the maximum debt-to-income ratio, and (3) exceeding the maximum loan amount restrictions. When an exception to the guidelines is requested, the underwriter must identify compensating factors to warrant granting the request. Compensating factors include, but are not limited to, low loan-to-value ratios, long term history of home ownership, perfect mortgage payment history, long term job stability, and significant verified assets. The underwriter must obtain approval from their supervisor prior to granting any exception request.

GOLDMAN SACHS MORTGAGE CONDUIT PROGRAM

    GENERAL

    The information set forth below has been provided by GSMC.

    GSMC acquires its mortgage loans through two primary channels: (i) its conduit program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

    All of the mortgage loans acquired by GSMC through its conduit program were acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

MORTGAGE CONDUIT UNDERWRITING GUIDELINES

    The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC are different from and, in some cases, less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae and Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

    Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

    Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the LTV ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

    In addition to its "full" documentation program, loans acquired by GSMC through its conduit program may also be originated under the following limited documentation programs: "reduced income," "stated income," "stated income/stated assets" or "no doc." These limited documentation programs are designed to streamline the underwriting process.

    The "reduced income," "stated income," "stated income/stated asset" and "no doc" programs generally require less documentation and verification than do "full" documentation programs.

    Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least one year of income documentation is provided. Employment history must also be verified by the originating lender.

    Generally, the "reduced" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "reduced" documentation programs only six months of income documentation is generally provided. Employment history must also be verified by the originating lender.

    Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender.

    Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

    Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

    The following charts summarize GSMC's maximum loan-to-value ratio requirements under its various documentation programs:

                               FULL DOCUMENTATION

                 OWNER OCCUPIED          2ND HOME          NON-OWNER OCCUPIED
               ------------------    ------------------    ------------------
  MINIMUM      MAXIMUM    MAXIMUM    MAXIMUM    MAXIMUM    MAXIMUM    MAXIMUM
FICO SCORE     LTV(1)     CLTV(1)    LTV(1)     CLTV(1)    LTV(1)     CLTV(1)
----------     -------    -------    -------    -------    -------   --------
   700           100%       100%        95%        95%        90%        90
   680           100        100         95         95         90         90
   640           100        100         90         90         90         90
   620           100        100         90         90         85         90
   600           100        100         90         90         85         90
   580            90         95         90         90         80         90
   560            90         95         85         90         75         90
   540            85         95        n/a        n/a        n/a        n/a

----------
(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                              REDUCED DOCUMENTATION

                 OWNER OCCUPIED           2ND HOME         NON-OWNER OCCUPIED
               ------------------    ------------------    ------------------
  MINIMUM      MAXIMUM    MAXIMUM    MAXIMUM    MAXIMUM    MAXIMUM    MAXIMUM
FICO SCORE     LTV(1)     CLTV(1)    LTV(1)     CLTV(1)    LTV(1)     CLTV(1)
----------     -------    -------    -------    -------    -------    -------
   700           100%       100%        95%        95%        85%        90%
   680           100        100         90         90         85         90
   640           100        100         90         90         80         90
   620            95         95         85         90         75         90
   600            90         90         85         90         75         90
   580            90         90         80         90         75         90
   560            85         90         80         80         75         90
   540            80         90        n/a        n/a        n/a        n/a

----------
(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

            STATED INCOME / STATED INCOME STATED ASSET DOCUMENTATION

                 OWNER OCCUPIED           2ND HOME         NON-OWNER OCCUPIED
               ------------------    ------------------    ------------------
  MINIMUM      MAXIMUM    MAXIMUM    MAXIMUM    MAXIMUM    MAXIMUM    MAXIMUM
FICO SCORE     LTV(1)     CLTV(1)    LTV(1)     CLTV(1)    LTV(1)     CLTV(1)
----------     -------    -------    -------    -------    -------    -------
   700           100%       100%        90%        90%        85%        90%
   680           100        100         90         90         80         90
   640            90        100         85         90         80         90
   620            85         90         80         90         75         90
   600            85         90         80         90         70         90
   580            80         90         75         90         70         90
   560            75         90         65         90         60         90

----------
(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                                NO DOCUMENTATION

                 OWNER OCCUPIED           2ND HOME         NON-OWNER OCCUPIED
               ------------------    ------------------    ------------------
  MINIMUM      MAXIMUM    MAXIMUM    MAXIMUM    MAXIMUM    MAXIMUM    MAXIMUM
FICO SCORE     LTV(1)     CLTV(1)    LTV(1)     CLTV(1)    LTV(1)     CLTV(1)
----------     -------    -------    -------    -------    -------    -------
   700            95%        95%        85%        85%        80%        80%
   680            90         90         85         85         75         75
   660            85         85         80         80         70         70

----------
(1) The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

    An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

ACOUSTIC UNDERWRITING GUIDELINES

    GENERAL

    The information set forth below has been provided by Acoustic.

    Acoustic Home Loans, LLC is a Delaware limited liability company based in Orange County, California. Acoustic was formed in 2003 by Frank Curry and Rich Ladd (President and Chief Operating Officer, respectively) and is a nationwide wholesale, "NonPrime Plus(TM)" (everything but prime) residential mortgage lender. Acoustic originates loans through a nationwide network of independent loan brokers approved by Acoustic. Acoustic lends in 46 states, has 2,750 approved brokers, and has funded more than $1.4 billion of residential mortgage loans.

    UNDERWRITING STANDARDS

    All of the Acoustic mortgage loans were originated by Acoustic, generally in accordance with the underwriting criteria described in this section. The following is a general summary of the underwriting guidelines Acoustic has generally applied, with some variation, with respect to the Acoustic mortgage loans. This summary does not purport to be a complete description of the underwriting standards of Acoustic.

    Acoustic's underwriting guidelines are primarily intended to evaluate:

    o   The borrower's credit standing;

    o The borrower's ability to repay the mortgage loan on the agreed terms and conditions; and

    o The value and adequacy of the mortgaged property as collateral to secure repayment of the mortgage loan.

    Acoustic does not, under any circumstances, approve mortgage loans to borrowers based solely on the value of the collateral.

    Underwriters are required to document the basis for approval for each mortgage loan. On a case-by-case basis, Acoustic may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. In all instances the borrower must have acceptable credit and the ability to repay the loan on the agreed terms and conditions.

    The underwriting guidelines apply to first-lien mortgage loans with the following loan terms:

    o Fixed-rate loans: 30/30, 20/20, and 15/15. Additional fully amortized terms (such as 10/10 or 5/5) are available on a case-by-case basis.

    o   Fixed/adjustable rate loans: 2/28, 3/27.

    DOCUMENTATION

    Acoustic's underwriters verify the income of each borrower under the three documentation types as follows:

    Full Doc - borrowers are required to submit verification of stable income covering a period of two years.

    Limited Doc - borrower is qualified based on verification of adequate cash flow by means of personal or business bank statements covering a period of one year.

    Stated Doc - borrowers may derive their income from a variety of sources, including earned wages, self-employment, rental income, and/or incidentals. Income from all sources must be documented on the loan application, with additional documentation provided, as described below:

    o Verbal Verification of Employment (VOE) verifying length of employment and position, and completed within the last 30 days is acceptable.

    o The borrower's employment and income sources must be shown on the mortgage loan application.

    o The stated income for the borrower's occupation must be reasonable and is subject to the underwriter's discretion.

    o   A minimum FICO score of 500 is required.

    o Self Employed - copy of current business license if the state requires a license; borrower's employment and income sources; stated income for borrower's occupation must be reasonable and subject to the underwriter's discretion.

    o Borrowers who have more than 50% of their income derived from fixed income are not eligible for stated income programs.

    APPRAISALS

    Acoustic recognizes that the soundness of a loan portfolio secured by real estate and real estate investments, and those of its clients, depends to a significant extent on the quality, accuracy and timeliness of the real estate appraisals it procures. Acoustic's policy is to:

    o Establish standards with respect to acceptable appraisals and evaluations.

    o Comply in all respects with the application rules, regulations as set forth by federal and state agencies.

    o Designate the Chief Appraiser as being responsible for the development to which Acoustic must adhere.

    ACCEPTABLE COLLATERAL

    The following properties are acceptable to Acoustic's lending requirements;

    o   Single-family detached and attached dwellings;

    o   A unit in a planned unit development;

    o   A unit in a condominium;

    o   Townhome;

    o   Two-to-four family dwellings;

    o Manufactured (modular or panelized) factory built homes attached to permanent foundations; and

    o Residential properties consisting of multiple parcels that are contiguous. Total property size (reflects all lots) cannot exceed 10 acres.

    RISK CATEGORIES

    Acoustic's underwriting guidelines with respect to each risk category generally require:

    o Debt-to-income ratios of 55% or less on mortgage loans with loan-to-value ratios of 90% or less, however, debt-to-income ratios of 50% or less are required on loan-to-value ratios greater than 80%; and

    o   Minimum FICO score of at least 500.

    In addition, the various risk categories generally have the following criteria for borrower eligibility:

        "AA": Borrower must have no 30 day late mortgage payments within the last 12 months and must have no bankruptcies in the last 24 months and no foreclosures or notices of default in the last 36 months. The maximum loan-to-value ratio is 100% with a minimum credit score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non owner-occupied properties, properties with 3-4 units, or properties with rural characteristics.

        "A": Borrower must have not more than one 30 day late mortgage payment within the last 12 months and must have no bankruptcies in the last 24 months and no foreclosure or notices of default in the last 24 months. The maximum loan-to-value ratio is 100% with a minimum credit score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non owner-occupied properties, properties with 3-4 units, or properties with rural characteristics.

        "A-": Borrower must have not more than four 30 day late mortgage payments within the last 12 months and must have no bankruptcies in the last 24 months and no foreclosure or notices of default in the last 24 months. The maximum loan-to-value ratio is 95% with a minimum credit score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non owner-occupied properties, properties with 3-4 units, or properties with rural characteristics.

        "B": Borrower must have not more than two 60 day late mortgage payment within the last 12 months and must have no bankruptcies in the last 18 months and no foreclosure or notices of default in the last 18 months. The maximum loan-to-value ratio is 90% with a credit score of 540. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non owner-occupied properties, properties with 3-4 units, or properties with rural characteristics.

        "C": Borrower must have not more than one 90 day late mortgage payment or three 60-day late mortgage payments within the last 12 months and must have no bankruptcies in the last 12 months and no foreclosure or notices of default in the last 12 months. The maximum permitted loan-to-value ratio is 80% with a minimum credit score of 540. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non owner-occupied properties, properties with 3-4 units, or properties with rural characteristics.

        "C-": Borrower has bankruptcy that must be discharged through closing. The maximum permitted loan-to-value ratio is 70% with a minimum credit score of 500. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non owner-occupied properties, properties with 3-4 units, or properties with rural characteristics.

CREDIT SCORES

    Credit scores are obtained by many lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness (the "CREDIT SCORES"). Credit Scores are generated by models developed by a third-party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

    The tables on Schedule A set forth certain information as to the Credit Scores of the related mortgagors and for the mortgage loans in the aggregate obtained in connection with the origination of each mortgage loan.

                                  THE SERVICERS

GENERAL

    It is expected that on or about April 1, 2005, and based upon scheduled principal balances of the mortgage loans as of the cut-off date, First NLC will complete the transfer of servicing of approximately 33.21% of the First NLC mortgage loans to Countrywide, and Acoustic will complete the transfer of the servicing of the Acoustic mortgage loans to Countrywide, each in accordance with the servicing transfer provisions of an interim servicing agreement between Acoustic or First NLC, respectively. Thereafter, Countrywide will act as servicer for the Mandalay mortgage loans, the Conduit mortgage loans, the Acoustic mortgage loans, and approximately 33.21% of the mortgage loans acquired by GSMC from First NLC based upon scheduled principal balances of the mortgage loans as of the cut-off date.

    It is expected that as of the closing date, JPMorgan will act as servicer for approximately 66.79% of the mortgage loans acquired by GSMC from First NLC, based upon scheduled principal balances of the mortgage loans as of the cut-off date.

    Once the transfers of servicing to Countrywide have been completed, and based upon scheduled principal balances of the mortgage loans as of the cut-off date, Countrywide will act as servicer for approximately 72.80% of the mortgage loans and JPMorgan will act as servicer for approximately 27.20% of the mortgage loans. Thereafter, the servicers will be required to service the mortgage loans in accordance with the pooling and servicing agreement.

    The information contained in this prospectus supplement with regard to the servicers has been provided by them.

    We cannot assure you that the delinquency, foreclosure and loss experience on the mortgage loans will correspond to the delinquency and foreclosure experience set forth in the tables below. The statistics shown in the tables below represent the delinquency and foreclosure experience for the servicers' specified mortgage loan servicing portfolio only for the periods presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans included in the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool. In particular, the investors should note that newly originated loans will not be added to the mortgage loan pool, and the mortgage loan pool will therefore consist of a static pool of mortgage loans, whereas new mortgage loans are continually being originated and added to the pool for which the statistics in the tables below are compiled. Accordingly, the actual delinquency and foreclosure experience of the mortgage loans in the mortgage loan pool may be substantially higher than those indicated in the tables below. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicers. In addition, adverse economic conditions may affect the timely payment by the mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Therefore, we cannot predict to what degree the actual delinquency and foreclosure loss experience on the mortgage loans will correspond to the statistical information set forth below. Moreover, the mortgage loans were acquired from entities other than the servicers of those mortgage loans. Consequently, the delinquency, foreclosure and loan loss experience set forth in the tables below may not necessarily be material to a prospective investor's decision to invest in the Offered Certificates.

COUNTRYWIDE HOME LOANS SERVICING LP

    GENERAL

    Countrywide will service the mortgage loans in accordance with the pooling and servicing agreement. Countrywide's obligations with respect to the mortgage loans are limited to its contractual servicing obligations.

    The principal executive offices of Countrywide are located at 7105 Corporate Drive, Plano, Texas 75024. The servicer is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation ("COUNTRYWIDE HOME LOANS"). Countrywide GP, Inc. owns a 0.1% interest in the servicer and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in the servicer and is a limited partner.

    Countrywide Home Loans established the servicer in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February 2001, Countrywide Home Loans transferred to the servicer all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to the servicer all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to the servicer upon sale or securitization of the related mortgage loans. The servicer is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that the servicer will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other servicers.

    In connection with the establishment of the servicer, certain employees of Countrywide Home Loans became employees of the servicer. The servicer has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

    The servicer is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial Corporation, a Delaware corporation, and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of December 31, 2004, the servicer had a net worth of approximately $11.9 billion.

    COUNTRYWIDE HOME LOANS

    Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial, formerly known as Countrywide Credit Industries, Inc. The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first lien, fixed or adjustable-rate mortgage loans secured by single family residences. Except as otherwise indicated, reference in the remainder of this prospectus supplement to "COUNTRYWIDE HOME LOANS" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including the servicer.

    Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of December 31, 2004, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $838.322 billion, substantially all of which are being serviced for unaffiliated persons. As of December 31, 2004, Countrywide Home Loans provided servicing for approximately $91.00 billion in subprime mortgage loans.

    LOAN SERVICING

    The servicer has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

        (a)     collecting, aggregating and remitting mortgage loan payments;

        (b)     accounting for principal and interest;

        (c) holding escrow (impound) funds for payment of taxes and insurance;

        (d)     making inspections as required of the mortgaged properties;

        (e) preparation of tax related information in connection with the mortgage loans;

        (f)     supervision of delinquent mortgage loans;

        (g)     loss mitigation efforts;

        (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

        (i) generally administering the mortgage loans, for which it receives servicing fees.

    Billing statements with respect to mortgage loans are mailed monthly by the servicer. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by the servicer to the mortgagor with such statements.

    COLLECTION PROCEDURES

    When a mortgagor fails to make a payment on a subprime mortgage loan, the servicer attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to the servicer's subprime servicing procedures, the servicer generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

    Once foreclosure is initiated by the servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

    If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, the servicer may liquidate the mortgaged property and charge off the loan balance which was not recovered through liquidation proceeds.

    Servicing and charge off policies and collection practices with respect to subprime mortgage loans may change over time in accordance with, among other things, the servicer's business judgment, changes in the servicing portfolio and applicable laws and regulations.

    FORECLOSURE AND DELINQUENCY EXPERIENCE

    The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of subprime mortgage loans serviced by Countrywide Home Loans. A subprime mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one-month of the related due date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the mortgage loans to be transferred to the trust, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the mortgage loans to be transferred to the trust. The sum of the columns below may not equal the total indicated due to rounding.

    For purposes of the following table:

    o the period of delinquency is based on the number of days payments are contractually past due;

    o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

    o the "FORECLOSURE RATE" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

    o the "BANKRUPTCY RATE" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                             COUNTRYWIDE DELINQUENCY AND FORECLOSURE EXPERIENCE
                                     ------------------------------------------------------------------
                                         AS OF DECEMBER 31, 2001            AS OF DECEMBER 31, 2002
                                     -------------------------------    -------------------------------
                                     PRINCIPAL BALANCE    PERCENTAGE    PRINCIPAL BALANCE    PERCENTAGE
                                     -----------------    ----------    -----------------    ----------
Total Portfolio.................     $  19,551,859,542        100.00%   $  23,376,785,559        100.00%
Delinquency Percentage
  30-59 Days....................     $   1,662,686,953          8.50%   $   1,698,025,366          7.26%
  60-89 Days....................     $     531,709,311          2.72%   $     603,338,252          2.58%
  90+ Days......................     $     305,081,596          1.56%   $     331,724,070          1.42%
                                     -----------------    ----------    -----------------    ----------
Sub-Total.......................     $   2,499,477,860         12.78%   $   2,633,087,689         11.26%
                                     -----------------    ----------    -----------------    ----------
Foreclosure Rate................     $     741,761,799          3.79%   $     710,578,271          3.04%
Bankruptcy Rate.................     $     519,059,001          2.65%   $     700,006,578          2.99%

                                             COUNTRYWIDE DELINQUENCY AND FORECLOSURE EXPERIENCE
                                     ------------------------------------------------------------------
                                         AS OF DECEMBER 31, 2003            AS OF DECEMBER 31, 2004
                                     -------------------------------    -------------------------------
                                     PRINCIPAL BALANCE    PERCENTAGE    PRINCIPAL BALANCE    PERCENTAGE
                                     -----------------    ----------    -----------------    ----------
Total Portfolio.................     $  37,331,744,428        100.00%   $  91,001,908,561        100.00%
Delinquency Percentage
  30-59 Days....................     $   2,321,525,725          6.22%   $   5,810,905,853          6.39%
  60-89 Days....................     $     721,702,761          1.93%   $   1,842,655,057          2.02%
  90+ Days......................     $     252,964,195          0.68%   $     722,265,203          0.79%
                                     -----------------    ----------    -----------------    ----------
Sub-Total.......................     $   3,296,192,681          8.83%   $   8,375,826,114          9.20%
                                     -----------------    ----------    -----------------    ----------
Foreclosure Rate................     $     765,232,333          2.05%   $   1,403,094,666          1.54%
Bankruptcy Rate.................     $     723,728,241          1.94%   $     864,476,076          0.95%

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

    GENERAL

    JPMorgan Chase Bank, National Association ("JPMORGAN") is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMorgan's main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

    Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC ("CHF"), a wholly-owned, limited liability corporation. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC") was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity. JPMorgan will be the servicer of all originations and servicing rights purchases occurring on or after January 1, 2005 and will engage CHF as its subservicer. CHF is engaged in the business of servicing mortgage loans and will continue to directly service its servicing portfolio existing prior to January 1, 2005.

    In its capacity as Servicer, JPMorgan will be responsible for servicing certain of the First NLC mortgage loans in accordance with the terms set forth in the pooling and servicing agreement. JPMorgan may perform any or all of its obligations under the pooling and servicing agreement through one or more subservicers. JPMorgan has engaged CHF as its subservicer to perform loan servicing activities for the mortgage loans on its behalf. JPMorgan will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if JPMorgan alone were servicing those mortgage loans.

    CHASE HOME FINANCE LLC

    Due to the recent restructuring of its mortgage operations JPMorgan does not have meaningful historical servicing data. As a result and due to JPMorgan's engagement of CHF as its subservicer, CHF is providing below historical delinquency, foreclosure and loan loss data for its portfolio of fixed rate and adjustable rate subprime mortgage loans which were originated or purchased by CHF and subsequently securitized in asset-backed transactions (the "CHF SUBPRIME SECURITIZED SERVICING PORTFOLIO"). The CHF Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of CHF and many of the mortgage loans in the CHF Subprime Securitized Servicing Portfolio have not been outstanding long enough to experience the level of delinquencies, foreclosures and loan losses which might be expected to occur on a larger, more seasoned portfolio of mortgage loans which were underwritten, originated and serviced in a manner similar to the mortgage loans in the CHF Subprime Securitized Servicing Portfolio. Because of the relatively small size and relative lack of seasoning of the CHF Subprime Securitized Servicing Portfolio, there can be no assurance that the delinquency, foreclosure and loan loss experience on the mortgage loans subserviced by CHF for JPMorgan in this transaction will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the mortgage loans subserviced by CHF for JPMorgan in this transaction could be significantly worse. Moreover, the mortgage loans subserviced by CHF for JPMorgan in this transaction were acquired by GSMC from First NLC and were not originated by CHF and as a result, the actual delinquency, loss and foreclosure experience on such mortgage loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

    CHF SUBPRIME SECURITIZED SERVICING PORTFOLIO

    The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the CHF Subprime Securitized Servicing Portfolio.

                  DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE
                  CHF SUBPRIME SECURITIZED SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                  AS OF DECEMBER 31,
                        ------------------------------------------------------------------------------------------------------
                                  2004                      2003                       2002                      2001
                        -----------------------   ------------------------   -----------------------   -----------------------
                        NUMBER OF      DOLLAR     NUMBER OF      DOLLAR      NUMBER OF      DOLLAR     NUMBER OF      DOLLAR
                          LOANS        AMOUNT       LOANS        AMOUNT        LOANS        AMOUNT       LOANS        AMOUNT
                        ---------   -----------   ---------   ------------   ---------   -----------   ---------   -----------
Portfolio ...........      75,898   $ 9,388,238      90,370   $ 11,146,244      73,597   $ 8,326,818      66,278   $ 7,274,554
Delinquency
  30-59 days ........        2.41%         1.83%       2.40%          1.83%       2.69%         2.28%       2.27%         1.96%
  60-89 days ........        0.70%         0.54%       0.84%          0.66%       0.86%         0.72%       0.71%         0.65%
  90 days or more ...        1.75%         1.31%       1.43%          1.15%       1.41%         1.21%       0.89%         0.79%
                        ---------   -----------   ---------   ------------   ---------   -----------   ---------   -----------
Total ...............        4.86%         3.68%       4.67%          3.64%       4.96%         4.21%       3.88%         3.40%
                        =========   ===========   =========   ============   =========   ===========   =========   ===========
Foreclosure rate ....        2.72%         2.20%       2.47%          2.06%       2.65%         2.48%       1.78%         1.64%
REO properties ......         504           N/A         532            N/A         480           N/A         264           N/A

    The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

    The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by CHF pending disposition.

                         LOAN LOSS EXPERIENCE OF THE CHF
                    SUBPRIME SECURITIZED SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                 YEAR ENDING DECEMBER 31,
                                             ----------------------------------------------------------------
                                                  2004             2003             2002             2001
                                             -------------    -------------    -------------    -------------
Average amount outstanding..............     $  10,443,888    $   9,642,035    $   7,902,732    $   5,018,737
Net losses..............................     $      73,858    $      73,504    $      43,458    $      29,783
Net losses as a percentage of average
 amount outstanding.....................              0.71%            0.76%            0.55%            0.59%

    The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by CHF to be uncollectible, less amounts received by CHF as recoveries from liquidation proceeds and deficiency judgments.

    THERE CAN BE NO ASSURANCE THAT THE DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE ON THE MORTGAGE LOANS SUBSERVICED BY CHF FOR JPMORGAN IN THIS TRANSACTION WILL CORRESPOND TO THE DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE SET FORTH IN THE TABLES ABOVE. THEREFORE, NEITHER JPMORGAN NOR CHF CAN PREDICT TO WHAT DEGREE THE ACTUAL DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE ON THE MORTGAGE LOANS SUBSERVICED BY CHF FOR JPMORGAN IN THIS TRANSACTION WILL CORRESPOND TO THE STATISTICAL INFORMATION SET FORTH ABOVE. MOREOVER, THE MORTGAGE LOANS SUBSERVICED BY CHF FOR JPMORGAN IN THIS TRANSACTION WERE ACQUIRED BY GSMC FROM FIRST NLC AND NOT FROM CHF. CONSEQUENTLY, THE DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE SET FORTH IN THE TABLES ABOVE MAY NOT NECESSARILY BE MATERIAL TO A PROSPECTIVE INVESTOR'S DECISION TO INVEST IN THE OFFERED CERTIFICATES.

    In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of mortgage loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of scheduled payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool.

    COLLECTION PROCEDURES. CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dialer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default; whether the delinquency is a temporary or permanent condition; and the mortgagor's attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

                                   THE TRUSTEE

    Deutsche Bank National Trust Company, a national banking association, has an office at 1761 East St. Andrew Place, Santa Ana, California 92705-4934,
Attention: Trust Administration GS05H2. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee's duties are limited solely to its express obligations under the pooling and servicing agreement. See "The Pooling and Servicing Agreement" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

    On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in fourteen classes, the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4, Class R-1, Class R-2, Class P and Class X certificates. Only the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4, Class R-1 and Class R-2 certificates (collectively, the "OFFERED CERTIFICATES") will be offered under this prospectus supplement. The Class R-1 and Class R-2 certificates are referred to as the "RESIDUAL CERTIFICATES" in this prospectus supplement. The Offered Certificates, other than the Residual Certificates and the Class B-4 certificates, are referred to as the "LIBOR CERTIFICATES" in this prospectus supplement. The LIBOR Certificates, together with the Class B-4 certificates, are referred to as the "PRINCIPAL CERTIFICATES" in this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

    The trust fund will consist of:

    o the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date,

    o such assets as from time to time are identified as REO property and related collections and proceeds,

    o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement, and

    o   an interest rate swap agreement.

    The Principal Certificates will be issued and available only in book-entry form, in minimum denominations of $25,000 initial principal amount and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in a different amount. The Residual Certificates will be issued and available only in definitive form, in minimum denominations of $100.

    Voting rights will be allocated among holders of the Principal Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights. The Residual Certificates will not be entitled to any voting rights.

    The certificates represent interests in all of the mortgage loans in the trust fund.

BOOK-ENTRY REGISTRATION

    The Principal Certificates are sometimes referred to in this prospectus supplement as "BOOK-ENTRY CERTIFICATES." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Principal Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "HOLDER" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Principal Certificates will be represented by book entries on the records of DTC and its participating members. All references in this prospectus supplement to the Principal Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

    The beneficial owners of the Principal Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Principal Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal balance or notional amount of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Principal Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

    The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Principal Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

    Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the Principal Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Principal Certificates only indirectly through DTC and its participants.

    Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

    Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

    Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

    Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Principal Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the Principal Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with the persons holding through Euroclear participants.

    Distributions on the book-entry certificates will be made on each Distribution Date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

    Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

    Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

    DTC has advised the depositor that it will take any action permitted to be taken by a holder of the Principal Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

    None of the trust, the depositor, the servicers, or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Description of the Securities--Book-Entry Registration" in the prospectus.

    See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

DEFINITIVE CERTIFICATES

    The Principal Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or (b) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

    Upon the occurrence of any event described in the immediately preceding paragraph, DTC or the trustee, as applicable, will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

    Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the trustee designates the offices of its agent located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

ASSIGNMENT OF THE MORTGAGE LOANS

    Pursuant to certain mortgage loan purchase and warranties agreements, the original loan sellers sold mortgage loans, without recourse, to GSMC. GSMC will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date. However, GSMC will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan on or prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

DELIVERY OF MORTGAGE LOAN DOCUMENTS

    In connection with the sale, transfer and assignment of each mortgage loan to the trust, the depositor will cause to be delivered to the custodian on behalf of the trustee with respect to the Conduit mortgage loans and the Mandalay mortgage loans transferred to the trust and to the trustee with respect to the other mortgage loans transferred to the trust, on or before the closing date, the following documents with respect to each mortgage loan which documents constitute the mortgage file:

        (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee (except for less than 0.49% of the mortgage loans for which there is a lost note affidavit and a copy of the mortgage note);

        (b) except with respect to any Conduit mortgage loan or any Mandalay mortgage loan, the original of any guaranty executed in connection with the mortgage note (if any);

        (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, (i) a copy of the mortgage together with an officer's certificate of the applicable original loan seller (or certified by the title company, escrow agent or closing attorney) stating that the mortgage has been dispatched for recordation and the original recorded mortgage or a copy of such mortgage certified by the appropriate public recording office will be promptly delivered upon receipt by the applicable original loan seller, or (ii) a copy of the mortgage certified by the appropriate public recording office to be a true and complete copy of the recorded original;

        (d) except with respect to each MERS Designated Mortgage Loan, the originals of any intervening mortgage assignment(s), showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee or, in certain limited circumstances, (i) a copy of the intervening mortgage assignment together with an officer's certificate of the applicable original loan seller (or certified by the title company, escrow agent or closing attorney) stating that of such intervening mortgage assignment has been dispatched for recordation and the original intervening mortgage assignment or a copy of such intervening mortgage assignment certified by the appropriate public recording office will be promptly delivered upon receipt by the applicable original loan seller, or (ii) a copy of the intervening mortgage assignment certified by the appropriate public recording office to be a true and complete copy of the recorded original;

        (e) except with respect to each MERS Designated Mortgage Loan, the original mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

        (f) originals of all assumption, modification, consolidation and extension agreements, if any, with evidence of recording;

        (g) an original lender's title insurance policy or a copy of the related policy binder or commitment for title; and

        (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage.

    Pursuant to the pooling and servicing agreement, the custodian and the trustee will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The custodian and the trustee will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date - or, with respect to any Substitute Mortgage Loan delivered to the custodian or the trustee, within thirty days after the receipt of the mortgage file by the trustee - and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

    o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

    o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

    o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

    o each mortgage note has been endorsed as provided in the pooling and servicing agreement.

    If the custodian or the trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, custodian or the trustee, is required to promptly so notify First NLC or Acoustic, as applicable, the applicable servicer and the depositor in writing. The depositor will be required to use reasonable efforts to cause GSMC to remedy a material defect in a document constituting part of a mortgage file of which it is so notified by the custodian or the trustee. If, however, within 60 days (with respect to each First NLC mortgage loan and each Acoustic mortgage loan) or 180 days (with respect to each mortgage loan other than a First NLC mortgage loan or an Acoustic mortgage loan) after the earlier of either discovery by or notice to the depositor of such defect, GSMC has not caused the defect to be remedied, GSMC will be required to purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of repurchase, plus all related accrued and unpaid interest at the applicable interest rate, plus the amount of any outstanding advances owed to and reasonably incurred by any servicer, plus all costs and expenses reasonably incurred by the servicer or the trustee in connection with the mortgage loan or such repurchase and any costs and damages incurred by the trust in connection with any violation by the related mortgage loan of any predatory or abusive lending law. In any case, the purchase price shall be deposited in the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan or, with respect to any mortgage loan, and only within two years of the closing date, GSMC may substitute in lieu of such mortgage loan a Substitute Mortgage Loan and, if applicable, remit to the applicable servicer any Substitution Adjustment Amount. The obligations of GSMC to cure that defect or to substitute (only within two years of the closing date) or repurchase the applicable mortgage loan for that defect will constitute the sole remedies respecting that defect available to the holders of the certificates, the depositor, the servicers, the custodian and the trustee.

REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

    Pursuant to a representations and warranties agreement (the "REPRESENTATIONS AGREEMENT"), GSMC will make certain representations and warranties to the depositor with respect to each mortgage loan as of the closing date. The depositor will convey to the trust, pursuant to the pooling and servicing agreement, its rights under the Representations Agreement. The representations and warranties made by GSMC include, but are not limited to:

        (1) Except with respect to approximately 1.19% of the mortgage loans which were one payment past due as of the cut-off date, no payment required under the mortgage loan is one-month or more delinquent;

        (2) The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect to such mortgage note or mortgage. To the best of GSMC's knowledge, except for less than 0.06% of the mortgage loans, no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the mortgage loan was originated;

        (3) Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire or hazards of extended coverage meeting accepted origination practices;

        (4) The mortgage loan at origination complied in all material respects with all applicable federal, state and local laws;

        (5) The mortgage is a valid, subsisting and enforceable first or second (as applicable) lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all additions, alterations and replacements made at any time with respect to the related mortgaged property, with such exceptions as are generally acceptable to prudent mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such mortgage. The lien of the mortgage is subject only to:

            (A)     the first lien, in case of second lien mortgage loan;

            (B) the lien of current real property taxes and assessments not yet due and payable;

            (C) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

            (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

        (6) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms. To the best of GSMC's knowledge, all parties to the mortgage note, the mortgage and any such other agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such other agreement, and the mortgage note, the mortgage and any such other agreement have been duly and properly executed by such person;

        (7) The mortgage loan is covered by an American Land Title Association lender's title insurance policy or other generally acceptable form of policy;

        (8) Except as otherwise set forth in paragraph (1) above, other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither GSMC nor its affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration;

        (9) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure;

        (10) There is no proceeding pending or, to GSMC's knowledge, threatened for the total or partial condemnation of the mortgaged property, and the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended;

        (11) No mortgage loan is classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost," "covered," (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "threshold" or "predatory" loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

        (12) Except for approximately 0.29% of the mortgage loans, no mortgage loan originated on or after October 1, 2002 imposes a prepayment premium for a term in excess of three years after its origination, unless such mortgage loan was modified to reduce the prepayment period to no more than three years from the date of the mortgage note and the mortgagor was notified in writing of such reduction in prepayment premium period. No mortgage loan originated prior to October 1, 2002, imposes a prepayment premium for a term in excess of five years after its origination;

        (13) No mortgage loan subject to the Georgia Fair Lending Act and secured by property located in the state of Georgia was originated on or after October 1, 2002 and prior to March 7, 2003;

        (14) In connection with the origination of each mortgage loan, no proceeds from any mortgage loan were used to finance or acquire a single-premium credit-life, credit disability, or credit property insurance policy;

        (15) The applicable original loan seller has reported or caused to be reported in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) in its mortgagor credit files to Equifax, Experian and TransUnion Credit Information Company (three of the credit repositories) on a monthly basis; and

        (16) With respect to any mortgage loan originated on or after August 1, 2004, neither the related mortgage nor the related mortgage note requires the mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

    Pursuant to the pooling and servicing agreement or the Representations Agreement, as applicable, upon the discovery by any of a certificateholder, GSMC, the applicable servicer, the depositor, the custodian or the trustee that any of the representations and warranties contained in the Representations Agreement have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee, or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of the Representations Agreement within sixty days of the earlier to occur of the GSMC's discovery of or its receipt of notice of any such breach with respect to a mortgage loan for which it is making representations and warranties, GSMC will be required to:

    o   promptly cure such breach in all material respects,

    o only within two years of the closing date, remove each mortgage loan which has given rise to the requirement for action by GSMC, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest, of the replaced mortgage loans as of the date of substitution, deliver to the depositor the amount of such shortfall (the "SUBSTITUTION ADJUSTMENT AMOUNT"), or

    o repurchase such mortgage loan at a repurchase price equal to the outstanding principal balance of such mortgage loan as of the date of repurchase, plus all related accrued and unpaid interest at the applicable interest rate, plus the amount of any outstanding advances owed to and reasonably incurred by any servicer, plus all costs and expenses reasonably incurred by the applicable servicer or the trustee in connection with the mortgage loan or such repurchase and any costs and damages incurred by the trust in connection with any violation by the related mortgage loan of any predatory or abusive lending law.

    Notwithstanding the foregoing, pursuant to the terms of the Representations Agreement, in the event of discovery by any party to the pooling and servicing agreement that a mortgage loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the Representations Agreement, GSMC will be required to repurchase the related mortgage loan at the repurchase price within sixty days of such discovery or receipt of notice. The repurchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

    The obligations of GSMC to cure such breach or to substitute (only within two years of the closing date) or repurchase the applicable mortgage loan will constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the depositor, the servicers, the custodian and the trustee.

PAYMENTS ON THE MORTGAGE LOANS

    The pooling and servicing agreement provides that each servicer is required to establish and maintain a separate collection account. The pooling and servicing agreement permits each servicer to direct any depository institution maintaining the applicable collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

    Each servicer is obligated to deposit or cause to be deposited in the applicable collection account within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

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    o   all payments on account of principal, including prepayments of principal on the mortgage loans;

    o   all payments on account of interest on the mortgage loans;

    o   all Liquidation Proceeds;

    o all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds or Condemnation Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices;

    o   all Substitution Adjustment Amounts for Substitute Mortgage Loans;

    o all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

    o any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

    The trustee will be obligated to set up a distribution account with respect to the certificates into which each servicer will be required to deposit or cause to be deposited the funds required to be remitted by each servicer on the Servicer Remittance Date.

    The funds required to be remitted by each servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

    o all collections of scheduled principal and interest on the mortgage loans received by the applicable servicer on or prior to the related Determination Date;

    o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the applicable servicer during the related Prepayment Period;

    o all P&I Advances made by the applicable servicer with respect to payments due to be received on the mortgage loans on the related due date; o amounts of Compensating Interest required to be deposited in connection with principal prepayments that are received during the prior calendar month, as described under "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement; and

    o any other amounts required to be placed in the collection account by the applicable servicer pursuant to the pooling and servicing agreement,

    but excluding the following:

        (a) for any mortgage loan with respect to which the applicable servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

        (b) amounts received on a particular mortgage loan with respect to which the applicable servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

        (c)     for such Servicer Remittance Date, the aggregate servicing fee;

        (d) all net income from eligible investments that are held in the collection account for the account of the applicable servicer;

        (e) all amounts actually recovered by the applicable servicer in respect of late fees, assumption fees and similar fees;

        (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

        (g) certain other amounts which are reimbursable to the depositor or the applicable servicer, as provided in the pooling and servicing agreement;

        (h) all funds inadvertently placed in the collection account by the applicable servicer; and (i) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

    The amounts described in clauses (a) through (i) above may be withdrawn by the applicable servicer from the applicable collection account on or prior to each Servicer Remittance Date.

DISTRIBUTIONS

    Distributions on the certificates will be required to be made by the trustee on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in April 2005 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered on the related Record Date.

    Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the trustee or if no wire instructions are provided then by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates its agent's offices located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

    As more fully described in this prospectus supplement, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:

                (1) to interest on each class of Principal Certificates and to the Supplemental Interest Trust, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

                (2) to principal on the classes of Offered Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

                (3) to unpaid interest on the classes of Principal Certificates in the order and subject to the priorities described below under "--Distributions of Interest and Principal";

                (4) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount; and

                (5) to be released to the Class X certificates, in each case, subject to certain limitations set forth below under "--Distributions of Interest and Principal."

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

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

    For any Distribution Date, the "PASS-THROUGH RATE" for each class of Principal Certificates will be a per annum rate as set forth below:

        (i) for the Class A-1 certificates equal to the lesser of (1) One-Month LIBOR plus 0.100% (0.200% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (2) the WAC Cap;

        (ii) for the Class A-2 certificates equal to the lesser of (1) One-Month LIBOR plus 0.200% (0.400% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (2) the WAC Cap;

        (iii) for the Class A-3 certificates equal to the lesser of (1) One-Month LIBOR plus 0.320% (0.640% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (2) the WAC Cap;

        (iv) for the Class M-1 certificates equal to the lesser of (1) One-Month LIBOR plus 0.430% (0.645% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (2) the WAC Cap;

        (v) for the Class M-2 certificates equal to the lesser of (1) One-Month LIBOR plus 0.650% (0.975% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (2) the WAC Cap;

        (vi) for the Class M-3 certificates equal to the lesser of (1) One-Month LIBOR plus 0.700% (1.050% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (2) the WAC Cap;

        (vii) for the Class B-1 certificates equal to the lesser of (1) One-Month LIBOR plus 1.180% (1.770% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (2) the WAC Cap;

        (viii) for the Class B-2 certificates equal to the lesser of (1) One-Month LIBOR plus 1.250% (1.875% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (2) the WAC Cap; and

        (ix) for the Class B-3 certificates equal to the lesser of (1) One-Month LIBOR plus 1.900% (2.850% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (2) the WAC Cap; and

        (x) for the Class B-4 certificates equal to the lesser of (i) 6.000% (6.500% per annum after the first Distribution Date on which the Optional Clean-up Call is exercisable), and (ii) the WAC Cap.

    The "WAC CAP" for any Distribution Date will be a per annum rate equal to the weighted average of the interest rates on the mortgage loans, less the Expense Fee Rate in effect at the beginning of the related Due Period on the mortgage loans, plus any Net Swap Receipts and less any Net Swap Payments for such Distribution Date, in each case converted to a per annum rate on mortgage loans calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. In the case of the Class B-4 Certificates, the WAC Cap will be converted to a rate calculated on the basis of a 360-day year with 30 days in each Interest Accrual Period.

    On each Distribution Date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "PRINCIPAL DISTRIBUTION AMOUNT" for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

    On each Distribution Date, the trustee will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

        (a) from the Interest Remittance Amount, to the Supplemental Interest Trust and to the holders of each class of Principal Certificates in the following order of priority:

                (1) to the Supplemental Interest Trust, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment owed to the Swap Provider, if any;

                (2) concurrently, to the Class A-1, Class A-2 and Class A-3 certificates, their respective Accrued Certificate Interest and Unpaid Interest Amounts (allocated pro rata based on their respective entitlements to those amounts);

                (3) to the Class M-1 certificates, their Accrued Certificate Interest;

                (4) to the Class M-2 certificates, their Accrued Certificate Interest;

                (5) to the Class M-3 certificates, their Accrued Certificate Interest;

                (6) to the Class B-1 certificates, their Accrued Certificate Interest;

                (7) to the Class B-2 certificates, their Accrued Certificate Interest;

                (8) to the Class B-3 certificates, their Accrued Certificate Interest; and

                (9) to the Class B-4 certificates, their Accrued Certificate Interest;

        (b)     (1)     on each Distribution Date (x) prior to the Stepdown Date
    or (y) with respect to which a Trigger Event is in effect, to the holders of the class or classes of Offered Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                    (A)     sequentially:

                            (x) concurrently, to the Class R-1 and Class R-2 certificates, pro rata, until their respective Class Certificate Balances have been reduced to zero, and

                            (y) sequentially, to the Class A-1, Class A-2 and Class A-3 certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                    (B) sequentially, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                (2) on each Distribution Date (x) on and after the Stepdown Date and (y) as long as a Trigger Event is not in effect, to the holders of the class or classes of Offered Certificates then entitled to distribution of principal as set forth below, an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

                    (A) the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated sequentially to the Class A-1, Class A-2 and Class A-3 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                    (B) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, and (y) the

            Class M-1 Principal Distribution Amount to the Class M-1 certificates, until their Class Certificate Balance is reduced to zero;

                    (C) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above and to the Class M-1 certificates in clause (b)(2)(B) above, and (y) the Class M-2 Principal Distribution Amount to the Class M-2 certificates, until their Class Certificate Balance is reduced to zero;

                    (D) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, and to the Class M-2 certificates in clause (b)(2)(C) above, and (y) the Class M-3 Principal Distribution Amount to the Class M-3 certificates, until their Class Certificate Balance is reduced to zero;

                    (E) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the Class M-2 certificates in clause (b)(2)(C) above, and to the Class M-3 certificates in clause (b)(2)(D) above, and (y) the Class B-1 Principal Distribution Amount to the Class B-1 certificates, until their Class Certificate Balance is reduced to zero;

                    (F) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the Class M-2 certificates in clause (b)(2)(C) above, to the Class M-3 certificates in clause (b)(2)(D) above, and to the Class B-1 certificates in clause (b)(2)(E) above, and (y) the Class B-2 Principal Distribution Amount to the Class B-2 certificates, until their Class Certificate Balance is reduced to zero;

                    (G) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the Class M-2 certificates in clause (b)(2)(C) above, to the Class M-3 certificates in clause (b)(2)(D) above, to the Class B-1 certificates in clause (b)(2)(E) above, and to the Class B-2 certificates in clause (b)(2)(F) above, and (y) the Class B-3 Principal Distribution Amount to the Class B-3 certificates, until their Class Certificate Balance is reduced to zero; and

                    (H) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (b)(2)(A) above, to the Class M-1 certificates in clause (b)(2)(B) above, to the Class M-2 certificates in clause (b)(2)(C) above, to the Class M-3 certificates in clause (b)(2)(D) above, to the Class B-1 certificates in clause (b)(2)(E) above, to the Class B-2 certificates in clause (b)(2)(F) above, and to the Class B-3 certificates in clause (b)(2)(G) above, and (y) the Class B-4 Principal Distribution Amount to the Class B-4 certificates, until their Class Certificate Balance is reduced to zero;

        (c)     any amount remaining after the distributions in clauses (a) and
    (b) above is required to be distributed in the following order of priority:

                (1) to the holders of the Class M-1 certificates, any Unpaid Interest Amount for that class;

                (2) to the holders of the Class M-2 certificates, any Unpaid Interest Amount for that class;

                (3) to the holders of the Class M-3 certificates, any Unpaid Interest Amount for that class;

                (4) to the holders of the Class B-1 certificates, any Unpaid Interest Amount for that class;

                (5) to the holders of the Class B-2 certificates, any Unpaid Interest Amount for that class;

                (6) to the holders of the Class B-3 certificates, any Unpaid Interest Amount for that class;

                (7) to the holders of the Class B-4 certificates, any Unpaid Interest Amount for that class;

                (8) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment (without regard to Net Swap Receipts) for that Distribution Date;

                (9) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the Principal Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A certificates being pro rata based on their respective Basis Risk Carry Forward Amounts;

                (10) to the Supplemental Interest Trust, the amount of any Defaulted Swap Termination Payment owed to the Swap Provider;

                (11) to the Class X certificates, those amounts as set forth in the pooling and servicing agreement; and

                (12) to the holders of the Class R-1 and Class R-2 certificates, any remaining amount as set forth in the pooling and servicing agreement.

    Notwithstanding the foregoing, from and after the Distribution Date on which the Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A certificates are required to be allocated pro rata to the Class A certificates based on their respective Class Certificate Balances.

    On each Distribution Date, the trustee is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period, as set forth in the pooling and servicing agreement.

    If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balance of the Offered Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 or Class B-4 certificates will be reduced, in inverse order of seniority (beginning with the Class B-4 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction of a Class Certificate Balance is referred to as an "APPLIED REALIZED LOSS AMOUNT". In the event Applied Realized Loss Amounts are allocated to any class of certificates, their Class Certificate Balances will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "SUBSEQUENT RECOVERY"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable class of certificates). Any Subsequent Recovery that is received

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during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

    On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls not covered by Compensating Interest (as further described in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement) will be allocated as a reduction to the Accrued Certificate Interest for the Principal Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. THE HOLDERS OF THE PRINCIPAL CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR THE ALLOCATION OF ANY OF THOSE SHORTFALLS DESCRIBED IN THE PRECEDING SENTENCE.

SUPPLEMENTAL INTEREST TRUST

    On any Distribution Date, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that Distribution Date will be deposited into a trust account (the "SUPPLEMENTAL INTEREST TRUST") established by the trustee as part of the trust fund. Funds in the Supplemental Interest Trust will be distributed in the following order of priority:

                (1) to the Swap Provider, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

                (2) to the certificateholders, to pay Accrued Certificate Interest and, if applicable, any Unpaid Interest Amounts as described in clause (a) in the fourth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from other Available Funds;

                (3) to the certificateholders, to pay principal as described in clause (b) in the fourth full paragraph of "--Distributions of Interest and Principal" above, but only to the extent necessary to maintain the Overcollateralized Amount at the Specified
        Overcollateralized Amount, after giving effect to payments and distributions from other Available Funds;

                (4) to the certificateholders, to pay Unpaid Interest Amounts and Basis Risk Carry Forward Amounts as described in clause (c) in the fourth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from other Available Funds (including funds on deposit in the Excess Reserve Fund Account);

                (5) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

                (6) to the holders of the Class X certificates, any remaining amounts.

    The Supplemental Interest Trust will not be an asset of any REMIC.

CALCULATION OF ONE-MONTH LIBOR

    On each LIBOR Determination Date, the trustee will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates.

EXCESS RESERVE FUND ACCOUNT

    The "BASIS RISK PAYMENT" for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, with respect to any Distribution Date, the payment cannot exceed the amount of Available Funds otherwise distributable on the Class X certificates or payable from the Supplemental Interest Trust.

    If, on any Distribution Date, the Pass-Through Rate for any class of Principal Certificates is based upon the WAC Cap, the sum of (x) the excess of
(i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the WAC Cap, over (ii) the amount of interest that class of certificates received on that Distribution Date based on its capped Pass-Through Rate and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the WAC Cap) is the "BASIS RISK CARRY FORWARD AMOUNT" for those classes of certificates.

    Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account and the Supplemental Interest Trust, with respect to such Distribution Date (each as and to the extent described in this prospectus supplement). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

    In the event the Class Certificate Balance of any class of Principal Certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution, except to the extent that the Class Certificate Balance is increased as a result of any Subsequent Recovery. The ratings on the Principal Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

    Pursuant to the pooling and servicing agreement, an account (the "EXCESS RESERVE FUND ACCOUNT") will be established by the trustee as part of the trust fund. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the Principal Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class X certificates. Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date. Any Basis Risk Carry Forward Amounts remaining after amounts in the Excess Reserve Fund Account are used are payable from the Supplemental Interest Trust in the priority specified in "--Supplemental Interest Trust" above.

INTEREST RATE SWAP AGREEMENT

    On the closing date, the trust will enter into an interest rate swap agreement with Goldman Sachs Mitsui Marine Derivative Products, L.P., as swap provider (the "SWAP PROVIDER"), that has a credit rating of "AA+" from S&P and a counterparty rating of "Aaa" from Moody's (or has a guarantor that has such ratings). Under the interest rate swap agreement, on the business day preceding each Distribution Date, the trust will pay to the Swap Provider fixed payments at a rate of 4.245% per annum, and the Swap Provider will pay to the trust floating payments at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount set forth on Annex II to this prospectus supplement. To the extent that a fixed payment exceeds the floating payment on any Distribution Date, amounts otherwise available to certificateholders will be applied to make a net payment to the Swap Provider (each, a "NET SWAP PAYMENT"), and to the extent that a floating payment exceeds the fixed payment on any Distribution Date, the Swap Provider will owe a net payment to the trust (each, a "NET SWAP RECEIPT").

    All payments due to the Swap Provider under the interest rate swap agreement shall be paid from Available Funds on each Distribution Date in accordance with the priority of payments described under "--Distributions of Interest and Principal" above. Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the Swap Provider shall be paid on a senior basis on each Distribution Date in accordance with the priority of payments and any Defaulted Swap Termination Payment owed by the trust to the Swap Provider shall be paid by the trust on a subordinated basis. However, to the extent any payments are received by the trust as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the Swap Provider that is being replaced shall have first priority to those payments over certificateholders, the servicers and the trustee, and the trust shall pay to the Swap Provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the trust) that is being replaced immediately upon receipt. See "--Distributions of Interest and Principal" above.

    A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the trust or the Swap Provider pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

    The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of Default under the interest rate swap agreement include, among other things, the following:

    o   failure to pay,

    o   bankruptcy and insolvency events, and

    o a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreement.

    Early termination events under the interest rate swap agreement include, among other things:

    o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),

    o a tax event (which generally relates to either party to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

    o a tax event upon merger (which generally relates to either party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger),

    o upon the irrevocable direction to dissolve or otherwise terminate the trust following which all assets of the trust will be liquidated and the proceeds of such liquidation will be distributed to Certificateholders, and

    o   upon the exercise of the Optional Clean-up Call.

    "DEFAULTED SWAP TERMINATION PAYMENT" means any termination payment required to be made by the trust to the Swap Provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the Swap Provider is the defaulting party or a termination event under that agreement (other than illegality, a tax event or a tax event upon merger of the Swap Provider) with respect to which the Swap Provider is the sole affected party or with respect to a termination resulting from a Substitution Event (as described below).

    In addition to the termination events specified above, it shall be an additional termination event under the interest rate swap agreement (such event, a "DOWNGRADE TERMINATING EVENT") if (x) either of the rating agencies downgrades the Swap Provider (or its guarantor) below the Required Swap Counterparty Rating (but the Swap Provider (or its guarantor) has a rating of at least "BBB-" or "A-3", if applicable, by

S&P or either of the rating agencies withdraws its rating of the Swap Provider and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

            (i) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition;

            (ii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider shall collateralize its exposure to the trust pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Provider pursuant to an amendment to the interest rate swap agreement;

            (iii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of such Swap Provider under the interest rate swap agreement shall be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition; or

            (iv) within the time period specified in the interest rate swap agreement with respect to such downgrade, such Swap Provider shall take such other steps, if any, to enable the trust to satisfy the Rating Agency Condition.

    It shall also be an additional termination event under the interest rate swap agreement if the Swap Provider (or its guarantor) has a rating of less than "BBB-" or "A-3", if applicable, by S&P and within the time period specified in the interest rate swap agreement, such Swap Provider, while collateralizing its exposure to the trust, fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition (a "SUBSTITUTION EVENT").

    The Swap Provider is an affiliate of the depositor and the underwriter, which arrangement may create certain conflicts of interest.

    If the trust is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of a interest rate swap agreement or a substitute interest rate swap agreement.

    On or after the closing date and so long as the Rating Agency Condition has been satisfied, (i) the trust may, with the consent of the Swap Provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the Swap Provider may assign its obligations under the interest rate swap agreement to any institution, (iii) the interest rate swap agreement may be amended and/or
(iv) the interest rate swap agreement may be terminated or replaced.

    The interest rate swap agreement is scheduled to terminate by its terms following the distribution date in March 2010 and upon termination of the interest rate swap agreement no further amounts will be paid to the Swap Provider by the trust and no further amounts will be paid to the trust by the Swap Provider.

OVERCOLLATERALIZATION PROVISIONS

    The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the Principal Certificates, to the limited extent described below. Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the Principal Certificates or paid to the Supplemental Interest Trust as described above on any Distribution Date will be paid to the holders of the Class X certificates and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Basis Risk Carry Forward Amounts.

    With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the Principal Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the "OVERCOLLATERALIZED AMOUNT" as of that Distribution Date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an "OVERCOLLATERALIZATION DEFICIENCY"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "EXTRA PRINCIPAL DISTRIBUTION AMOUNT." The required level of the Overcollateralized Amount with respect to a Distribution Date is the "SPECIFIED OVERCOLLATERALIZED AMOUNT" and is set forth in the definition of Specified Overcollateralized Amount in the "Glossary of Terms" in this prospectus supplement. As described above, the Specified Overcollateralized Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Specified Overcollateralized Amount may not "step down." Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event is in effect, to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount.

    In the event that a Specified Overcollateralized Amount is permitted to decrease or "step down" on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Principal Certificates on that Distribution Date will be distributed to the holders of the Class X certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Principal Certificates) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the Principal Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the "EXCESS OVERCOLLATERALIZED AMOUNT" with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (i.e., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Principal Certificates on that Distribution Date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Principal Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "OVERCOLLATERALIZATION REDUCTION AMOUNT" for that Distribution Date). The "NET MONTHLY EXCESS CASH FLOW" is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the Principal Certificates.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

    The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations and (ii) certain pass-through entities that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "ELECTING LARGE PARTNERSHIP") with regard to the Residual Certificates to the extent it has received an affidavit from each owner thereof indicating that such owner is not a disqualified organization or a nominee for a disqualified organization. The pooling and servicing agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the trustee an affidavit, substantially in the form set forth in the pooling and servicing agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Residual Certificate as an agent (i.e., as a broker, nominee, or other middleman thereof) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in a writing to the trustee that it has no actual knowledge that such affidavit is false. Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to such Residual Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Residual Certificate as such taxes become due, (iv) will not cause the income attributable to such Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. person and (v) will not transfer such Residual Certificate to any person or entity that does not provide a similar affidavit. The transferor must also certify in a writing to the trustee in the form set forth in the pooling and servicing agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding clauses (i),
(iii) and (iv) were false.

    In addition, Treasury regulations require either that (i) the transferor of a Residual Certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or
(ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer. Because these rules are not mandatory but would provide safe harbor protection, the pooling and servicing agreement will not require that they be met as a condition to transfer of the Residual Certificates. Holders of the Residual Certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer thereof. See "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments," and "-Tax Treatment of REMIC Residual Interests--Non-Recognition of Certain Transfers for Federal Income Tax Purposes" in the prospectus.

    Finally, the Residual Certificates may not be purchased by or transferred to any person that is not a "U.S. Person" unless (i) such person holds such Residual Certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the trustee with an effective Internal Revenue Service Form W-8ECI or (ii) the transferee delivers to both the transferor and the trustee an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person and so elects).

    The pooling and servicing agreement provides that any attempted or purported transfer of Residual Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Residual Certificates. Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

    The Residual Certificates may not be purchased by or transferred to any person which is a Plan or any plan or arrangement subject to Similar Law. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

    The Residual Certificates will contain a legend describing the foregoing restrictions.

REPORTS TO CERTIFICATEHOLDERS

    On each Distribution Date the trustee will be required to make available to the depositor and each holder of an Offered Certificate a distribution report, based solely on information provided to the trustee by the servicers, containing information, including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, and the aggregate outstanding principal balance of each class as of such Distribution Date and such other information as required by the pooling and servicing agreement.

    The trustee will provide the monthly distribution report via the trustee's internet website. The trustee's website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the trustee's investor relations desk at 1-800-735-7777. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The trustee will have the right to change the way the monthly statements to certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

    The trustee will also be entitled to rely on but will not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

YIELD ON THE RESIDUAL CERTIFICATES

    The after tax rate of return to the holders of the Residual Certificates will reflect their pre-tax rates of return (which may be zero), reduced by the taxes required to be paid with respect to such certificates. If you hold a Residual Certificate, you may have tax liabilities during the early years of the related REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Residual Certificate may substantially exceed the present value of any distributions on your Residual Certificate and of any tax benefits that may arise with respect to it. ACCORDINGLY, THE AFTER TAX RATE OF RETURN ON THE RESIDUAL CERTIFICATES MAY BE NEGATIVE OR MAY BE OTHERWISE SIGNIFICANTLY ADVERSELY AFFECTED. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage loans. If you own a Residual Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Residual Certificate on your after tax rate of return. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

    Countrywide and JPMorgan (after servicing has been transferred to them on or about April 1, 2005) will act as the servicers of the mortgage loans under the pooling and servicing agreement. See "The Servicers" in this prospectus supplement. Prior to the transfer of servicing to the servicers, the servicing of the mortgage loans to be transferred to them will be done pursuant to interim servicing agreements currently in place.

    In servicing the mortgage loans, the servicers will be required to use the same care as they customarily employ in servicing and administering similar mortgage loans for their own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.

SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    As compensation for their activities as servicer under the pooling and servicing agreement, each servicer is entitled with respect to each mortgage loan serviced by it to the servicing fee, which will be retained by the applicable servicer or payable monthly from amounts on deposit in the applicable collection account. The servicing fee is required to be an amount equal to interest at one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of such mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.50% per annum. In addition, each servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items (other than Prepayment Premiums). Each servicer is also entitled to withdraw from the applicable collection account or any related escrow account any net interest or other income earned on deposits in the applicable collection account or escrow account as the case may be. Each servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in the pooling and servicing agreement.

    As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled with respect to each mortgage loan to the trustee fee, which will be remitted to the trustee monthly by the servicers from amounts on deposit in the applicable collection account. The trustee fee will be an amount equal to one-twelfth of the trustee fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan. The trustee fee rate with respect to each mortgage loan will be a rate per annum of 0.01% or less. In addition to the trustee fee, the trustee will be entitled to the benefit of earnings on deposits in the applicable distribution account.

P&I ADVANCES AND SERVICING ADVANCES

    Each servicer is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan it services, subject to the servicer's determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by a servicer are reimbursable to that servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding a servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, that servicer will be entitled to reimbursement for that advance from any amounts in the applicable collection account. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

    Each servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to the servicer's determination that such advance would be recoverable, constituting reasonable "out-of-pocket" costs and expenses relating to:

    o the preservation, restoration, inspection and protection of the mortgaged property,

    o   enforcement or judicial proceedings, including foreclosures, and

    o certain other customary amounts described in the pooling and servicing agreement.

    These servicing advances by the servicers are reimbursable to the servicers subject to certain conditions and restrictions. In the event that, notwithstanding a servicer's good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the applicable servicer will be entitled to reimbursement for that advance from any amounts in the applicable collection account.

    Each servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the applicable servicer from the mortgagor or otherwise relating to

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the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the applicable servicer may be reimbursed for such advance from any amounts in the applicable collection account.

    No servicer will be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "NONRECOVERABLE" if in the good faith business judgment of the applicable servicer (as stated in an officer's certificate of the servicer delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

PREPAYMENT INTEREST SHORTFALLS

    In the event of any principal prepayments on any mortgage loans during any calendar month, each servicer is obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such prepayments. The amount of compensating interest payable by each servicer ("COMPENSATING INTEREST") will be equal to the difference between the interest paid by the applicable mortgagors for that month in connection with the prepayments and thirty days' interest on the related mortgage loans, but only to the extent of the servicing fee for that calendar month.

    However, prior to the transfer of servicing of the Acoustic mortgage loans and 33.21% of the First NLC mortgage loans, which is expected to take place by no later than on or about April 1, 2005, prepayment interest shortfalls on those mortgage loans will not be covered by any Compensating Interest payments by any entity.

SERVICER REPORTS

    As set forth in the pooling and servicing agreement, on a date preceding the applicable Distribution Date, each servicer is required to deliver to the trustee a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the trustee. In addition, each servicer will be required to deliver to the trustee and the depositor certain monthly reports relating to the mortgage loans and the mortgaged properties. The trustee will provide these monthly reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

    Each servicer is required to deliver to the depositor, the trustee, and the rating agencies, on or prior to March 15th of each year, starting in 2006, an officer's certificate stating that:

    o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision, and

    o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default including the steps being taken by the servicer to remedy such default.

    On or prior to March 15th of each year, starting in 2006, each servicer, at its expense, is required to cause to be delivered to the depositor, the trustee, and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.

COLLECTION AND OTHER SERVICING PROCEDURES

    Each servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, each servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

    Each servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure,
(iii) granting the borrower under the mortgage loan a modification or forbearance, or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.

    Each servicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each mortgage loan.

    If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, the applicable servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

    Any fee collected by any servicer for entering into an assumption or modification agreement will be retained by that servicer as additional servicing compensation. In connection with any such assumption or modification, none of the outstanding principal amount, the interest rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed, unless the mortgagor is in default with respect to the mortgage loan or such default is, in the judgment of the servicer, reasonably foreseeable. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "Legal Aspects of the Mortgage Loans--Due-On-Sale Clauses" in the prospectus.

HAZARD INSURANCE

    Each servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy which contains a standard mortgagee's clause with coverage in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by a servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of a servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and

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servicing agreement provides that a servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the applicable servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

    The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

    Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

    The applicable servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of that servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the applicable servicer will follow such practices as it deems necessary or advisable and as are in keeping with the applicable servicer's general loan servicing activities and the pooling and servicing agreement. However, the applicable servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by that servicer. The expenditure of such funds will be a servicing advance.

OPTIONAL REPURCHASE OF DELINQUENT MORTGAGE LOANS

    The depositor has the option, but is not obligated, to purchase from the trust any mortgage loan that is 90 days or more delinquent subject to certain terms and conditions set forth in the pooling and servicing agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the applicable servicer related to the mortgage loan.

REMOVAL AND RESIGNATION OF THE SERVICERS

    The trustee may, and the trustee is required to at the direction of the majority of voting rights in the certificates, remove a servicer upon the occurrence and continuation beyond the applicable cure period of any event described in clauses (a) through (i) below. Each of the following constitutes a "SERVICER EVENT OF DEFAULT":

        (a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor or trustee; or

        (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, which continues unremedied for a period of thirty days after the earlier of
    (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the servicer by the depositor or trustee, or to the servicer, the depositor and the trustee by any holders of certificates entitled to at least 25% of the voting rights in the certificates, and (ii) actual knowledge of such failure by a servicing officer of the servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the servicer, the cure period may be extended for an additional 30 days upon delivery by the servicer to the trustee of a certificate to the effect that the servicer believes in good faith that the failure or breach can be cured within such additional time period and the servicer is diligently pursuing remedial action; or

        (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or

        (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

        (e) the servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

        (f) the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

        (g) with respect to Countrywide only, certain servicing performance criteria as set forth in the pooling and servicing agreement are not satisfied as of any Distribution Date or with respect to any servicer, certain reports are not timely delivered by the servicer to the trustee; or

        (h) any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the servicer by the trustee or the depositor, or to the servicer, the trustee or the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

        (i) any reduction, withdrawal or qualification of the servicing rating of the servicer by any rating agency that results in the inability of the servicer to act as a primary or special servicer for any mortgage-backed or asset-backed transaction rated or to be rated by any S&P, Moody's or Fitch, Inc.

    Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, no servicer may assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the applicable servicer, the depositor and the trustee or upon the determination that the servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

    Pursuant to the terms of the pooling and servicing agreement, upon removal or resignation of a servicer, subject to the depositor's right to appoint a successor servicer, the trustee will be the successor servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. The trustee, as successor servicer, will be obligated to assume the other responsibilities, duties and liabilities of the predecessor servicer as soon as practicable, but in no event later than 90 days after the trustee has notified the predecessor servicer that it is being terminated. If, however, the trustee is unwilling or unable to act as successor servicer, or the holders of the certificates entitled to a majority of the voting rights in the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

    The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the Offered Certificates and a majority of the certificateholders. See "--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" above.

    The terminated servicer, subject to certain provisions in the pooling and servicing agreement, will be obligated to pay all of its own out-of-pocket costs and expenses, without reimbursement from the trust fund, to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer without reimbursement from the trust fund. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the trust fund or if the successor servicer fails to pay, the trustee will pay such costs from the trust fund.

TERMINATION; OPTIONAL CLEAN-UP CALL

    The majority Class X certificateholders in the aggregate may, at their option, direct JPMorgan to purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. If the depositor or one of its affiliates is a Class X certificateholder exercising this option, it may only do so with at least one other unaffiliated person that holds at least a 10% percentage interest in the Class X certificates. In addition, JPMorgan may, at its option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 5% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. At any time the majority Class X certificateholders or JPMorgan have the right to purchase the mortgage loans, the first person to provide notice to exercise the right will have the right to purchase the mortgage loans. The purchase price for the mortgage loans will be an amount equal to the sum of
(i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable interest rate, (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the party exercising the right to purchase the mortgage loans and at its expense, plus accrued and unpaid interest on those mortgage loans at the applicable interest rate and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable interest rate, and (iii) any Swap Termination

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Payment other than a Defaulted Swap Termination Payment owed to the Swap
Provider. Any such purchase of the mortgage loans would result in the final distribution on the Offered Certificates on such Distribution Date.

    The trust also is required to terminate upon notice to the trustee of: (i) the later of the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the applicable servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement. However, in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

AMENDMENT

    The pooling and servicing agreement may be amended from time to time by the depositor, the servicers and the trustee by written agreement, without notice to, or consent of, the holder of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision, or to add to the duties of the depositor, the servicers or the trustee, to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such amendment will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.

    The pooling and servicing agreement may be amended from time to time by the depositor, the servicers and the trustee and holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICERS, THE CUSTODIAN AND THE TRUSTEE

    The pooling and servicing agreement provides that none of the depositor, the servicers, the custodian, the trustee nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, provided that none of the depositor, the servicers, the custodian, or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, a servicer's, the custodian's, or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

    The depositor, the servicers, the custodian, the trustee and any director, officer, employee, affiliate or agent of the depositor, any servicer or the trustee will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates or any unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of the depositor's, any servicer's, the custodian's, or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

    None of the depositor, any servicer, the custodian or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, each servicer, the custodian and the trustee, as applicable, may undertake any action that any of them deem necessary or desirable in respect of
(i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, any servicer, the custodian or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicers, the custodian and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

                       PREPAYMENT AND YIELD CONSIDERATIONS

STRUCTURING ASSUMPTIONS

    The prepayment model used in this prospectus supplement represents an assumed rate of prepayment ("PREPAYMENT ASSUMPTION") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, the 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of approximately 5.00% per annum of the then outstanding principal balance of each fixed-rate mortgage loan in the first month each fixed-rate mortgage loan is outstanding and an additional approximately 1.727% per annum in each month thereafter until the 12th month such fixed-rate mortgage loan is outstanding. In each month thereafter, 100% Prepayment Assumption with respect to each fixed-rate mortgage loan assumes a CPR of 24.00% per annum each month. The 100% Prepayment Assumption with respect to the adjustable-rate mortgage loans assumes a CPR of 5.00% per annum of the then outstanding principal balance of each adjustable-rate mortgage loan in the first month each adjustable-rate mortgage loan is outstanding and an additional approximately 2.091% per annum in each month thereafter until the 12th month such adjustable-rate mortgage loan is outstanding. In each month thereafter, 100% Prepayment Assumption with respect to each adjustable-rate mortgage loan assumes a CPR of 28.00% per annum each month.

    Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Principal Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Principal Certificates may be made earlier or later than as indicated in the tables.

    Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions ("STRUCTURING ASSUMPTIONS"):

    o   the closing date for the certificates occurs on March 30, 2005;

    o distributions on the certificates are made on the 25th day of each month, commencing in April 2005, regardless if such day is a business day, in accordance with the priorities described in this prospectus supplement;

    o the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under the heading "Prepayment Scenarios" under "--Decrement Tables" below;

    o   prepayments include 30 days' interest on the related mortgage loan;

    o the optional termination is not exercised (except with respect to the weighted average life to call where a 10% Optional Clean-up Call is assumed);

    o the Specified Overcollateralized Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

    o all adjustable-rate mortgage loans are indexed to the Six-Month LIBOR Loan Index;

    o with respect to each adjustable-rate mortgage loan, (a) the interest rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Index (subject to the applicable periodic rate cap and maximum interest rate), (b) the Six-Month LIBOR Loan Index remains constant at 3.3000%, and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment, except in the case of the interest-only mortgage loans during the interest-only period;

    o   the Expense Fee Rate is 0.5100%;

    o   One-Month LIBOR remains constant at 2.8500%;

    o   no Swap Termination Payments are paid or received by the trust;

    o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

    o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

    o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

    o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this prospectus supplement;

    o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

    o the assumed mortgage loans have the approximate characteristics described below:

                                                                                         CUT-OFF
                                REMAINING    REMAINING                           FIRST     DATE
                 PRINCIPAL     AMORTIZATION   TERM TO                            RATE     GROSS     GROSS    INITIAL
                  BALANCE          TERM       MATURITY  LOAN AGE                 RESET   INTEREST  MARGIN   PERIODIC  PERIODIC
DESCRIPTION          ($)       (MONTHS)(1)   (MONTHS)   (MONTHS)     INDEX     (MONTHS)  RATE (%)    (%)     CAP (%)   CAP (%)
-------------  --------------  ------------  ---------  --------  -----------  --------  --------  -------  --------  --------
Fixed Balloon       71,758.87       357         177        3                              7.50000
Fixed Balloon       76,804.06       358         178        2                              8.37500
Fixed Balloon      153,699.29       358         178        2                              7.20576
Fixed Balloon       95,027.08       358         178        2                              6.49000
Fixed Balloon    6,578,589.63       356         177        3                             10.07075
Fixed Balloon      317,996.50       355         177        3                             11.69536
Fixed Balloon       28,953.80       356         176        4                             10.55000
Fixed Balloon      518,542.91       356         177        3                             10.85405
Fixed Balloon       29,974.19       358         178        2                             10.15000
Fixed Balloon       32,597.77       358         178        2                              9.50000
Fixed Balloon      315,985.20       355         175        5                             10.93816
Fixed Balloon   12,118,165.04       352         176        4                             10.52313
Fixed Balloon      197,966.22       351         177        3                             11.07156
Fixed Balloon      256,780.60       353         176        4                             10.93604
Fixed Balloon    2,008,149.02       352         176        4                             11.12608
Fixed Balloon    2,412,902.93       354         176        4                             10.53398
Fixed Balloon       21,976.25       357         177        3                             11.00000
2 Year ARM      36,681,078.66       357         357        3      6 Mo. LIBOR      21     7.72890  6.56573   2.86272   1.00000
2 Year ARM         150,396.49       354         354        6      6 Mo. LIBOR      18     8.50000  8.50000   3.00000   1.00000
2 Year ARM         573,898.91       358         358        2      6 Mo. LIBOR      22     9.05065  8.47625   3.00000   1.00000
2 Year ARM       2,848,366.96       357         357        3      6 Mo. LIBOR      21     7.52601  6.91328   3.00000   1.00000
2 Year ARM       1,241,913.89       357         357        3      6 Mo. LIBOR      21     6.35707  5.90309   3.00000   1.00000
2 Year ARM       1,033,246.97       358         358        2      6 Mo. LIBOR      22     8.51227  8.15791   3.00000   1.00000
2 Year ARM      10,616,836.17       357         357        3      6 Mo. LIBOR      21     7.29428  5.89068   2.96798   1.00000
2 Year ARM      13,699,625.31       357         357        3      6 Mo. LIBOR      21     7.83958  7.14543   2.92308   1.00000
2 Year ARM       6,260,583.62       357         357        3      6 Mo. LIBOR      21     7.42534  6.69788   2.90158   1.00000
2 Year ARM       7,606,315.89       357         357        3      6 Mo. LIBOR      21     6.62854  6.20623   3.00000   1.00000
2 Year ARM      23,309,220.79       357         357        3      6 Mo. LIBOR      21     7.86184  7.65540   3.00427   1.00000
2 Year ARM     130,901,853.87       357         357        3      6 Mo. LIBOR      21     7.11309  6.14922   2.97908   1.00000
2 Year ARM         159,908.89       359         359        1      6 Mo. LIBOR      23     8.80000  6.99000   3.00000   1.00000
2 Year ARM       2,780,443.19       357         357        3      6 Mo. LIBOR      21     7.02493  6.49298   3.00000   1.00000
2 Year ARM         620,647.07       357         357        3      6 Mo. LIBOR      21     7.69108  6.56014   2.62020   1.00000
2 Year ARM         567,429.33       356         356        4      6 Mo. LIBOR      20     7.12649  6.97264   3.00000   1.00000
2 Year ARM       3,521,021.51       357         357        3      6 Mo. LIBOR      21     8.17320  7.37899   2.16156   1.00000
2 Year ARM         850,449.99       336         356        4      6 Mo. LIBOR      20     7.15378  6.58272   3.00000   1.00000
2 Year ARM      11,583,081.29       300         357        3      6 Mo. LIBOR      21     6.93434  6.01875   2.97708   1.00000
2 Year ARM         477,600.00       240         357        3      6 Mo. LIBOR      21     5.60000  5.00000   3.00000   1.00000
2 Year ARM         587,360.60       336         355        5      6 Mo. LIBOR      19     7.67693  7.56890   3.00000   1.68078
2 Year ARM         150,000.00       336         354        6      6 Mo. LIBOR      18     8.20000  8.20000   3.00000   2.00000
2 Year ARM         614,550.00       336         355        5      6 Mo. LIBOR      19     6.73847  6.51923   3.00000   1.63461
2 Year ARM         818,497.00       336         358        2      6 Mo. LIBOR      22     6.75000  6.25000   1.50000   1.50000
2 Year ARM         114,660.29       300         356        4      6 Mo. LIBOR      20     7.25000  6.25000   2.00000   1.00000
2 Year ARM       4,643,271.72       300         356        4      6 Mo. LIBOR      20     7.38588  6.11403   3.00000   1.00000
2 Year ARM         301,500.00       336         358        2      6 Mo. LIBOR      22     7.50000  7.00000   1.50000   1.50000
2 Year ARM         513,000.00       336         357        3      6 Mo. LIBOR      21     7.22000  6.59386   2.67105   1.10965
2 Year ARM       1,802,593.76       336         357        3      6 Mo. LIBOR      21     6.42451  5.96689   3.06990   1.39208
2 Year ARM       2,364,224.32       336         357        3      6 Mo. LIBOR      21     6.43818  6.04194   3.00000   1.00000
2 Year ARM      11,499,378.61       336         357        3      6 Mo. LIBOR      21     6.77592  6.32059   1.74171   1.41943
2 Year ARM         884,299.28       300         358        2      6 Mo. LIBOR      22     7.06660  6.12703   3.00000   1.00000

                                               ORIGINAL
                    GROSS                      INTEREST
                  LIFETIME                       ONLY
                  MAXIMUM                       PERIOD
DESCRIPTION       RATE (%)     FLOOR RATE (%)  (MONTHS)
-------------  --------------  --------------  ---------
Fixed Balloon                                      0
Fixed Balloon                                      0
Fixed Balloon                                      0
Fixed Balloon                                      0
Fixed Balloon                                      0
Fixed Balloon                                      0
Fixed Balloon                                      0
Fixed Balloon                                      0
Fixed Balloon                                      0
Fixed Balloon                                      0
Fixed Balloon                                      0
Fixed Balloon                                      0
Fixed Balloon                                      0
Fixed Balloon                                      0
Fixed Balloon                                      0
Fixed Balloon                                      0
Fixed Balloon                                      0
2 Year ARM        14.06711         7.70979         0
2 Year ARM        15.50000         8.50000         0
2 Year ARM        15.05065         9.05065         0
2 Year ARM        14.26840         7.52681         0
2 Year ARM        13.35707         6.35707         0
2 Year ARM        14.80433         8.51227         0
2 Year ARM        13.55353         7.29428         0
2 Year ARM        14.27878         7.83958         0
2 Year ARM        13.95451         7.38861         0
2 Year ARM        13.62854         6.62222         0
2 Year ARM        14.49692         7.86217         0
2 Year ARM        13.36014         7.10589         0
2 Year ARM        14.80000         8.80000         0
2 Year ARM        13.94342         7.02493         0
2 Year ARM        13.91835         7.64447         0
2 Year ARM        13.59124         7.13052         0
2 Year ARM        14.75888         8.17217         0
2 Year ARM        13.98446         6.58272        24
2 Year ARM        13.38215         6.93434        60
2 Year ARM        11.60000         5.60000       120
2 Year ARM        14.67693         7.56890        24
2 Year ARM        15.20000         8.20000        24
2 Year ARM        13.73847         6.51923        24
2 Year ARM        13.75000         6.75000        24
2 Year ARM        13.25000         7.25000        60
2 Year ARM        13.72525         7.38588        60
2 Year ARM        14.50000         7.50000        24
2 Year ARM        14.22000         6.70351        24
2 Year ARM        13.42451         6.21209        24
2 Year ARM        13.43818         6.04194        24
2 Year ARM        13.66846         6.75672        24
2 Year ARM        13.52402         7.06660        60

                                                                                         CUT-OFF
                                REMAINING    REMAINING                           FIRST     DATE
                 PRINCIPAL     AMORTIZATION   TERM TO                            RATE     GROSS     GROSS    INITIAL
                  BALANCE          TERM       MATURITY  LOAN AGE                 RESET   INTEREST  MARGIN   PERIODIC  PERIODIC
DESCRIPTION          ($)       (MONTHS)(1)   (MONTHS)   (MONTHS)     INDEX     (MONTHS)  RATE (%)    (%)     CAP (%)   CAP (%)
-------------  --------------  ------------  ---------  --------  -----------  --------  --------  -------  --------  --------
2 Year ARM       1,146,800.00       300         357        3      6 Mo. LIBOR       21    6.84522  6.36397   3.00000   1.00000
2 Year ARM       3,167,598.79       300         357        3      6 Mo. LIBOR       21    6.87566  6.62566   3.00000   1.00000
2 Year ARM      90,931,115.07       300         356        4      6 Mo. LIBOR       20    6.61581  5.76769   2.99994   1.00000
2 Year ARM         465,392.00       240         357        3      6 Mo. LIBOR       21    6.50797  5.80127   3.00000   1.00000
2 Year ARM       1,319,248.35       336         356        4      6 Mo. LIBOR       20    6.62515  6.25093   3.00000   1.11836
2 Year ARM         131,000.00       336         358        2      6 Mo. LIBOR       22    7.11000  4.76000   3.00000   1.00000
2 Year ARM         528,750.00       300         357        3      6 Mo. LIBOR       21    6.57043  4.62218   2.43877   1.00000
2 Year ARM         638,986.89       300         357        3      6 Mo. LIBOR       21    6.65493  6.40493   3.00000   1.00000
2 Year ARM         366,400.00       300         356        4      6 Mo. LIBOR       20    6.74072  6.28930   3.00000   1.00000
Fixed Balloon      114,723.23       354         236        4                             10.65000
3 Year ARM      23,175,709.34       357         357        3      6 Mo. LIBOR       33    7.91191  7.22323   2.97378   1.00119
3 Year ARM         118,996.94       357         357        3      6 Mo. LIBOR       33    6.65000  6.05000   3.00000   1.00000
3 Year ARM         581,995.41       356         356        4      6 Mo. LIBOR       32    7.32108  7.02194   3.00000   1.00000
3 Year ARM       4,976,587.90       357         357        3      6 Mo. LIBOR       33    7.97973  7.72973   3.00000   1.00000
3 Year ARM         172,786.08       358         358        2      6 Mo. LIBOR       34    7.87500  7.36500   3.00000   1.00000
3 Year ARM       1,665,784.41       357         357        3      6 Mo. LIBOR       33    7.86166  7.62943   3.00000   1.00000
3 Year ARM       3,060,104.84       357         357        3      6 Mo. LIBOR       33    7.93663  6.68797   3.00000   1.00000
3 Year ARM       1,496,306.85       357         357        3      6 Mo. LIBOR       33    7.84900  7.51728   3.00000   1.00000
3 Year ARM         679,650.59       356         356        4      6 Mo. LIBOR       32    7.51510  7.31397   3.00000   1.00000
3 Year ARM       3,472,570.30       356         356        4      6 Mo. LIBOR       32    7.51639  6.69013   3.00000   1.00000
3 Year ARM         783,425.58       357         357        3      6 Mo. LIBOR       33    7.38376  7.05635   3.01100   1.00000
3 Year ARM      10,006,989.73       357         357        3      6 Mo. LIBOR       33    8.01588  7.69844   3.00000   1.00000
3 Year ARM       5,771,852.34       357         357        3      6 Mo. LIBOR       33    8.14438  7.89560   2.96993   1.00000
3 Year ARM         525,057.11       357         357        3      6 Mo. LIBOR       33    7.28829  7.34103   3.00000   1.00000
3 Year ARM      45,412,634.27       357         357        3      6 Mo. LIBOR       33    7.81078  7.57946   3.00656   1.00000
3 Year ARM      65,460,131.64       357         357        3      6 Mo. LIBOR       33    7.39823  6.78645   2.94651   1.00000
3 Year ARM         756,809.00       324         357        3      6 Mo. LIBOR       33    7.64632  7.26707   3.00000   1.00000
3 Year ARM       1,918,323.10       300         356        4      6 Mo. LIBOR       32    6.58393  6.09071   3.00000   1.00000
3 Year ARM         175,000.00       324         356        4      6 Mo. LIBOR       32    6.75000  6.25000   3.00000   1.50000
3 Year ARM       1,494,049.99       300         356        4      6 Mo. LIBOR       32    7.12166  6.74192   2.84835   1.05055
3 Year ARM         238,000.00       324         358        2      6 Mo. LIBOR       34    6.62500  6.12500   1.50000   1.50000
3 Year ARM         143,908.53       324         355        5      6 Mo. LIBOR       31    6.50000  6.26000   3.00000   1.00000
3 Year ARM         252,000.00       324         357        3      6 Mo. LIBOR       33    6.15000  5.73000   3.00000   1.00000
3 Year ARM       3,672,725.05       300         357        3      6 Mo. LIBOR       32    6.53432  6.07860   3.00000   1.00000
3 Year ARM         775,200.00       324         358        2      6 Mo. LIBOR       34    6.60090  6.10008   2.14628   1.28457
3 Year ARM         434,048.86       324         357        3      6 Mo. LIBOR       33    6.61962  6.19962   3.00000   1.00000
3 Year ARM       4,116,514.52       324         357        3      6 Mo. LIBOR       33    7.08592  6.58895   2.12438   1.29189
3 Year ARM          75,200.00       300         358        2      6 Mo. LIBOR       34    6.37500  6.12500   3.00000   1.00000
3 Year ARM          73,000.00       300         358        2      6 Mo. LIBOR       34    9.70000  7.00000   1.50000   1.50000
3 Year ARM       1,281,720.84       300         357        3      6 Mo. LIBOR       33    6.52943  6.46824   2.74253   1.08582
3 Year ARM      42,464,108.86       300         356        4      6 Mo. LIBOR       32    6.71562  6.22187   2.99778   1.00000
3 Year ARM         432,000.00       240         358        2      6 Mo. LIBOR       34    7.37500  6.87500   6.00000   1.00000
5 Year ARM         458,410.14       357         357        3      6 Mo. LIBOR       57    5.25000  5.00000   5.00000   1.00000
5 Year ARM         139,437.25       356         356        4      6 Mo. LIBOR       56    5.99000  5.00000   5.00000   1.00000
5 Year ARM         430,734.27       355         355        5      6 Mo. LIBOR       55    6.90113  6.61284   3.57658   1.00000
5 Year ARM       2,864,262.69       300         356        4      6 Mo. LIBOR       56    6.26434  5.26982   5.00000   1.00000
Fixed           10,054,537.16       349         349        3                              7.67179
Fixed              357,112.02       333         333        2                              7.25419
Fixed              129,621.19       356         356        4                              7.64000
Fixed              697,510.82       331         331        4                              6.81784
Fixed               44,947.30       357         357        3                             10.62500

                                               ORIGINAL
                    GROSS                      INTEREST
                  LIFETIME                       ONLY
                  MAXIMUM                       PERIOD
DESCRIPTION       RATE (%)     FLOOR RATE (%)  (MONTHS)
-------------  --------------  --------------  ---------
2 Year ARM        13.69105         6.84522        60
2 Year ARM        13.87566         6.87566        60
2 Year ARM        12.81194         6.60523        60
2 Year ARM        12.50797         6.50797       120
2 Year ARM        13.62515         6.25093        24
2 Year ARM        14.11000         4.76000        24
2 Year ARM        13.00920         5.53931        60
2 Year ARM        13.65493         6.65493        60
2 Year ARM        13.47216         6.47216        60
Fixed Balloon                                      0
3 Year ARM        14.60888         7.91318         0
3 Year ARM        13.65000         6.65000         0
3 Year ARM        13.79152         7.32108         0
3 Year ARM        14.97973         7.97973         0
3 Year ARM        13.87500         7.87500         0
3 Year ARM        14.53410         7.86635         0
3 Year ARM        14.60339         7.93907         0
3 Year ARM        14.61426         7.85269         0
3 Year ARM        14.17087         7.51860         0
3 Year ARM        14.15704         7.44890         0
3 Year ARM        13.59550         7.38376         0
3 Year ARM        14.78709         8.01648         0
3 Year ARM        14.96568         8.14438         0
3 Year ARM        13.83097         7.29216         0
3 Year ARM        14.76271         7.81199         0
3 Year ARM        14.02566         7.39183         0
3 Year ARM        13.64632         7.64962        36
3 Year ARM        13.36761         6.58497        60
3 Year ARM        13.75000         6.25000        36
3 Year ARM        13.80039         7.12166        60
3 Year ARM        13.62500         6.62500        36
3 Year ARM        13.50000         6.26000        36
3 Year ARM        13.15000         5.73000        36
3 Year ARM        13.18817         6.53432        60
3 Year ARM        13.60090         6.43233        36
3 Year ARM        13.61962         6.19962        36
3 Year ARM        13.74355         7.01242        36
3 Year ARM        13.37500         6.37500        60
3 Year ARM        16.70000         9.70000        60
3 Year ARM        13.52943         6.52943        60
3 Year ARM        13.32778         6.71559        60
3 Year ARM        13.37500         7.37500       120
5 Year ARM        11.25000         5.25000         0
5 Year ARM        11.99000         5.99000         0
5 Year ARM        12.90113         6.90113         0
5 Year ARM        12.21373         6.26434        60
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0

                                                                                         CUT-OFF
                                REMAINING    REMAINING                           FIRST     DATE
                 PRINCIPAL     AMORTIZATION   TERM TO                            RATE     GROSS     GROSS    INITIAL
                  BALANCE          TERM       MATURITY  LOAN AGE                 RESET   INTEREST  MARGIN   PERIODIC  PERIODIC
DESCRIPTION          ($)       (MONTHS)(1)   (MONTHS)   (MONTHS)     INDEX     (MONTHS)  RATE (%)    (%)     CAP (%)   CAP (%)
-------------  --------------  ------------  ---------  --------  -----------  --------  --------  -------  --------  --------
Fixed              144,471.18       357         357        3                              8.25000
Fixed              108,819.38       356         356        4                              7.15000
Fixed            1,146,693.01       356         356        4                              8.01960
Fixed            1,387,112.61       341         341        4                              7.02435
Fixed            2,140,514.25       351         351        3                              8.16880
Fixed            1,289,460.41       305         305        3                              7.56643
Fixed              150,425.17       356         356        4                              8.85000
Fixed           12,323,768.00       344         344        3                              7.56729
Fixed           18,545,058.87       332         332        3                              7.28891
Fixed              152,722.63       358         358        2                              6.50000
Fixed            1,836,287.85       346         346        4                              6.31987
Fixed            3,715,055.23       340         340        3                             10.55036
Fixed               43,287.31       175         175        4                             11.75000
Fixed              107,092.43       282         282        3                             11.35702
Fixed               52,338.98       356         356        4                             11.99000
Fixed               63,281.62       236         236        3                             11.14756
Fixed            1,018,277.27       356         356        3                             10.16255
Fixed               29,818.61       236         236        4                             11.50000
Fixed              258,816.83       345         345        4                             11.39849
Fixed            1,665,720.48       347         347        3                             10.81056
Fixed            7,001,974.38       352         352        4                             10.64068
Fixed               18,760.18       328         172        8                             11.25000
Fixed              500,000.00       300         356        4                              6.45000
Fixed            1,029,999.53       300         356        4                              6.70212
Fixed              555,000.00       300         358        2                              6.95000
Fixed               79,975.69       300         357        3                              7.25000

                                               ORIGINAL
                    GROSS                      INTEREST
                  LIFETIME                       ONLY
                  MAXIMUM                       PERIOD
DESCRIPTION       RATE (%)     FLOOR RATE (%)  (MONTHS)
-------------  --------------  --------------  ---------
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                              0
Fixed                                             60
Fixed                                             60
Fixed                                             60
Fixed                                             60

----------
(1) With respect to the replines with an interest only period, the remaining amortization period will not commence until the interest only period has ended.

    While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case.

DEFAULTS IN DELINQUENT PAYMENTS

    The yield to maturity of the Principal Certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of a Principal Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Except to the extent of any Subsequent Recoveries, holders of the Principal Certificates will not receive reimbursement for Applied Realized Loss Amounts applied to their certificates. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae or Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae or Freddie Mac standards.

PREPAYMENT CONSIDERATIONS AND RISKS

    The rate of principal payments on the Principal Certificates, the aggregate amount of distributions on the Principal Certificates and the yields to maturity of the Principal Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases pursuant to the Optional Clean-up Call, as described in this prospectus supplement). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

    Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the Principal Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Principal Certificates may vary from the anticipated yield will depend upon the degree to which that Principal Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Principal Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Principal Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Principal Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

    The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the interest rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

    As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. ARMs may be subject to greater rates of prepayments as they approach their initial Adjustment Dates as borrowers seek to avoid changes in their monthly payments. In addition, a substantial majority of the ARMs will not have their initial Adjustment Date until two to five years after their origination. The prepayment experience of these adjustable mortgage loans may differ from that of the other ARMs. Such adjustable mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the adjustable mortgage loans with their initial Adjustment Date two to five years after their origination (as the case may be) as borrowers seek to avoid changes in their monthly payments.

    The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

    When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover prepayment interest shortfalls resulting from principal prepayments), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

    To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated to the Principal Certificates, pro rata, according to the amount of interest to which each class of Principal Certificates would otherwise be entitled in reduction of that amount.

    The Pass-Through Rate for each class of Principal Certificates may be calculated by reference to the WAC Cap. If the mortgage loans bearing higher interest rates, either through higher fixed-rates, or in the case of the adjustable-rate mortgage loans, higher margins or an increase in the Index (and consequently, higher net interest rates), were to prepay, the weighted average net interest rate would be lower than otherwise would be the case. In addition, changes in One Month LIBOR (on which the Pass-Through Rates of the LIBOR Certificates are based) may not correlate with changes in the Six-Month LIBOR Loan Index. It is possible that a decrease in the Six Month LIBOR Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One Month LIBOR. If the Pass-Through Rates on any class of Principal Certificates, calculated without reference to the WAC Cap were to be higher than the WAC Cap, the Pass-Through Rate on those classes of certificates would be lower than otherwise would be the case. Although holders of those classes of certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account and to the extent available for payment from the Supplemental Interest Trust, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

OVERCOLLATERALIZATION PROVISIONS

    The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those certificates. If at any time the Overcollateralized Amount is less than the Specified Overcollateralized Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal until the Overcollateralized Amount equals the Specified Overcollateralized Amount. This would have the effect of reducing the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

    Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Principal Certificates and expenses at the Expense Fee Rate, as well as Net Swap Payments and Net Swap Receipts. Mortgage loans with higher net interest rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net interest rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net interest rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Offered Certificates.

    As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from class to class.

SUBORDINATED CERTIFICATES

    The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates provide credit enhancement for the certificates that have a higher payment priority, and Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in that order, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized losses on the mortgage loans will reduce the Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the mortgage loans. As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.

    The Principal Distribution Amount to be made to the holders of the Offered Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the Offered Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinated Certificates will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of realized losses, the Subordinated Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

    For all purposes, the Class B-4 certificates will have the lowest payment priority of any class of Subordinated Certificates.

EFFECT ON YIELDS DUE TO RAPID PREPAYMENTS

    Any net payment payable to the Swap Provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the Pass-Through Rates on the Principal Certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the loans that must be applied to make Net Swap Payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

    The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

    For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield and Prepayment Considerations" in the prospectus.

    In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see "--Decrement Tables" below.

DECREMENT TABLES

    The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the Structuring Assumptions.

                              PREPAYMENT SCENARIOS

                                            SCENARIO I     SCENARIO II   SCENARIO III    SCENARIO IV    SCENARIO V
                                           ------------   ------------   ------------   ------------   ------------
Fixed-rate mortgage loans (% of
  Prepayment Assumption) ...............         0%            75%           100%           125%           150%
Adjustable-rate mortgage loans
  (% of Prepayment Assumption) .........         0%            75%           100%           125%           150%

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                         CLASS A-1                               CLASS A-2
                                     PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                            -------------------------------------   -------------------------------------
DISTRIBUTION DATE             I       II     III      IV      V       I       II     III      IV      V
-------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage ......     100     100     100     100     100     100     100     100     100     100
March 2006 ..............      98      60      47      34      21     100     100     100     100     100
March 2007 ..............      97      19       0       0       0     100     100      93      57      23
March 2008 ..............      95       0       0       0       0     100      76      29       0       0
March 2009 ..............      94       0       0       0       0     100      48      21       0       0
March 2010 ..............      92       0       0       0       0     100      28       2       0       0
March 2011 ..............      90       0       0       0       0     100      12       0       0       0
March 2012 ..............      87       0       0       0       0     100       0       0       0       0
March 2013 ..............      84       0       0       0       0     100       0       0       0       0
March 2014 ..............      81       0       0       0       0     100       0       0       0       0
March 2015 ..............      77       0       0       0       0     100       0       0       0       0
March 2016 ..............      74       0       0       0       0     100       0       0       0       0
March 2017 ..............      69       0       0       0       0     100       0       0       0       0
March 2018 ..............      65       0       0       0       0     100       0       0       0       0
March 2019 ..............      60       0       0       0       0     100       0       0       0       0
March 2020 ..............      47       0       0       0       0     100       0       0       0       0
March 2021 ..............      41       0       0       0       0     100       0       0       0       0
March 2022 ..............      34       0       0       0       0     100       0       0       0       0
March 2023 ..............      27       0       0       0       0     100       0       0       0       0
March 2024 ..............      19       0       0       0       0     100       0       0       0       0
March 2025 ..............      10       0       0       0       0     100       0       0       0       0
March 2026 ..............       1       0       0       0       0     100       0       0       0       0
March 2027 ..............       0       0       0       0       0      83       0       0       0       0
March 2028 ..............       0       0       0       0       0      65       0       0       0       0
March 2029 ..............       0       0       0       0       0      52       0       0       0       0
March 2030 ..............       0       0       0       0       0      38       0       0       0       0
March 2031 ..............       0       0       0       0       0      23       0       0       0       0
March 2032 ..............       0       0       0       0       0       6       0       0       0       0
March 2033 ..............       0       0       0       0       0       0       0       0       0       0
March 2034 ..............       0       0       0       0       0       0       0       0       0       0
March 2035 ..............       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to
  Maturity (years)(2) ...   13.97    1.29    1.00    0.82    0.70   24.19    4.19    3.00    2.14    1.76
Weighted Average Life to
  Call (years)(2)(3) ....   13.97    1.29    1.00    0.82    0.70   24.19    4.19    3.00    2.14    1.76

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                           CLASS A-3                             CLASS M-1
                                       PREPAYMENT SCENARIO                   PREPAYMENT SCENARIO
                            -------------------------------------   -------------------------------------
DISTRIBUTION DATE             I       II     III      IV      V       I       II     III      IV      V
-------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage ......     100     100     100     100     100     100     100     100     100     100
March 2006 ..............     100     100     100     100     100     100     100     100     100     100
March 2007 ..............     100     100     100     100     100     100     100     100     100     100
March 2008 ..............     100     100     100      77       6     100     100     100     100     100
March 2009 ..............     100     100     100      77       6     100      82      58      76     100
March 2010 ..............     100     100     100      65       6     100      64      42      26      67
March 2011 ..............     100     100      75      42       6     100      51      30      17      35
March 2012 ..............     100      98      54      28       6     100      40      22      11      16
March 2013 ..............     100      77      38      18       6     100      31      16       7       5
March 2014 ..............     100      60      28      12       4     100      24      11       5       0
March 2015 ..............     100      47      20       8       *     100      19       8       2       0
March 2016 ..............     100      37      14       4       0     100      15       6       0       0
March 2017 ..............     100      29      10       1       0     100      12       4       0       0
March 2018 ..............     100      22       7       0       0     100       9       2       0       0
March 2019 ..............     100      17       5       0       0     100       7       0       0       0
March 2020 ..............     100      13       2       0       0     100       5       0       0       0
March 2021 ..............     100      10       0       0       0     100       4       0       0       0
March 2022 ..............     100       7       0       0       0     100       2       0       0       0
March 2023 ..............     100       6       0       0       0     100       0       0       0       0
March 2024 ..............     100       3       0       0       0     100       0       0       0       0
March 2025 ..............     100       1       0       0       0     100       0       0       0       0
March 2026 ..............     100       0       0       0       0     100       0       0       0       0
March 2027 ..............     100       0       0       0       0     100       0       0       0       0
March 2028 ..............     100       0       0       0       0      97       0       0       0       0
March 2029 ..............     100       0       0       0       0      86       0       0       0       0
March 2030 ..............     100       0       0       0       0      74       0       0       0       0
March 2031 ..............     100       0       0       0       0      60       0       0       0       0
March 2032 ..............     100       0       0       0       0      46       0       0       0       0
March 2033 ..............      74       0       0       0       0      30       0       0       0       0
March 2034 ..............      32       0       0       0       0      13       0       0       0       0
March 2035 ..............       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to
  Maturity (years)(2) ...   28.59   10.80    8.03    5.95    3.07   26.57    7.17    5.51    4.97    5.76
Weighted Average Life to
  Call (years)(2)(3) ....   28.33    9.02    6.65    4.87    2.77   26.47    6.50    4.99    4.57    4.56

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                         CLASS M-2                               CLASS M-3
                                     PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                            -------------------------------------   -------------------------------------
DISTRIBUTION DATE             I       II     III      IV      V       I       II     III      IV      V
-------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage ......     100     100     100     100     100     100     100     100     100     100
March 2006 ..............     100     100     100     100     100     100     100     100     100     100
March 2007 ..............     100     100     100     100     100     100     100     100     100     100
March 2008 ..............     100     100     100     100     100     100     100     100     100     100
March 2009 ..............     100      82      58      40      53     100      82      58      40      27
March 2010 ..............     100      64      42      26      16     100      64      42      26      16
March 2011 ..............     100      51      30      17       9     100      51      30      17       9
March 2012 ..............     100      40      22      11       5     100      40      22      11       0
March 2013 ..............     100      31      16       7       0     100      31      15       7       0
March 2014 ..............     100      24      11       4       0     100      24      11       0       0
March 2015 ..............     100      19       8       0       0     100      19       8       0       0
March 2016 ..............     100      15       6       0       0     100      15       1       0       0
March 2017 ..............     100      12       2       0       0     100      12       0       0       0
March 2018 ..............     100       9       0       0       0     100       9       0       0       0
March 2019 ..............     100       7       0       0       0     100       7       0       0       0
March 2020 ..............     100       4       0       0       0     100       0       0       0       0
March 2021 ..............     100       1       0       0       0     100       0       0       0       0
March 2022 ..............     100       0       0       0       0     100       0       0       0       0
March 2023 ..............     100       0       0       0       0     100       0       0       0       0
March 2024 ..............     100       0       0       0       0     100       0       0       0       0
March 2025 ..............     100       0       0       0       0     100       0       0       0       0
March 2026 ..............     100       0       0       0       0     100       0       0       0       0
March 2027 ..............     100       0       0       0       0     100       0       0       0       0
March 2028 ..............      97       0       0       0       0      97       0       0       0       0
March 2029 ..............      86       0       0       0       0      86       0       0       0       0
March 2030 ..............      74       0       0       0       0      74       0       0       0       0
March 2031 ..............      60       0       0       0       0      60       0       0       0       0
March 2032 ..............      46       0       0       0       0      46       0       0       0       0
March 2033 ..............      30       0       0       0       0      30       0       0       0       0
March 2034 ..............      13       0       0       0       0      13       0       0       0       0
March 2035 ..............       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to
  Maturity (years)(2) ...   26.57    7.11    5.40    4.61    4.39   26.56    7.05    5.32    4.46    4.07
Weighted Average Life to
  Call (years)(2)(3) ....   26.47    6.50    4.92    4.24    4.09   26.47    6.50    4.89    4.13    3.81

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                         CLASS B-1                               CLASS B-2
                                     PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                            -------------------------------------   -------------------------------------
DISTRIBUTION DATE             I       II     III      IV      V       I       II     III      IV      V
-------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage ......     100     100     100     100     100     100     100     100     100     100
March 2006 ..............     100     100     100     100     100     100     100     100     100     100
March 2007 ..............     100     100     100     100     100     100     100     100     100     100
March 2008 ..............     100     100     100     100     100     100     100     100     100     100
March 2009 ..............     100      82      58      40      27     100      82      58      40      27
March 2010 ..............     100      64      42      26      16     100      64      42      26      16
March 2011 ..............     100      51      30      17       9     100      51      30      17       4
March 2012 ..............     100      40      22      11       0     100      40      22      11       0
March 2013 ..............     100      31      16       3       0     100      31      15       0       0
March 2014 ..............     100      24      11       0       0     100      24      11       0       0
March 2015 ..............     100      19       7       0       0     100      19       0       0       0
March 2016 ..............     100      15       0       0       0     100      15       0       0       0
March 2017 ..............     100      12       0       0       0     100      12       0       0       0
March 2018 ..............     100       9       0       0       0     100       4       0       0       0
March 2019 ..............     100       2       0       0       0     100       0       0       0       0
March 2020 ..............     100       0       0       0       0     100       0       0       0       0
March 2021 ..............     100       0       0       0       0     100       0       0       0       0
March 2022 ..............     100       0       0       0       0     100       0       0       0       0
March 2023 ..............     100       0       0       0       0     100       0       0       0       0
March 2024 ..............     100       0       0       0       0     100       0       0       0       0
March 2025 ..............     100       0       0       0       0     100       0       0       0       0
March 2026 ..............     100       0       0       0       0     100       0       0       0       0
March 2027 ..............     100       0       0       0       0     100       0       0       0       0
March 2028 ..............      97       0       0       0       0      97       0       0       0       0
March 2029 ..............      86       0       0       0       0      86       0       0       0       0
March 2030 ..............      74       0       0       0       0      74       0       0       0       0
March 2031 ..............      60       0       0       0       0      60       0       0       0       0
March 2032 ..............      46       0       0       0       0      46       0       0       0       0
March 2033 ..............      30       0       0       0       0      30       0       0       0       0
March 2034 ..............      13       0       0       0       0      13       0       0       0       0
March 2035 ..............       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to
  Maturity (years)(2) ...   26.56    7.00    5.28    4.39    3.97   26.55    6.93    5.22    4.33    3.88
Weighted Average Life to
  Call (years)(2)(3) ....   26.47    6.50    4.89    4.10    3.74   26.47    6.50    4.89    4.08    3.68

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                         CLASS B-3                               CLASS B-4
                                     PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                            -------------------------------------   -------------------------------------
DISTRIBUTION DATE             I       II     III      IV      V       I       II     III      IV      V
-------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage ......     100     100     100     100     100     100     100     100     100     100
March 2006 ..............     100     100     100     100     100     100     100     100     100     100
March 2007 ..............     100     100     100     100     100     100     100     100     100     100
March 2008 ..............     100     100     100     100     100     100     100     100     100     100
March 2009 ..............     100      82      58      40      27     100      82      58      40      27
March 2010 ..............     100      64      42      26      16     100      64      42      26       4
March 2011 ..............     100      51      30      17       0     100      51      30       8       0
March 2012 ..............     100      40      22       3       0     100      40      20       0       0
March 2013 ..............     100      31      16       0       0     100      31       4       0       0
March 2014 ..............     100      24       3       0       0     100      24       0       0       0
March 2015 ..............     100      19       0       0       0     100      13       0       0       0
March 2016 ..............     100      15       0       0       0     100       3       0       0       0
March 2017 ..............     100       5       0       0       0     100       0       0       0       0
March 2018 ..............     100       0       0       0       0     100       0       0       0       0
March 2019 ..............     100       0       0       0       0     100       0       0       0       0
March 2020 ..............     100       0       0       0       0     100       0       0       0       0
March 2021 ..............     100       0       0       0       0     100       0       0       0       0
March 2022 ..............     100       0       0       0       0     100       0       0       0       0
March 2023 ..............     100       0       0       0       0     100       0       0       0       0
March 2024 ..............     100       0       0       0       0     100       0       0       0       0
March 2025 ..............     100       0       0       0       0     100       0       0       0       0
March 2026 ..............     100       0       0       0       0     100       0       0       0       0
March 2027 ..............     100       0       0       0       0     100       0       0       0       0
March 2028 ..............      97       0       0       0       0      97       0       0       0       0
March 2029 ..............      86       0       0       0       0      86       0       0       0       0
March 2030 ..............      74       0       0       0       0      74       0       0       0       0
March 2031 ..............      60       0       0       0       0      60       0       0       0       0
March 2032 ..............      46       0       0       0       0      46       0       0       0       0
March 2033 ..............      30       0       0       0       0      30       0       0       0       0
March 2034 ..............      10       0       0       0       0       0       0       0       0       0
March 2035 ..............       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to
  Maturity (years)(2) ...   26.53    6.82    5.12    4.24    3.78   26.48    6.60    4.95    4.10    3.63
Weighted Average Life to
  Call (years)(2)(3) ....   26.47    6.50    4.88    4.05    3.63   26.46    6.49    4.87    4.03    3.58

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

AVAILABLE FUNDS CAPS

    The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following:

    o One-Month LIBOR and the Six-Month LIBOR Loan Index remain constant at 20.00%;

    o prepayments on the mortgage loans occur at 100% of the Prepayment Assumption (i.e., Scenario III); and

    o the available funds caps ("AVAILABLE FUNDS CAPS") indicated in the table below equals the quotient, expressed as a percentage of (i) the total interest paid to the Certificates, including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amount and (ii) the current Class Certificate Balance multiplied by the quotient of 360 divided by the actual number of days in the related Interest Accrual Period.

It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

                                  CLASS M-1,
                                  CLASS M-2,
                                  CLASS M-3,
                                  CLASS B-1,
                     CLASS A      CLASS B-2,
                    AVAILABLE   AND CLASS B-3
  DISTRIBUTION        FUNDS       AVAILABLE
      DATE           CAP (%)    FUNDS CAP (%)
-----------------   ---------   -------------
April 2005              10.43           10.09
May 2005                 9.31            9.00
June 2005                9.09            8.78
July 2005                9.30            8.97
August 2005              9.08            8.76
September 2005           9.07            8.74
October 2005             9.28            8.93
November 2005            9.06            8.71
December 2005            9.26            8.89
January 2006             9.04            8.67
February 2006            9.03            8.65
March 2006               9.72            9.29
April 2006               9.02            8.61
May 2006                 9.23            8.80
June 2006                9.01            8.57
July 2006                9.23            8.76
August 2006              9.01            8.53
September 2006           9.01            8.51
October 2006             9.23            8.71
November 2006            9.02            8.48
December 2006            9.70            9.09
January 2007            10.66            9.94
February 2007           10.68            9.94
March 2007              11.59           10.75
April 2007              10.71            9.90
May 2007                11.01           10.15
June 2007               10.90           10.00
July 2007               11.66           10.64
August 2007             11.39           10.36
September 2007          11.42           10.34
October 2007            11.77           10.60
November 2007           11.51           10.31
December 2007           12.29           10.94
January 2008            13.25           11.69
February 2008           13.33           11.68
March 2008              14.18           12.34
April 2008              43.49           11.65
May 2008                16.47           11.96
June 2008               16.11           11.82
July 2008               17.16           12.77
August 2008             16.55           12.41
September 2008          16.42           12.39
October 2008            16.77           12.73
November 2008           16.17           12.36
December 2008           16.67           12.80
January 2009            16.62           12.82
February 2009           16.60           12.81
March 2009              18.16           13.99
April 2009              16.57           12.78
May 2009                17.04           13.13
June 2009               16.61           12.82
July 2009               17.36           13.41
August 2009             16.84           13.02
September 2009          16.82           13.00
October 2009            17.31           13.37
November 2009           16.79           12.97
December 2009           17.36           13.41
January 2010            17.04           13.19
February 2010           17.02           13.17
March 2010              18.65           14.41
April 2010              15.71           12.01
May 2010                16.23           12.41
June 2010               15.71           12.01
July 2010               16.23           12.41
August 2010             15.71           12.01
September 2010          15.71           12.01
October 2010            16.23           12.40
November 2010           15.70           12.00
December 2010           16.22           12.40
January 2011            15.70           12.00

                                  CLASS M-1,
                                  CLASS M-2,
                                  CLASS M-3,
                                  CLASS B-1,
                     CLASS A      CLASS B-2,
                    AVAILABLE   AND CLASS B-3
  DISTRIBUTION        FUNDS       AVAILABLE
      DATE           CAP (%)    FUNDS CAP (%)
-----------------   ---------   -------------
February 2011           15.69           11.99
March 2011              17.37           13.28
April 2011              15.69           11.99
May 2011                16.21           12.39
June 2011               15.69           11.98
July 2011               16.21           12.38
August 2011             15.68           11.98
September 2011          15.68           11.98
October 2011            16.20           12.37
November 2011           15.67           11.97
December 2011           16.19           12.37
January 2012            15.67           11.97
February 2012           14.81           11.97
March 2012              14.13           12.79
April 2012              13.22           11.96
May 2012                13.68           12.36
June 2012               13.25           11.96
July 2012               13.70           12.35
August 2012             13.25           11.95
September 2012          13.26           11.95
October 2012            13.72           12.34
November 2012           13.29           11.94
December 2012           13.75           12.34
January 2013            13.32           11.94
February 2013           13.34           11.94
March 2013              14.78           13.21
April 2013              13.37           11.93
May 2013                13.83           12.33
June 2013               13.40           11.93
July 2013               13.87           12.32
August 2013             13.44           11.92
September 2013          13.46           11.92
October 2013            13.95           12.31
November 2013           13.55           11.91
December 2013           14.04           12.31
January 2014            13.63           11.91
February 2014           13.68           11.91
March 2014              15.19           13.18
April 2014              13.77           11.90
May 2014                14.28           12.30
June 2014               13.87           11.90
July 2014               14.39           12.29
August 2014             13.98           11.89
September 2014          14.03           11.89
October 2014            14.56           12.28
November 2014           14.15           11.88
December 2014           14.68           12.28
January 2015            14.27           11.88
February 2015           14.33           11.88
March 2015              15.94           13.15

LAST SCHEDULED DISTRIBUTION DATE

    The last scheduled Distribution Date is the Distribution Date in March 2035. The last scheduled Distribution Date for each class of Principal Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The last scheduled Distribution Dates for all classes have been calculated as the Distribution Date in the month following the month in which the latest maturity date of any mortgage loan occurs.

    Since the rate of distributions in reduction of the Class Certificate Balance of each class of Principal Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" above and "Yield and Prepayment Considerations" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

    The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "CODE" and "SECTIONS" are to the Internal Revenue Code of 1986, as amended.

GENERAL

    The pooling and servicing agreement provides that certain segregated asset pools within the trust (exclusive, among other things, of the assets held in the Excess Reserve Fund Account, the Supplemental Interest Trust and certain other accounts specified in the pooling and servicing agreement and the right of each class of Principal Certificates to receive Basis Risk Carry Forward Amounts) will comprise multiple REMICs (the "TRUST REMICs") organized in a tiered REMIC structure. Each class of Principal Certificates represents (exclusive of the right to receive Basis Risk Carry Forward Amounts) a regular interest (a "REGULAR INTEREST") in a Trust REMIC. The Class R-2 certificates will represent ownership of the sole class of residual interest in the Trust REMIC that holds the mortgage loans and the Class R-1 certificates will represent ownership of the sole class of residual interest in each other Trust REMIC. In addition, each class of the Principal Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account and the Supplemental Interest Trust. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

    Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.

TAXATION OF REGULAR INTERESTS

    A holder of a class of Principal Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of Regular Interests in the related Trust REMIC. In addition, the pooling and servicing agreement provides that each holder of a Principal Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (each, a "BASIS RISK CONTRACT") representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Supplemental Interest Trust. The Regular Interest component of a Principal Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Principal Certificate to which it corresponds, except that (i) the maximum interest rate of that Regular Interest component will equal the WAC Cap computed for this purpose without regard to any Net Swap Receipts and by limiting the scheduled notional amount of the interest rate swap agreement to the aggregate Stated Principal Balance of the mortgage loans, (ii) Basis Risk Carry Forward Amounts will be deemed to include the excess, if any, of the WAC Cap over the maximum interest rate specified in clause (i), and (iii) any Swap Termination Payment will be treated as being payable first from Net Monthly Excess Cashflow and second from amounts distributed on the Regular Interests. As a result of the foregoing, the amount of distributions on the Regular Interest component of a Principal Certificate may exceed the actual amount of distributions on the Principal Certificate.

    A holder of a Principal Certificate must allocate its purchase price for the Principal Certificate between its components--the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component of a Principal Certificate has significant value, the Regular Interest component will be viewed as having been issued at a lesser premium or with an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus.

    Upon the sale, exchange, or other disposition of a Principal Certificate, the holder must allocate the amount realized between the components of the Principal Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Principal Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--Gain or Loss on Disposition."

    Interest on the Regular Interest component of a Principal Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting.

In addition, the Regular Interest components of the Principal Certificates could be considered to have been issued with OID. See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the related Prepayment Assumption, as set forth under "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

RESIDUAL CERTIFICATES

    The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Residual Certificates' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC,
(ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

    The Residual Certificates will be considered to represent "noneconomic residual interests," with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee will be required to furnish the trustee with an affidavit as described in this prospectus supplement under "Description of the Offered Certificates--Restrictions on Transfer of the Residual Certificates." See "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments," and "-Tax Treatment of REMIC Residual Interests" in the prospectus.

    An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the mortgage loans and other administrative expenses of the related REMIC in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. Unless required otherwise by applicable authority, it is anticipated that such expenses will be allocated to the holder of the Class R-2 certificates in respect of the residual interest in the Trust REMIC that holds the mortgage loans. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC. Furthermore, regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of the Residual Certificates, including any "safe harbor" payment described in the prospectus. See "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests--Non-Recognition of Certain Transfers for Federal Income Tax Purposes," and "-Tax Treatment of REMIC Residual Interests" in the prospectus. Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.

    Due to the special tax treatment of residual interests, the effective after tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.

    Prospective purchasers of the Residual Certificates should consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences-Tax Treatment of REMIC Residual Interests" in the prospectus.

STATUS OF THE OFFERED CERTIFICATES

    The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association", and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component and the Residual Certificates would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Principal Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

THE BASIS RISK CONTRACT COMPONENT

    As indicated above, a portion of the purchase price paid by a holder to acquire a Principal Certificate will be attributable to the Basis Risk Contract component of such certificate. As of the closing date, the Basis Risk Contract components are expected to have a de minimis value. The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method
- the level yield or constant interest method - the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of a Principal Certificate.

    Any Basis Risk Carry Forward Amounts paid to a holder from the Excess Reserve Fund Account or the Supplemental Interest Trust will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the related Basis Risk Contract component, such excess is ordinary income. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on a Regular Interest component in excess of the amount of payments on the Principal Certificates to which it relates will be treated as having been received by the beneficial owners of such Principal Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Basis Risk Contract, and such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by beneficial owners of the Principal Certificates may be treated as a guarantee of the obligation of the holder of the Class X certificates to make payments under the interest rate swap agreement.

    A beneficial owner's ability to recognize a net deduction with respect to the Basis Risk Contract component of a Principal Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of a Principal Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of a Principal Certificate may have income that exceeds cash distributions on the Principal Certificate, in any period and over the term of the Principal Certificate. As a result, the Principal Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

OTHER MATTERS

    For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Federal Income Tax
Consequences--Backup Withholding" and "--Taxation of Certain Foreign Holders of Debt Instruments" in the prospectus.

                              STATE AND LOCAL TAXES

    The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Principal Certificates and the Residual Certificates under the tax laws of any state, local or other jurisdiction. Investors considering an investment in the Principal Certificates and the Residual Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "PLANS") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

    The U.S. Department of Labor (the "DOL") has granted to Goldman, Sachs & Co., the underwriter, an administrative exemption (Prohibited Transaction Exemption ("PTE") 89-88, Exemption Application No. D-7573, 54 Fed. Reg. 42582
(1989)) (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates (other than the Residual Certificates) by a Plan (subject to the discussion below concerning the interest rate swap agreement), provided that specific conditions (certain of which are described below) are met.

    Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Offered Certificates (other than the Residual Certificates) are the following:

            (1) The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

            (2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from S&P, Moody's or Fitch, Inc.;

            (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

            (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the Offered Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection with its services; and

            (5) The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Offered Certificates (other than the Residual Certificates) in connection with the initial issuance, at least 50% of each class of Offered Certificates (other than the Residual Certificates) and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Offered Certificates does not exceed 25% of each class of Offered Certificates (other than the Residual Certificates) outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, the underwriter, the trustee, any of the servicers, the Swap Provider, any obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "RESTRICTED GROUP").

    Except as provided below with respect to the interest rate swap agreement, the depositor believes that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (other than the Residual Certificates) sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

    Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

    The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

    The interest rate swap agreement does not meet all of the requirements for an "eligible swap" under the Exemption, and consequently is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a class of Offered Certificates should represent beneficial interest in two assets, (i) the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to the interest rate swap agreement and (ii) the rights and obligations under the interest rate swap agreement. A Plan's purchase and holding of an Offered Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap Provider unless an exemption is available.

    Accordingly, as long as the interest rate swap agreement is in effect, no Plan or other person using Plan assets may acquire or hold any interest in an Offered Certificate unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTE") 84-14 (for transactions by independent "qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law (collectively, the "INVESTOR BASED EXEMPTIONS"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement is in effect, each beneficial owner of an Offered Certificate, or any interest in an Offered Certificate, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the offered certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

    Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

    Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates (other than the Residual Certificates) should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates. Assets of a Plan or individual retirement account should not be invested in the Offered Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption and, as long as the interest rate swap agreement is in effect, one or more of the Investor Based Exemptions will apply and exempt all potential prohibited transactions.

    The Residual Certificates may not be purchased by or transferred to a Plan or any other person investing "plan assets" of any Plan (or any plan subject to provisions of any federal, state or local law ("SIMILAR LAW") materially similar to the provisions of ERISA or the Code discussed in this section). Accordingly, the preceding discussion does not purport to discuss any considerations under ERISA, the Code or Similar Law with respect to the purchase, acquisition or resale of the Residual Certificates.

                                LEGAL INVESTMENT

    The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, and as a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

    No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.

    Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

    See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

    The depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the Offered Certificates. An underwriting agreement between the depositor and the underwriter governs the sale of the Offered Certificates. The aggregate proceeds (excluding accrued interest) to the depositor from the sale of the Offered Certificates, before deducting expenses estimated to be approximately $1,500,000 will be approximately 99.71% of the initial aggregate principal balance of the Offered Certificates. Under the underwriting agreement, the underwriter has agreed to take and pay for all of the Offered Certificates, if any are taken. The underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the depositor and the proceeds from the sale of the Offered Certificates realized by the underwriter will constitute underwriting discounts and commissions.

    The Offered Certificates are a new issue of securities with no established trading market. The depositor has been advised by the underwriter that the underwriter intends to make a market in the Offered Certificates but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

    The depositor has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under Securities Act of 1933.

    The underwriter is an affiliate of GSMC, the depositor and the Swap
Provider.

                                  LEGAL MATTERS

    The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

    In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("MOODY'S"):

                    CLASS          S&P          MOODY'S
                   -------      --------      -----------
                     A-1           AAA            Aaa
                     A-2           AAA            Aaa
                     A-3           AAA            Aaa
                     M-1           AA             Aa2
                     M-2           A+              A2
                     M-3           A               A3
                     B-1           A-             Baa1
                     B-2          BBB+            Baa2
                     B-3           BBB            Baa3
                     B-4          BBB-            Ba1
                     R-1           AAA            Aaa
                     R-2           AAA            Aaa

    A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041 and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Moody's are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                GLOSSARY OF TERMS

    The following terms have the meanings given below when used in this prospectus supplement.

    "ACCRUED CERTIFICATE INTEREST" means, for each class of Principal Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statute, as described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "ACOUSTIC" means Acoustic Home Loans, LLC, a Delaware limited liability company.

    "ACOUSTIC MORTGAGE LOANS" means the mortgage loans in the trust that were acquired from Acoustic.

    "ADJUSTMENT DATE" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "APPLIED REALIZED LOSS AMOUNT" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "ARM" means an adjustable-rate mortgage loan.

    "AVAILABLE FUNDS" means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicers, the custodian and the trustee, if any, payable with respect to that Distribution Date: (1) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicers on or prior to the related Determination Date, after deduction of the applicable servicing fee, and the trustee fee for that Distribution Date, together with any related P&I Advance for that Distribution Date, (2) certain unscheduled payments in respect of the mortgage loans received by the servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, and net Liquidation Proceeds, excluding Prepayment Premiums, (3) Compensating Interest payments in respect of prepayment interest shortfalls for that Distribution Date, (4) the proceeds from repurchases of mortgage loans received and any Substitution Adjustment Amounts received in connection with the substitution of mortgage loans with respect to that Distribution Date, (5) any Net Swap Receipts for such Distribution Date, and (6) all proceeds received with respect to any Optional Clean-up Call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates.

    "BASIC PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

    "BASIS RISK CARRY FORWARD AMOUNT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

    "BASIS RISK CONTRACTS" has the meaning set forth in "Federal Income Tax Consequences--Taxation of Regular Interests" in this prospectus supplement.

    "BASIS RISK PAYMENT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

    "CLASS A" means the Class A-1, Class A-2 and Class A-3 certificates, collectively.

    "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount equal to the excess of: (x) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that Distribution Date, over (y) the lesser of: (A) the product of (i) 56.00% and
(ii) the aggregate

Stated Principal Balance of the mortgage loans for that Distribution Date, and
(B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

    "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on that Distribution Date), and (E) the Class Certificate Balance of the Class B-1 certificates immediately prior to that Distribution Date, over (y) the lesser of: (A) the product of (i) 87.90% and (ii) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

    "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on that Distribution Date), (E) the Class Certificate Balance of the Class B-1 certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on that Distribution Date), and (F) the Class Certificate Balance of the Class B-2 certificates immediately prior to that Distribution Date, over (y) the lesser of: (A) the product of (i) 90.30% and (ii) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

    "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on that Distribution Date), (E) the Class Certificate Balance of the Class B-1 certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on that Distribution Date), (F) the Class Certificate Balance of the Class B-2 certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on that Distribution Date), and (G) the Class Certificate Balance of the Class B-3 certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 92.80% and (ii) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

    "CLASS B-4 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the payment of the

Class M-2 Principal Distribution Amount on that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on that Distribution Date), (E) the Class Certificate Balance of the Class B-1 certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on that Distribution Date), (F) the Class Certificate Balance of the Class B-2 certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on that Distribution Date), (G) the Class Certificate Balance of the Class B-3 certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on that Distribution Date), and (H) the Class Certificate Balance of the Class B-4 certificates immediately prior to such Distribution Date, and over (y) the lesser of: (A) the product of (i) 95.60% and (ii) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

    "CLASS CERTIFICATE BALANCE" means, with respect to any class of Principal Certificates as of any Distribution Date, the initial Class Certificate Balance of that class reduced by the sum of:

    o all amounts previously distributed to holders of certificates of that class as payments of principal, and

    o the amount of any Applied Realized Loss Amounts previously allocated to that class of certificates;

    o provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any class or classes of certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such class or classes).

    "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on that Distribution Date) and (B) the Class Certificate Balance of the Class M-1 certificates immediately prior to that Distribution Date, over (y) the lesser of: (A) the product of (i) 70.20% and (ii) the aggregate Stated Principal Balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

    "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), and (C) the Class Certificate Balance of the Class M-2 certificates immediately prior to that Distribution Date, over (y) the lesser of: (A) the product of (i) 81.70% and (ii) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

    "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date), and (D) the Class Certificate Balance of the Class M-3 certificates immediately prior to that Distribution Date, over (y) the lesser of: (A) the product of (i) 85.00% and (ii) the aggregate Stated Principal Balance of the mortgage loans for that

Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

    "CODE" has the meaning set forth in "Federal Income Tax Consequences" in this prospectus supplement.

    "COMBINED LOAN-TO-VALUE RATIO" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

    "COMPENSATING INTEREST" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

    "CONDEMNATION PROCEEDS" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

    "CONDUIT MORTGAGE LOANS" means the mortgage loans in the trust that were acquired by GSMC through the Goldman Sachs Mortgage Company mortgage conduit program (other than mortgage loans referred to in this prospectus supplement as the First NLC mortgage loans).

    "COUNTRYWIDE" means Countrywide Home Loans Servicing LP, a Texas limited partnership.

    "CREDIT SCORES" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this prospectus supplement.

    "DEFAULTED SWAP TERMINATION PAYMENT" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "DETERMINATION DATE" means, for each Distribution Date, the 18th of the month in which such Distribution Date occurs, or, if that day is not a business day, the immediately preceding business day.

    "DISTRIBUTION DATE" means the 25th of each month or, if that day is not a business day, the immediately succeeding business day.

    "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "DOWNGRADE TERMINATING EVENT" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "DUE PERIOD" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

    "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "EXCESS OVERCOLLATERALIZED AMOUNT" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

    "EXCESS RESERVE FUND ACCOUNT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

    "EXEMPTION" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "EXPENSE FEE RATE" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and the trustee fee rate. The Expense Fee Rate is not expected to exceed 0.51%. See "The Pooling and Servicing Agreement--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

    "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

    "FIRST NLC" means First NLC Financial Services, LLC, a Florida limited liability company.

    "FIRST NLC MORTGAGE LOANS" means the mortgage loans in the trust that were acquired from First NLC (other than mortgage loans referred to in this prospectus supplement as Conduit mortgage loans).

    "GROSS MARGIN" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "GSMC" means Goldman Sachs Mortgage Company, a New York limited partnership.

    "INDEX" shall mean the Six-Month LIBOR Loan Index.

    "INITIAL CAP" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "INSURANCE PROCEEDS" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

    "INTEREST ACCRUAL PERIOD" means, for any Distribution Date, with respect to the LIBOR Certificates, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date, and with respect to the Class B-4 certificates, the calendar month immediately preceding the month in which that Distribution Date occurs.

    "INTEREST REMITTANCE AMOUNT" means, with respect to any Distribution Date and the mortgage loans, that portion of Available Funds attributable to interest and any Net Swap Receipts for that Distribution Date.

    "JPMORGAN" means JPMorgan Chase Bank, National Association, a national banking association.

    "INVESTOR BASED EXEMPTIONS" has the meaning set forth in "ERISA Considerations" in this prospectus supplement."

    "LIBOR CERTIFICATES" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

    "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual Period and the LIBOR Certificates, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "LONDON BUSINESS DAY" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

    "LIQUIDATION PROCEEDS" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

    "LOAN-TO-VALUE RATIO" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

    "MANDALAY" means United Pacific Mortgage, a California general partnership, d/b/a Mandalay Mortgage.

    "MANDALAY MORTGAGE LOANS" means the mortgage loans in the trust that were acquired from Mandalay.

    "MAXIMUM RATE" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "MERS DESIGNATED MORTGAGE LOAN" means any mortgage loan for which (1) Mortgage Electronic Registration Systems, Inc., its successors and assigns has been designated the mortgagee of record and (2) the trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.

    "MINIMUM RATE" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "MOODY'S" has the meaning set forth in "Ratings" this prospectus supplement.

    "NET MONTHLY EXCESS CASH FLOW" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

    "NET SWAP PAYMENT" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "NET SWAP RECEIPT" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "OFFERED CERTIFICATES" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

    "ONE-MONTH LIBOR" means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

    "OPTIONAL CLEAN-UP CALL" has the meaning set forth in "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement.

    "OVERCOLLATERALIZED AMOUNT" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

    "OVERCOLLATERALIZATION DEFICIENCY" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

    "OVERCOLLATERALIZATION FLOOR" means 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

    "OVERCOLLATERALIZATION REDUCTION AMOUNT" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

    "P&I ADVANCES" means advances made by the servicer on each Distribution Date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

    "PASS-THROUGH RATE" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "PERIODIC CAP" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "PLAN" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "PREPAYMENT ASSUMPTION" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement.

    "PREPAYMENT PERIOD" means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

    "PREPAYMENT PREMIUM" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this prospectus supplement.

    "PRINCIPAL CERTIFICATES" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

    "PRINCIPAL DISTRIBUTION AMOUNT" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date, (ii) all full and partial principal prepayments received on the mortgage loans during the related Prepayment Period, (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period, (iv) the portion of the repurchase price allocable to principal with respect to each mortgage loan that was repurchased with respect to that Distribution Date and (v) the portion of Substitution Adjustment Amounts allocable to principal received in connection with the substitution of any mortgage loan as of that Distribution Date; and
(vi) the portion of the proceeds received with respect to any Optional Clean-up Call (to the extent they relate to principal).

    "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "REALIZED LOSS" has the meaning set forth in "Prepayment and Yield Considerations--Defaults in Delinquent Payments" in this prospectus supplement.

    "RATING AGENCY CONDITION" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the rating agencies shall have notified the trustee, the servicers, the depositor and the trust in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates that it maintains.

    "RECORD DATE" means, (a) with respect to any Distribution Date and the Principal Certificates, the last business day of the related Interest Accrual Period, unless the Principal Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the month in which that Distribution Date occurs, and (b) with respect to the Residual Certificates, the last business day of the month preceding the month in which the related Distribution Date occurs.

    "REFERENCE BANKS" means leading banks selected by the trustee (after consultation with the depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

    "REGULAR INTEREST" has the meaning set forth in "Federal Income Tax Consequences--General" in this prospectus supplement.

    "REIT" has the meaning set forth in "Federal Income Tax Consequences" in this prospectus supplement.

    "RESIDUAL CERTIFICATES" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

    "REPRESENTATIONS AGREEMENT" has the meaning set forth in "Description of the Certificates--Assignment of the Mortgage Loans" in this prospectus supplement.

    "REQUIRED SWAP COUNTERPARTY RATING" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody's, a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Long-Term Rating") of at least "Aa3" by Moody's and if rated "Aa3" by Moody's is not on negative credit watch by Moody's or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody's, a Long-Term Rating of at least "A1" by Moody's and a short-term rating of "P-1" by Moody's and, in each case, such rating is not on negative credit watch by Moody's and (y) (i) a short-term rating of at least "A-1" by S&P or
(ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P.

    "RESTRICTED GROUP" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "S&P" has the meaning set forth in "Ratings" in this prospectus supplement.

    "SENIOR ENHANCEMENT PERCENTAGE" means with respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution
Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

    "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination is approximately 56.00%.

    "SERVICER REMITTANCE DATE" means, with respect to any Distribution Date, the business day immediately preceding that Distribution Date.

    "SIX-MONTH LIBOR LOAN INDEX" has the meaning set forth in "The Mortgage Loan Pool--The Index" in this prospectus supplement.

    "SPECIFIED OVERCOLLATERALIZED AMOUNT" means, prior to the Stepdown Date, an amount equal to 2.20% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; on and after the Stepdown Date, an amount equal to 4.40% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, subject, until the Class Certificate Balance of each class of Principal Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead will remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring. When the Class Certificate Balance of each class of Principal Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.

    "STATED PRINCIPAL BALANCE" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

    "STEPDOWN DATE" means the earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (b) the later to occur of (i) the Distribution Date in April 2008 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

    "STRUCTURING ASSUMPTIONS" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement.

    "SUBORDINATED CERTIFICATES" means any of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 or Class B-4 certificates.

    "SUBSEQUENT RECOVERY" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "SUBSTITUTE MORTGAGE LOAN" means a mortgage loan substituted by GSMC within two years of the closing date for a mortgage loan that is in breach of GSMC's representations and warranties regarding the mortgage loans, which must, on the date of such substitution, (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of the principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; (iv) be of the same type as the mortgage loan in breach (i.e., fixed rate or adjustable-rate with same Periodic Cap and Index) and (v) comply with each representation and warranty made by GSMC.

    "SUBSTITUTION ADJUSTMENT AMOUNT" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

    "SUBSTITUTION EVENT" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "SUPPLEMENTAL INTEREST TRUST" has the meaning set forth in "Description of the Certificates--Supplemental Interest Trust" in this prospectus supplement.

    "SWAP PROVIDER" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "SWAP TERMINATION PAYMENT" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

    "TOTAL MONTHLY EXCESS SPREAD" means, with respect to any Distribution Date, the excess, if any, of (x) the interest collected on the mortgage loans by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date, net of the servicing fee and the trustee fee and plus Net Swap Receipts and less Net Swap Payments for such Distribution Date, over (y) the amounts paid to the classes of certificates pursuant to clause (a) in the fourth full paragraph of "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "TRIGGER EVENT," with respect to any Distribution Date, means the circumstances in which (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the mortgage loans that are 60 days delinquent or more, including mortgage loans in foreclosure, all REO properties and all mortgage loans where the mortgagor has filed for bankruptcy, and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 36.00% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such Distribution Date:

 DISTRIBUTION DATE OCCURRING IN              LOSS PERCENTAGE
--------------------------------      --------------------------------------------------
April 2008 - March 2009               3.750% for the first month, plus an additional
                                      1/12th of 2.000% for each month thereafter
                                      (e.g., approximately 3.917% in May 2008)

April 2009 - March 2010               5.750% for the first month, plus an additional
                                      1/12th of 1.750% for each month thereafter
                                      (e.g., approximately 5.896% in May 2009)

April 2010 - March 2011               7.500% for the first month, plus an additional
                                      1/12th of 0.500% for each month thereafter
                                      (e.g., approximately 7.542% in May 2010)

April 2011 and thereafter             8.000%

    "TRUST REMICS" has the meaning set forth in "Federal Income Tax Consequences--General" in this prospectus supplement.

    "UNPAID INTEREST AMOUNT" for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

    "WAC CAP" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A holder that is not a "United States person" (a "U.S. PERSON") within the meaning of Section 7701(a)(30) of the Code (a "NON-U.S. HOLDER") holding a book-entry certificate through Clearstream, societe anonyme, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. WITHHOLDING AGENT") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

    1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

    2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Principal Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

    3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

    4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

        (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "QUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

            (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

            (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

            (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

            (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                    Regulations; or

        (b) if the intermediary is not a qualified intermediary (a "NONQUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

            (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

            (ii) certifying that the nonqualified intermediary is not acting for its own account,

            (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

            (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

    5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

    All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

    In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, societe anonyme, Euroclear or DTC may be subject to backup withholding unless the holder--

            (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

            (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

            (iii)   can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

    This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                    ANNEX II

            INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE

                                       SWAP NOTIONAL AMOUNT
          DISTRIBUTION DATE                    ($)
          -----------------            --------------------
            April 2005                    92,666,173.31
            May 2005                      91,258,189.02
            June 2005                     89,636,567.41
            July 2005                     87,806,079.11
            August 2005                   85,773,026.38
            September 2005                83,545,244.89
            October 2005                  81,132,089.16
            November 2005                 78,544,400.50
            December 2005                 75,795,309.57
            January 2006                  72,981,454.49
            February 2006                 70,267,601.22
            March 2006                    67,654,300.36
            April 2006                    65,137,836.87
            May 2006                      62,714,632.67
            June 2006                     60,381,241.56
            July 2006                     58,134,344.43
            August 2006                   55,970,744.53
            September 2006                53,887,362.97
            October 2006                  51,881,234.43
            November 2006                 49,949,502.93
            December 2006                 48,089,417.80
            January 2007                  46,298,329.87
            February 2007                 44,573,687.64
            March 2007                    42,913,033.77
            April 2007                    41,314,001.57
            May 2007                      39,774,311.64
            June 2007                     38,291,768.73
            July 2007                     36,864,258.55
            August 2007                   35,489,744.87
            September 2007                34,166,266.59
            October 2007                  32,891,934.99
            November 2007                 31,664,931.08
            December 2007                 30,483,503.01
            January 2008                  29,345,963.61
            February 2008                 28,250,687.98
            March 2008                    27,196,111.25
            April 2008                    26,180,726.30
            May 2008                      25,203,081.71
            June 2008                     24,261,779.62
            July 2008                     23,355,473.84
            August 2008                   22,482,867.87
            September 2008                21,642,713.14
            October 2008                  20,833,807.19
            November 2008                 20,054,991.99
            December 2008                 19,305,152.31
            January 2009                  18,583,214.12
            February 2009                 17,888,143.09
            March 2009                    17,218,943.13
            April 2009                    16,574,654.96
            May 2009                      15,954,354.76
            June 2009                     15,357,152.88
            July 2009                     14,782,192.54
            August 2009                   14,228,648.66
            September 2009                13,695,726.68

                                       SWAP NOTIONAL AMOUNT
          DISTRIBUTION DATE                    ($)
          -----------------            --------------------
            October 2009                  13,182,661.41
            November 2009                 12,688,715.97
            December 2009                 12,213,180.74
            January 2010                  11,755,111.75
            February 2010                 11,314,117.01
            March 2010                    10,889,487.35
            April 2010                             0.00

               SCHEDULE A -- STRUCTURAL AND COLLATERAL TERM SHEET

                                  $684,626,200
                                 APPROXIMATE(1)
                                 GSAMP 2005-HE2
                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
                       MORTGAGE PASS-THROUGH CERTIFICATES

OVERVIEW OF THE OFFERED CERTIFICATES

                       APPROXIMATE          EXPECTED          INITIAL           ESTIMATED         PRINCIPAL           EXPECTED
    OFFERED             PRINCIPAL           CREDIT         PASS-THROUGH         AVG. LIFE          PAYMENT             RATINGS
  CERTIFICATES        BALANCE(1) (4)        SUPPORT           RATE(5)            (YRS)(2)        WINDOW(2)(3)       S&P/ MOODY'S
----------------   --------------------   -----------   -------------------   --------------   ----------------   ----------------
    A-1               $  297,534,000         22.00%        LIBOR + 0.100%          1.00          04/05 - 02/07         AAA / Aaa
    A-2               $  169,395,000         22.00%        LIBOR + 0.200%          3.00          02/07 - 05/10         AAA / Aaa
    A-3               $   79,092,000         22.00%        LIBOR + 0.320%          6.65          05/10 - 06/12         AAA / Aaa
    M-1               $   49,702,000         14.90%        LIBOR + 0.430%          4.99          07/08 - 06/12         AA / Aa2
    M-2               $   40,251,000          9.15%        LIBOR + 0.650%          4.92          06/08 - 06/12          A+ / A2
    M-3               $   11,551,000          7.50%        LIBOR + 0.700%          4.89          05/08 - 06/12          A / A3
    B-1               $   10,150,000          6.05%        LIBOR + 1.180%          4.89          05/08 - 06/12         A- / Baa1
    B-2               $    8,401,000          4.85%        LIBOR + 1.250%          4.89          04/08 - 06/12        BBB+ / Baa2
    B-3               $    8,750,000          3.60%        LIBOR + 1.900%          4.88          04/08 - 06/12        BBB / Baa3
    B-4               $    9,800,000          2.20%            6.00%               4.87          04/08 - 06/12        BBB- / Ba1
    R-1               $          100         22.00%            N/A(6)              0.07          04/05 - 04/05         AAA / Aaa
    R-2               $          100         22.00%            N/A(6)              0.07          04/05 - 04/05         AAA / Aaa
    TOTAL             $  684,626,200

        (1) The principal balances of the Offered Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Cut-Off Date.
        (2) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Optional Clean-up Call on all Offered Certificates.
        (3) The Last Scheduled Distribution Date for the Offered Certificates is the Distribution Date in March 2035.
        (4) The initial aggregate principal balance of the Offered Certificates will be subject to an upward or downward variance of no more than approximately 5%.
        (5) See the "Structure of the Offered Certificates" section of this Term Sheet for more information on the pass-through rates of the Principal Certificates.
        (6) The Class R-1 and Class R-2 Certificates are not entitled to receive any distributions of interest.

SELECTED MORTGAGE POOL DATA(7)

                                                   ADJUSTABLE RATE       FIXED RATE         AGGREGATE
                                                   ----------------   ----------------   ----------------
Scheduled Principal Balance:                       $    622,163,341   $     93,373,097   $    715,536,439
Number of Mortgage Loans:                                     3,254              1,155              4,409
Average Scheduled Principal Balance:               $        191,200   $         80,843   $        162,290
Weighted Average Gross Coupon:                                7.232%             8.770%             7.432%
Weighted Average Net Coupon(8):                               6.722%             8.260%             6.922%
Weighted Average Current FICO Score:                            623                646                626
Weighted Average Original LTV Ratio(9):                       81.35%             52.99%             77.65%
Weighted Average Combined Original LTV Ratio(9):              81.35%             87.36%             82.13%
Weighted Average Std. Remaining Term (Mo.):                     358                296                350
Weighted Average Seasoning (Mo.):                                 2                  2                  2
Weighted Average Months to Roll(10):                             26                N/A                 26
Weighted Average Gross Margin(10):                             6.52%               N/A               6.52%
Weighted Average Initial Rate Cap(10):                         2.95%               N/A               2.95%
Weighted Average Periodic Rate Cap(10):                        1.01%               N/A               1.01%
Weighted Average Gross Max. Lifetime Rate(10):                13.72%               N/A              13.72%

        (7) All percentages of Mortgage Loans calculated herein are percentages of their scheduled principal balances as of the Statistical Calculation Date.
        (8) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.
        (9) With respect to first lien mortgage loans, the original LTV ratio reflects the original loan-to-value ratio, and with respect to the second lien mortgage loans, the combined original LTV ratio reflects the ratio of the sum of the original principal balance of the second lien mortgage loans plus the original principal balance of the related first lien mortgage loan, to the value of the mortgaged property.
        (10) Represents the weighted average of the adjustable rate mortgage loans.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

FEATURES OF THE TRANSCATION

o The mortgage loans in the transaction consist of subprime fixed and adjustable rate, first and second lien residential mortgage loans (the "Mortgage Loans") originated by or acquired from First NLC Financial Services, LLC (40.73%), United Pacific Mortgage d/b/a Mandalay Mortgage (23.74%), Acoustic Home Loans, LLC (12.09%) or purchased through the Goldman Sachs Mortgage Company Residential Mortgage Conduit.
o Credit support for the Offered Certificates will be provided through a senior/subordinate structure, initial overcollateralization of 2.20% and excess spread.
o Upon completion of servicing transfers (scheduled to occur by April 1, 2005) 72.80% of the Mortgage Loans will be serviced by Countrywide Home Loans Servicing, LP ("Countrywide") and 27.20% of the Mortgage Loans will be serviced JPMorgan Chase Bank, National Association ("JPMorgan").
o All amounts and percentages herein related to the Mortgage Loans are as of the Statistical Calculation Date unless as otherwise noted.
o None of the Mortgage Loans are (a) covered by the Home Ownership and Equity Protection Act of 1994, as amended, or (b) classified as "high cost" loans under any other applicable state, federal or local law or
        (c) secured by a property in the state of Georgia and originated between October 1, 2002 and March 7, 2003.
o The transaction will be modeled on INTEX as "GSA05HE2" and on Bloomberg as "GSAMP 05-HE2".
o This transaction will contain a Swap Agreement with an initial swap notional amount of approximately $92,666,173.31. For the purposes of calculating the WAC Cap, the swap notional amount will amortize in accordance with the Swap Schedule. Under the Swap Agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay an amount equal to a per annum rate of 4.245% (on a 30/360 basis) on the swap notional amount to the Swap Provider and the trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the swap notional amount from the Swap Provider.
o The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

TIME TABLE

EXPECTED CLOSING DATE:         March 30, 2005

CUT-OFF DATE:                  March 1, 2005

STATISTICAL CALCULATION DATE:  February 1, 2005

EXPECTED PRICING DATE:         On or before March 11, 2005

FIRST DISTRIBUTION DATE:       April 25, 2005

KEY TERMS

OFFERED CERTIFICATES:          Class A, Class M, Class B and Class R
                               Certificates

PRINCIPAL CERTIFICATES:        Class A, Class M, and Class B Certificates

LIBOR CERTIFICATES:            The Offered Certificates, other than the
                               Class R and Class B-4 Certificates

FIXED RATE CERTIFICATES:       Class B-4 Certificates

CLASS A CERTIFICATES:          Class A-1, Class A-2 and Class A-3 Certificates

CLASS M CERTIFICATES:          Class M-1, Class M-2 and Class M-3 Certificates

CLASS B CERTIFICATES:          Class B-1, Class B-2, Class B-3 and
                               Class B-4 Certificates

CLASS R CERTIFICATES:          Class R-1 and Class R-2 Certificates

DEPOSITOR:                     GS Mortgage Securities Corp.

MANAGER:                       Goldman, Sachs & Co.

SERVICERS:                     Upon completion of servicing transfers
                               (scheduled to occur by April 1, 2005),
                               Countrywide (72.80%) and JPMorgan (27.20%)

TRUSTEE:                       Deutsche Bank National Trust Company

CUSTODIANS:                    Deutsche Bank National Trust Company and
                               J.P. Morgan Trust Company

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

SWAP PROVIDER:                 Goldman Sachs Mitsui Marine Derivatives
                               Products, L.P.

SERVICING FEE RATE:            50 bps

TRUSTEE FEE RATE:              Less than 1 bp

EXPENSE FEE RATE:              No more than 51 bps

DISTRIBUTION DATE :            25th day of the month or the following
                               Business Day

MORTGAGE LOANS:                The trust will consist of one group of subprime,
                               fixed and adjustable rate, first and second lien residential mortgage loans

RECORD DATE:                   For any Distribution Date, with respect to
                               each class of principal certificates, the last
                               Business Day of the Interest Accrual Period, and with respect to each class of certificates issued in definitive form or each class of Class R
                               Certificates, the last Business Day of the month preceding the month in which the related
                               Distribution Date occurs.

DELAY DAYS:                    0 day delay on the LIBOR Certificates
                               24 day delay on the Fixed Rate Certificates

DAY COUNT:                     Actual/360 basis for the LIBOR Certificates
                               30/360 basis for the Fixed Rate Certificates

PREPAYMENT PERIOD:             The calendar month prior to the Distribution Date

DUE PERIOD:                    The period commencing on the second day of the
                               calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution
                               Date occurs

INTEREST ACCRUAL PERIOD:       For the LIBOR Certificates, from and including
                               the prior Distribution Date to and including the day prior to the current Distribution Date, except for the initial accrual period for which interest will accrue from the Closing Date. For the Fixed Rate Certificates, from and including the first day of the month prior to month in which the current Distribution Date occurs to and including the last day of such month

PRICING PREPAYMENT
ASSUMPTION:                    Adjustable rate mortgage loans: CPR starting at
                               5% CPR in the first month of the mortgage loan
                               (i.e. loan age) and increasing to 28% CPR in month 12 (an approximate 2.091% increase per month), and remaining at 28% CPR thereafter.
                               Fixed rate mortgage loans: CPR starting at 5% CPR in the first month of the mortgage loan (i.e.
                               loan age) and increasing to 24% CPR in month 12
                               (an approximate 1.727% increase per month), and remaining at 24% CPR thereafter

EXCESS SPREAD:                 The initial weighted average net coupon of the
                               mortgage pool will be greater than the interest payments on the Offered Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Cut-Off
                               Date:

                               Initial Gross WAC: (1)               7.42952%
                                  Less Expense Fee Rate:            0.51000%
                                  Less Initial Swap Outflow: (2)    0.18466%
                                                                  ---------
                               Net WAC: (1)                         6.73486%
                                  Less Initial Wtd. Avg.
                                  Certificate  Coupon
                                  (Approx.): (3)                    3.09376%
                                                                  ---------
                               Initial Excess Spread: (1)           3.64109%

                               (1) This amount will vary on each Distribution Date based on changes to the weighted average interest rate on the Mortgage Loans as well as any changes in day count.
                               (2)   Assumes a 30-day month, based on the
                                     aggregate collateral balance.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                               (3) Assumes 1-month LIBOR equal to 2.7500%, initial marketing spreads and a 30-day month. This amount will vary on each Distribution Date based on changes to the weighted average pass-through rates on the LIBOR Certificates as well as any changes in day count.

SERVICER ADVANCING:            Yes as to principal and interest, subject to
                               recoverability

COMPENSATING INTEREST:         The Servicers will pay compensating interest up
                               to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage
                               Loans resulting from principal prepayments on the Mortgage Loans during the month prior to the month in which the related Distribution Date occurs and (B) the aggregate Servicing Fee received by such Servicer for that Distribution
                               Date.

OPTIONAL CLEAN-UP CALL:        The transaction has a 10% optional clean-up call

RATING AGENCIES:               Standard & Poor's Ratings Group and Moody's
                               Investor Services, Inc. will each rate all of the Offered Certificates.

MINIMUM DENOMINATION:          $25,000 with regard to each of the Offered
                               Certificates

LEGAL INVESTMENT:              It is anticipated that the Offered Certificates
                               will not be SMMEA eligible

ERISA ELIGIBLE:                Underwriter's exemption is expected to apply to
                               all Offered Certificates (other than the Class R
                               Certificates). However, prospective purchasers should consult their own counsel

TAX TREATMENT:                 The Principal Certificates represent REMIC
                               regular interests and, to a limited extent, interests in certain notional principal contract payments including basis risk carryover amounts, pursuant to the payment priorities in the transaction. The Class R Certificates will represent REMIC residual interests.

PROSPECTUS:                    The Offered Certificates will be offered pursuant
                               to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered
                               Certificates and the collateral securing them will be contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus.
                               To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus

                               PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

STRUCTURE OF THE OFFERED CERTIFICATES

DESCRIPTION OF PRINCIPAL AND INTEREST DISTRIBUTIONS

Principal will be paid as described under the definition of "Principal Distributions on the Offered Certificates". Prior to the Step-Down Date all principal collected or advanced on the Mortgage Loans will be paid to the Offered Certificates as described herein. On or after the Step-Down Date, so long as no Trigger Event is in effect, the Offered Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to support the overcollateralization target (which is one component of the credit support available to the Certificateholders).

Interest will be paid monthly, on all of the LIBOR Certificates, at a rate of One-Month LIBOR plus a margin that will step up after the Optional Clean-up Call date, subject to the WAC Cap. Interest will be paid monthly, on the Fixed Rate Certificates, at a specified rate that will step up after the Optional Clean-up Call date, subject to the WAC Cap. The interest paid to each class of Principal Certificates will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest and shortfalls resulting from the application of the Servicemembers Civil Relief Act, (or any similar state statute) allocated to such class. Any reductions in the pass-through rate on the Principal Certificates attributable to the WAC Cap will be carried forward with interest at the applicable pass-through rate as described below and will be payable after payment of all required principal payments on such future Distribution Dates. The Class R Certificates will not be entitled to any distributions of interest.

DEFINITIONS

CREDIT ENHANCEMENT. The Offered Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 2.20% overcollateralization (funded upfront) (after the Step-down Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 4.40% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate scheduled balance of the Mortgage Loans as of the Cut-off Date), and
(3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates.

CREDIT ENHANCEMENT PERCENTAGE. For any Distribution Date, the percentage obtained by dividing (x) the aggregate class certificate balance of the subordinate certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

STEP-DOWN DATE. The earlier of (A) the date on which the aggregate class certificate balance of the Class A Certificates has been reduced to zero and (B) the later to occur of:

(x) the Distribution Date occurring in April 2008; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 44.00%.

                      INITIAL SUBORDINATION     STEP-DOWN DATE
     CLASS                PERCENTAGE(1)           PERCENTAGE
---------------       ---------------------     --------------
       A                      22.00%                 44.00%
      M-1                     14.90%                 29.80%
      M-2                      9.15%                 18.30%
      M-3                      7.50%                 15.00%
      B-1                      6.05%                 12.10%
      B-2                      4.85%                  9.70%
      B-3                      3.60%                  7.20%
      B-4                      2.20%                  4.40%

(1) Includes overcollateralization percentage.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

TRIGGER EVENT. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 36.00% of the prior Due Period's Credit Enhancement Percentage to be specified in the Prospectus (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure, all REO property and Mortgage Loans where the related mortgagor has filed for bankruptcy) or (ii) during such Due Period the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:

     DISTRIBUTION DATE                 CUMULATIVE REALIZED LOSS PERCENTAGE:
-----------------------------      ---------------------------------------------
  April 2008 - March 2009          3.75% for the first month, plus an additional
                                   1/12th of 2.00% for each month thereafter
  April 2009 - March 2010          5.75% for the first month, plus an additional
                                   1/12th of 1.75% for each month thereafter
  April 2010 - March 2011          7.50% for the first month, plus an additional
                                   1/12th of 0.50% for each month thereafter
  April 2011 and thereafter        8.00%

STEP-UP COUPONS. For all Principal Certificates the coupon will increase after the first Distribution Date on which the Optional Clean-up Call is exercisable, should the Optional Clean-up Call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance and the margin for the Class M Certificates and Class B Certificates, except the Class B-4 Certificates, will increase to 1.5 times the margin at issuance. For the Class B-4 Certificates, the coupon will increase by 0.50% per annum.

CLASS A-1 PASS-THROUGH RATE. The Class A-1 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus 0.100% (0.200% after the first Distribution Date on which the Optional Clean-up Call is exercisable), and (ii) the WAC Cap.

CLASS A-2 PASS-THROUGH RATE. The Class A-2 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus 0.200% (0.400% after the first Distribution Date on which the Optional Clean-up Call is exercisable), and (ii) the WAC Cap.

CLASS A-3 PASS-THROUGH RATE. The Class A-3 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus 0.320% (0.640% after the first Distribution Date on which the Optional Clean-up Call is exercisable), and (ii) the WAC Cap.

CLASS M-1 PASS-THROUGH RATE. The Class M-1 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus 0.430% (0.645% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-2 PASS-THROUGH RATE. The Class M-2 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus 0.650% (0.975% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-3 PASS-THROUGH RATE. The Class M-3 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus 0.700% (1.050% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-1 PASS-THROUGH RATE. The Class B-1 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus 1.180% (1.770% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-2 PASS-THROUGH RATE. The Class B-2 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus 1.250% (1.875% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

CLASS B-3 PASS-THROUGH RATE. The Class B-3 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus 1.900% (2.850% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-4 PASS-THROUGH RATE The Class B-4 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 6.000% ( 6.500% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
(ii) the WAC Cap.

WAC CAP. As to any Distribution Date, a per annum rate equal to the weighted average gross rate of the Mortgage Loans in effect on the beginning of the related Due Period less the servicing fee rate and the trustee fee rate plus swap receipts, if any, less swap payments, if any (calculated on an actual/360 day basis with respect to the LIBOR Certificates and on a 30/360 day basis with respect to the Class B-4 Certificates).

BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, and any class of Principal Certificates, a supplemental interest amount for each class which will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of Certificates at such Certificates' applicable pass-through rate (without regard to the WAC Cap) over interest due on such class of Certificates at a rate equal to the WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates and (iii) interest on the amount in clause (ii) at such Certificates' applicable pass-through rate (without regard to the WAC Cap). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

ACCRUED CERTIFICATE INTEREST. For each class of Principal Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date (or from the Closing Date in the case of the first Distribution Date) at the related pass-through rate as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemember's Civil Relief Act or any similar state statutes.

INTEREST REMITTANCE AMOUNT ON THE PRINCIPAL CERTIFICATES. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to any net swap receipts and to interest received or advanced on the Mortgage Loans less the Expense Fee Rate.

PRINCIPAL REMITTANCE AMOUNT.  On any Distribution Date, the sum of:

        (i) all scheduled payments of principal due during the related Due Period and received by the Servicers on or prior to the related determination date or advanced by the Servicers on the related servicer remittance date,

        (ii) the principal portion of all partial and full prepayments received during the month prior to the month during which such Distribution Date occurs,

        (iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

        (iv) the principal portion of the repurchase price for any repurchase price for any repurchased Mortgage Loans, and that were repurchased during the period from the servicer remittance date prior to the prior Distribution Date (or from the Closing Date in the case of the first Distribution Date) through the servicer remittance date prior to the current Distribution Date,

        (v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date, and

        (vi) the principal portion of the termination price if the Optional Clean-up Call is exercised.

PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

BASIC PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

EXTRA PRINCIPAL DISTRIBUTION AMOUNT. For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee Rate and plus swap receipts, if any, and less net swap payments, if any) and available during the related Due Period, over (y) the sum of interest payable on the Principal Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

NET MONTHLY EXCESS CASHFLOW. For any Distribution Date is the amount of available funds for such Distribution Date remaining after making all payments of interest and principal to the certificates.

EXCESS SUBORDINATED AMOUNT. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, over (ii) the required overcollateralization for such Distribution Date.

REALIZED LOSSES. With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance proceeds and condemnation awards, net of amounts reimbursable to the applicable Servicer for the related advances and the applicable Expense Fee Rate in respect of such Mortgage Loan.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the aggregate class certificate balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 56.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the class certificate balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 70.20% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 81.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the class certificate balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 85.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the class certificate balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 87.90% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), and (F) the class certificate balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 90.30% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (G) the class certificate balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 92.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

CLASS B-4 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (G) the class certificate balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (H) the class certificate balance of the Class B-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 95.60% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

INTEREST DISTRIBUTIONS ON THE OFFERED CERTIFICATES. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated as follows:

(i) to the Supplemental Interest Trust, net swap payments and certain swap termination payments owed to the Swap Provider, if any,

(ii) concurrently to the Class A Certificates, their Accrued Certificate Interest, and any unpaid Accrued Certificate Interest from prior Distribution Dates, allocated pro rata based on their respective entitlement to those amounts,

(iii) to the Class M Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest, and

(iv) to the Class B Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES. On each Distribution Date
(A) prior to the Step-down Date or (B) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

(i)     sequentially:

                (x) concurrently, to the Class R Certificates, pro rata based on their respective class certificate balances, until their respective class certificate balances have been reduced to zero, and

                (y) to the Class A Certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero, and

(ii) to the Class M Certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero, and

(iii) to the Class B Certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero.

On each Distribution Date (A) on or after the Step-down Date and (B) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

(i) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero,

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

(ii) to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(iii) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(iv) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(v) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vi) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vii) to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until their class certificate balance has been reduced to zero, and

(viii) to the Class B-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-4 Principal Distribution Amount, until their class certificate balance has been reduced to zero.

ALLOCATION OF NET MONTHLY EXCESS CASHFLOW. For any Distribution Date, any Net Monthly Excess Cashflow shall be allocated sequentially as follows:

(i) sequentially, in ascending numerical order, to the Class M Certificates, their unpaid interest amount,

(ii) sequentially, in ascending numerical order, to the Class B Certificates, their unpaid interest amount,

(iii) concurrently, any Class A-1 Basis Risk Carry Forward Amount to the Class A-1 Certificates, any Class A-2 Basis Risk Carry Forward Amount to the Class A-2 Certificates, and any Class A-3 Basis Risk Carry Forward Amount to the Class A-3 Certificates, and

(iv) sequentially to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4, Certificates, any Basis Risk Carry Forward Amounts for such classes.

SUPPLEMENTAL INTEREST TRUST. Funds deposited into the Supplemental Interest Trust on a Distribution Date will include: the net swap payments owed to the Swap Provider for such Distribution Date and net swap receipts from the Swap Provider for such Distribution Date. Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:

(i) to the swap provider, any net swap payments and certain swap termination payment (other than a defaulted swap termination payment) owed to the Swap Provider for such Distribution Date,

(ii)    to the Certificateholders, to pay interest according to sections (ii),
        (iii) and (iv) of the "Interest Distributions on the Offered Certificates" section, to the extent unpaid from other Available Funds,

(iii) to the Certificateholders, to pay principal according to the section "Principal Distributions on the Offered Certificates", but only to the extent necessary to cause the overcollateralization to be maintained at the current overcollateralization amount (prior to distribution of any amounts due), to the extent unpaid from other Available Funds,

(iv) to the Certificateholders, to pay unpaid interest shortfall and Basis Risk Carry Forward Amounts according to the section "Allocation of Net Monthly Excess Cashflow" to the extent unpaid, to the extent unpaid from other Available Funds,

(v) to the swap provider, any defaulted swap termination payment owed to the Swap Provider for such Distribution Date, and

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

(vi)    to the holders of the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, from and after the Distribution Date on which the class certificate balances of the Class M and Class B certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A certificates are required to be allocated pro rata to the Class A certificates based on their respective class certificate balances.

ALLOCATION OF REALIZED LOSSES. All Realized Losses on the Mortgage Loans will be allocated on each Distribution Date, first to the excess cash flow, second in reduction of the overcollateralization amount, third to the Class B-4 Certificates, fourth to the Class B-3 Certificates, fifth to the Class B-2 Certificates, sixth to the Class B-1 Certificates, seventh to the Class M-3 Certificates, eighth to the Class M-2 Certificates and ninth to the Class M-1 Certificates. An allocation of any Realized Losses to a class of certificates on any Distribution Date will be made by reducing its class certificate balance, after taking into account all distributions made on such Distribution Date. In the event that the Class M, Class B Certificates and overcollateralization have been reduced to zero, the principal distribution amount allocable to the Class A Certificates will be distributed to the Class A Certificates, pro rata based upon their respective class certificate balance, until their class certificate balance have been reduced to zero. Realized Losses will not be allocated to Class A Certificates until the last scheduled Distribution Date.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

REMAINING PREPAYMENT PENALTY TERM BY PRODUCT TYPE(1)

PRODUCT                  NO PENALTY     1-12 MONTHS     13-24 MONTHS    25-36 MONTHS    37-48 MONTHS    49-60 MONTHS       TOTAL
--------------------   -------------   -------------   -------------   -------------   -------------   -------------   -------------
2 YR ARM               $  37,809,050   $  16,634,703   $ 185,969,758   $   7,495,886   $           0   $           0   $ 247,909,396
2 YR ARM IO               13,730,218       7,142,919     117,301,951       2,984,509               0               0     141,159,598
3 YR ARM                  23,925,124      10,865,000       5,653,173     128,783,771               0               0     169,227,068
3 YR ARM IO                2,675,587       1,669,050       4,307,510      51,321,149               0               0      59,973,296
5 YR ARM                     458,942               0         139,579         431,189               0               0       1,029,710
5 YR ARM IO                        0               0               0       2,864,273               0               0       2,864,273
Fixed                     13,833,467       1,388,969       3,996,280      43,546,655               0       1,990,260      64,755,631
Fixed IO                     500,000               0       1,030,000         555,000               0          79,976       2,164,975
15/30 Balloon              6,887,371         942,788      13,247,809       5,237,731               0          21,976      26,337,675
20 Balloon                         0               0         114,815               0               0               0         114,815
                       -------------   -------------   -------------   -------------   -------------   -------------   -------------
TOTAL:                 $  99,819,760   $  38,643,428   $ 331,760,875   $ 243,220,163   $           0   $   2,092,212   $ 715,536,439
                       =============   =============   =============   =============   =============   =============   =============

PRODUCT                  NO PENALTY     1-12 MONTHS     13-24 MONTHS    25-36 MONTHS    37-48 MONTHS    49-60 MONTHS
--------------------   -------------   -------------   -------------   -------------   -------------   -------------
2 YR ARM                        5.28%           2.32%          25.99%           1.05%           0.00%           0.00%
2 YR ARM IO                     1.92            1.00           16.39            0.42            0.00            0.00
3 YR ARM                        3.34            1.52            0.79           18.00            0.00            0.00
3 YR ARM IO                     0.37            0.23            0.60            7.17            0.00            0.00
5 YR ARM                        0.06            0.00            0.02            0.06            0.00            0.00
5 YR ARM IO                     0.00            0.00            0.00            0.40            0.00            0.00
Fixed                           1.93            0.19            0.56            6.09            0.00            0.28
Fixed IO                        0.07            0.00            0.14            0.08            0.00            0.01
15/30 Balloon                   0.96            0.13            1.85            0.73            0.00            0.00
20 Balloon                      0.00            0.00            0.02            0.00            0.00            0.00
                       -------------   -------------   -------------   -------------   -------------   -------------
TOTAL:                         13.95%           5.40%          46.37%          33.99%           0.00%           0.29%
                       =============   =============   =============   =============   =============   =============

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

BREAKEVEN CDR TABLE FOR THE CLASS M AND CLASS B CERTIFICATES
    The assumptions for the breakeven CDR table below are as follows:
    o The Pricing Prepayment Assumptions (as defined on page 3 above) are applied
    o 1-month and 6-month Forward LIBOR curves (as of close on March 7, 2005) are used
    o   40% loss severity
    o   There is a 6 month lag in recoveries
    o Priced to call with collateral losses calculated through the life of the applicable bond
    o   The LIBOR Certificates are priced at par, Class B-4 priced at 84.92%
    o   Based on spreads during the marketing period

                                           FIRST DOLLAR LOSS            LIBOR FLAT               0% RETURN
                                         ---------------------    ---------------------    ---------------------
CLASS M-1      CDR                                       27.81                    28.04                    30.29
               Yield                                    4.6707                   4.2329                   0.0227
               WAL                                        3.90                     3.90                     3.67
               Modified Duration                          3.56                     3.57                     3.48
               Principal Window                  Feb09 - Feb09            Feb09 - Feb09            Dec08 - Dec08
               Principal Writedown             10,412.10 (0.02)%       946,541.47 (1.88)%    8,644,394.65 (17.14)%
               Total Collat Loss         135,202,262.30 (19.04)%  136,026,329.17 (19.15)%  142,046,216.49 (20.00)%

CLASS M-2      CDR                                       18.10                    18.42                    19.99
               Yield                                    4.9880                   4.3019                   0.0199
               WAL                                        4.74                     4.65                     4.31
               Modified Duration                          4.21                     4.15                     4.08
               Principal Window                  Dec09 - Dec09            Nov09 - Nov09            Sep09 - Sep09
               Principal Writedown             52,057.91 (0.13)%     1,463,620.63 (3.58)%    8,809,967.46 (21.57)%
               Total Collat Loss         103,199,212.80 (14.53)%  104,084,095.78 (14.66)%  109,770,372.19 (15.46)%

CLASS M-3      CDR                                       15.83                    15.91                    16.34
               Yield                                    5.0430                   4.3533                   0.1067
               WAL                                        4.90                     4.90                     4.79
               Modified Duration                          4.33                     4.34                     4.39
               Principal Window                  Feb10 - Feb10            Feb10 - Feb10            Feb10 - Feb10
               Principal Writedown             22,677.49 (0.19)%       462,637.22 (3.95)%    2,818,572.91 (24.05)%
               Total Collat Loss          93,668,116.45 (13.19)%   94,051,104.70 (13.24)%   96,096,006.18 (13.53)%

CLASS B-1      CDR                                       13.94                    14.05                    14.44
               Yield                                    5.5196                   4.4293                   0.0568
               WAL                                        5.15                     5.14                     4.89
               Modified Duration                          4.45                     4.46                     4.45
               Principal Window                  May10 - May10            May10 - May10            Apr10 - Apr10
               Principal Writedown             53,204.88 (0.52)%       693,232.83 (6.73)%    2,812,667.43 (27.31)%
               Total Collat Loss          85,695,037.33 (12.07)%   86,251,347.78 (12.14)%   87,786,173.60 (12.36)%

CLASS B-2      CDR                                       12.47                    12.57                    12.88
               Yield                                    5.6316                   4.4274                   0.0728
               WAL                                        5.32                     5.30                     5.01
               Modified Duration                          4.56                     4.57                     4.56
               Principal Window                  Jul10 - Jul10            Jul10 - Jul10            Jun10 - Jun10
               Principal Writedown             47,570.14 (0.56)%       650,815.54 (7.64)%    2,425,249.70 (28.46)%
               Total Collat Loss          78,860,730.34 (11.10)%   79,389,418.72 (11.18)%   80,641,090.25 (11.35)%

CLASS B-3      CDR                                       11.01                    11.17                    11.46
               Yield                                    6.3835                   4.4254                   0.0500
               WAL                                        5.49                     5.41                     4.96
               Modified Duration                          4.59                     4.61                     4.60
               Principal Window                  Sep10 - Sep10            Sep10 - Sep10            Aug10 - Aug10
               Principal Writedown              8,182.60 (0.09)%    1,037,891.96 (11.69)%    2,801,853.79 (31.56)%
               Total Collat Loss          71,642,867.02 (10.09)%   72,527,368.86 (10.21)%   73,785,322.82 (10.39)%

CLASS B-4      CDR                                        9.45                      N/A                    10.11
               Yield                                    9.4443                                            0.0733
               WAL                                        5.73                                              4.38
               Modified Duration                          4.56                                              4.62
               Principal Window                  Dec10 - Dec10                                     Oct10 - Oct10
               Principal Writedown             27,958.22 (0.28)%                             4,044,384.40 (40.68)%
               Total Collat Loss           63,659,032.22 (8.96)%                             66,896,856.53 (9.42)%

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

AVAILABLE FUNDS CAP(1). The information in the following table has been prepared in accordance with the following assumptions (i) one-month LIBOR and six-month LIBOR remain constant at 20.00%, and (ii) prepayments on the Mortgage Loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the Mortgage Loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table:

                                               CLASS M,
                                              CLASS B-1,
                                              CLASS B-2,
                              CLASS A          CLASS B-3
                               AVAIL.           AVAIL.
           DISTRIBUTION       FUNDS CAP        FUNDS CAP
PERIOD         DATE             (%)              (%)
------     ------------     ------------     ------------
   1          Apr-05            10.43            10.09
   2          May-05             9.31             9.00
   3          Jun-05             9.09             8.78
   4          Jul-05             9.30             8.97
   5          Aug-05             9.08             8.76
   6          Sep-05             9.07             8.74
   7          Oct-05             9.28             8.93
   8          Nov-05             9.06             8.71
   9          Dec-05             9.26             8.89
  10          Jan-06             9.04             8.67
  11          Feb-06             9.03             8.65
  12          Mar-06             9.72             9.29
  13          Apr-06             9.02             8.61
  14          May-06             9.23             8.80
  15          Jun-06             9.01             8.57
  16          Jul-06             9.23             8.76
  17          Aug-06             9.01             8.53
  18          Sep-06             9.01             8.51
  19          Oct-06             9.23             8.71
  20          Nov-06             9.02             8.48
  21          Dec-06             9.70             9.09
  22          Jan-07            10.66             9.94
  23          Feb-07            10.68             9.94
  24          Mar-07            11.59            10.75
  25          Apr-07            10.71             9.90
  26          May-07            11.01            10.15
  27          Jun-07            10.90            10.00
  28          Jul-07            11.66            10.64
  29          Aug-07            11.39            10.36
  30          Sep-07            11.42            10.34
  31          Oct-07            11.77            10.60
  32          Nov-07            11.51            10.31
  33          Dec-07            12.29            10.94
  34          Jan-08            13.25            11.69
  35          Feb-08            13.33            11.68
  36          Mar-08            14.18            12.34
  37          Apr-08            43.49            11.65
  38          May-08            16.47            11.96
  39          Jun-08            16.11            11.82
  40          Jul-08            17.16            12.77
  41          Aug-08            16.55            12.41
  42          Sep-08            16.42            12.39
  43          Oct-08            16.77            12.73
  44          Nov-08            16.17            12.36
  45          Dec-08            16.67            12.80
  46          Jan-09            16.62            12.82
  47          Feb-09            16.60            12.81
  48          Mar-09            18.16            13.99
  49          Apr-09            16.57            12.78
  50          May-09            17.04            13.13
  51          Jun-09            16.61            12.82
  52          Jul-09            17.36            13.41
  53          Aug-09            16.84            13.02
  54          Sep-09            16.82            13.00
  55          Oct-09            17.31            13.37
  56          Nov-09            16.79            12.97
  57          Dec-09            17.36            13.41
  58          Jan-10            17.04            13.19
  59          Feb-10            17.02            13.17
  60          Mar-10            18.65            14.41
  61          Apr-10            15.71            12.01
  62          May-10            16.23            12.41
  63          Jun-10            15.71            12.01
  64          Jul-10            16.23            12.41
  65          Aug-10            15.71            12.01
  66          Sep-10            15.71            12.01
  67          Oct-10            16.23            12.40
  68          Nov-10            15.70            12.00
  69          Dec-10            16.22            12.40
  70          Jan-11            15.70            12.00
  71          Feb-11            15.69            11.99
  72          Mar-11            17.37            13.28
  73          Apr-11            15.69            11.99
  74          May-11            16.21            12.39
  75          Jun-11            15.69            11.98
  76          Jul-11            16.21            12.38
  77          Aug-11            15.68            11.98
  78          Sep-11            15.68            11.98
  79          Oct-11            16.20            12.37
  80          Nov-11            15.67            11.97
  81          Dec-11            16.19            12.37
  82          Jan-12            15.67            11.97
  83          Feb-12            14.81            11.97
  84          Mar-12            14.13            12.79
  85          Apr-12            13.22            11.96
  86          May-12            13.68            12.36
  87          Jun-12            13.25            11.96
  88          Jul-12            13.70            12.35
  89          Aug-12            13.25            11.95
  90          Sep-12            13.26            11.95

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                               CLASS M,
                                              CLASS B-1,
                                              CLASS B-2,
                              CLASS A          CLASS B-3
                               AVAIL.           AVAIL.
           DISTRIBUTION       FUNDS CAP        FUNDS CAP
PERIOD         DATE             (%)              (%)
------     ------------     ------------     ------------
  91          Oct-12            13.72            12.34
  92          Nov-12            13.29            11.94
  93          Dec-12            13.75            12.34
  94          Jan-13            13.32            11.94
  95          Feb-13            13.34            11.94
  96          Mar-13            14.78            13.21
  97          Apr-13            13.37            11.93
  98          May-13            13.83            12.33
  99          Jun-13            13.40            11.93
  100         Jul-13            13.87            12.32
  101         Aug-13            13.44            11.92
  102         Sep-13            13.46            11.92
  103         Oct-13            13.95            12.31
  104         Nov-13            13.55            11.91
  105         Dec-13            14.04            12.31
  106         Jan-14            13.63            11.91
  107         Feb-14            13.68            11.91
  108         Mar-14            15.19            13.18
  109         Apr-14            13.77            11.90
  110         May-14            14.28            12.30
  111         Jun-14            13.87            11.90
  112         Jul-14            14.39            12.29
  113         Aug-14            13.98            11.89
  114         Sep-14            14.03            11.89
  115         Oct-14            14.56            12.28
  116         Nov-14            14.15            11.88
  117         Dec-14            14.68            12.28
  118         Jan-15            14.27            11.88
  119         Feb-15            14.33            11.88
  120         Mar-15            15.94            13.15

NOTES:

(1) Annualized coupon based on total interest paid to the certificates including accrued certificate interest, unpaid interest amount and basis risk carry forward amount divided by current class certificate balance.

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

SWAP AGREEMENT. On the Closing Date, the trust will enter into a Swap Agreement with an initial swap notional amount of $92,666,173.31. Under the Swap Agreement, on each Distribution Date prior to the termination of the Swap Agreement, the trust shall be obligated to pay an amount equal to a per annum rate of 4.245% (on a 30/360 basis) on the swap notional amount to the Swap Provider and the trust will be entitled to receive an amount equal to a per annum rate of One-Month LIBOR (on a actual/360 basis) on the swap notional amount from the Swap Provider. The interest accrual period applicable for payments under the Swap Agreement shall be from the 25th to 24th. Only the net amount of the two obligations above will be paid by the appropriate party.

SWAP SCHEDULE

           DISTRIBUTION     SWAP NOTIONAL
PERIOD         DATE           AMOUNT ($)
------     ------------     -------------
   1          Apr-05        92,666,173.31
   2          May-05        91,258,189.02
   3          Jun-05        89,636,567.41
   4          Jul-05        87,806,079.11
   5          Aug-05        85,773,026.38
   6          Sep-05        83,545,244.89
   7          Oct-05        81,132,089.16
   8          Nov-05        78,544,400.50
   9          Dec-05        75,795,309.57
  10          Jan-06        72,981,454.49
  11          Feb-06        70,267,601.22
  12          Mar-06        67,654,300.36
  13          Apr-06        65,137,836.87
  14          May-06        62,714,632.67
  15          Jun-06        60,381,241.56
  16          Jul-06        58,134,344.43
  17          Aug-06        55,970,744.53
  18          Sep-06        53,887,362.97
  19          Oct-06        51,881,234.43
  20          Nov-06        49,949,502.93
  21          Dec-06        48,089,417.80
  22          Jan-07        46,298,329.87
  23          Feb-07        44,573,687.64
  24          Mar-07        42,913,033.77
  25          Apr-07        41,314,001.57
  26          May-07        39,774,311.64
  27          Jun-07        38,291,768.73
  28          Jul-07        36,864,258.55
  29          Aug-07        35,489,744.87
  30          Sep-07        34,166,266.59
  31          Oct-07        32,891,934.99
  32          Nov-07        31,664,931.08
  33          Dec-07        30,483,503.01
  34          Jan-08        29,345,963.61
  35          Feb-08        28,250,687.98
  36          Mar-08        27,196,111.25
  37          Apr-08        26,180,726.30
  38          May-08        25,203,081.71
  39          Jun-08        24,261,779.62
  40          Jul-08        23,355,473.84
  41          Aug-08        22,482,867.87
  42          Sep-08        21,642,713.14
  43          Oct-08        20,833,807.19
  44          Nov-08        20,054,991.99
  45          Dec-08        19,305,152.31
  46          Jan-09        18,583,214.12
  47          Feb-09        17,888,143.09
  48          Mar-09        17,218,943.13
  49          Apr-09        16,574,654.96
  50          May-09        15,954,354.76
  51          Jun-09        15,357,152.88
  52          Jul-09        14,782,192.54
  53          Aug-09        14,228,648.66
  54          Sep-09        13,695,726.68
  55          Oct-09        13,182,661.41
  56          Nov-09        12,688,715.97
  57          Dec-09        12,213,180.74
  58          Jan-10        11,755,111.75
  59          Feb-10        11,314,117.01
  60          Mar-10        10,889,487.35
  61          Apr-10                 0.00

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     THE MORTGAGE LOANS - ALL COLLATERAL (1)

SCHEDULED PRINCIPAL BALANCE:                                  $     715,536,439
NUMBER OF MORTGAGE LOANS:                                                 4,409
AVERAGE SCHEDULED PRINCIPAL BALANCE:                          $         162,290
WEIGHTED AVERAGE GROSS COUPON:                                            7.432%
WEIGHTED AVERAGE NET COUPON: (2)                                          6.922%
WEIGHTED AVERAGE CURRENT FICO SCORE:                                        626
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                      77.65%
WEIGHTED AVERAGE COMBINED ORIGINAL LTV RATIO:                             82.13%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                            350
WEIGHTED AVERAGE SEASONING (MONTHS):                                          2
WEIGHTED AVERAGE MONTHS TO ROLL: (3)                                         26
WEIGHTED AVERAGE GROSS MARGIN: (3)                                         6.52%
WEIGHTED AVERAGE INITIAL RATE CAP: (3)                                     2.95%
WEIGHTED AVERAGE PERIODIC RATE CAP: (3)                                    1.01%
WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE: (3)                         13.72%

        (1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
        (2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less initial servicing and trustee fees.
        (3) Represents the weighted average of the adjustable rate mortgage loans in the mortgage pool.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                         PCT. OF                          WEIGHTED
                                                         POOL BY          WEIGHTED          AVG.
 CURRENT PRINCIPAL      NUMBER OF       PRINCIPAL       PRINCIPAL        AVG. GROSS       CURRENT
     BALANCE             LOANS           BALANCE         BALANCE          COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
$1 - $50,000                    494   $  16,803,600            2.35%          10.403%             647
$50,001 - $75,000               517      32,803,311            4.58            9.227              626
$75,001 - $100,000              518      45,388,468            6.34            8.216              620
$100,001 - $125,000             528      59,920,077            8.37            7.867              620
$125,001 - $150,000             459      63,506,373            8.88            7.585              620
$150,001 - $200,000             620     107,560,506           15.03            7.381              618
$200,001 - $250,000             425      95,242,104           13.31            7.212              619
$250,001 - $300,000             303      83,195,602           11.63            6.983              630
$300,001 - $350,000             211      68,067,399            9.51            7.061              629
$350,001 - $400,000             157      59,145,921            8.27            6.880              632
$400,001 & Above                177      83,903,077           11.73            6.739              637
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                        WEIGHTED
                                          AVG.
                           AVG.          COMBO.
 CURRENT PRINCIPAL      PRINCIPAL       ORIGINAL        PCT. FULL        PCT. OWNER
     BALANCE             BALANCE          LTV              DOC            OCCUPIED
-------------------   -------------   -------------    -------------    -------------
$1 - $50,000          $      34,015           94.57%           47.59%           95.09%
$50,001 - $75,000            63,449           87.37            56.02            90.54
$75,001 - $100,000           87,623           84.16            64.03            94.54
$100,001 - $125,000         113,485           83.52            61.20            96.75
$125,001 - $150,000         138,358           82.03            59.77            94.78
$150,001 - $200,000         173,485           81.35            56.66            94.69
$200,001 - $250,000         224,099           80.93            49.32            98.11
$250,001 - $300,000         274,573           80.24            38.52            96.37
$300,001 - $350,000         322,594           81.81            34.53            96.11
$350,001 - $400,000         376,726           81.83            30.99            98.07
$400,001 & Above            474,029           80.30            29.41            97.80
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY CURRENT RATE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
   CURRENT RATE           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
4.99% & Below                     1   $     225,750            0.03%           4.990%             706
5.00 - 5.49%                     20       4,774,957            0.67            5.324              664
5.50 - 5.99%                    204      53,383,198            7.46            5.804              657
6.00 - 6.49%                    417      95,040,297           13.28            6.249              646
6.50 - 6.99%                    720     157,436,512           22.00            6.731              640
7.00 - 7.49%                    555     106,289,664           14.85            7.213              628
7.50 - 7.99%                    742     124,506,375           17.40            7.700              608
8.00 - 8.49%                    324      48,306,872            6.75            8.196              599
8.50 - 8.99%                    338      44,911,811            6.28            8.701              586
9.00% & Above                 1,088      80,661,002           11.27           10.117              611
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
   CURRENT RATE          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
4.99% & Below         $     225,750           75.00%          100.00%            0.00%
5.00 - 5.49%                238,748           74.47            67.87           100.00
5.50 - 5.99%                261,682           78.26            54.61            97.48
6.00 - 6.49%                227,914           79.30            47.32            97.16
6.50 - 6.99%                218,662           80.08            40.63            96.32
7.00 - 7.49%                191,513           81.12            41.61            94.89
7.50 - 7.99%                167,798           82.10            48.42            95.59
8.00 - 8.49%                149,095           83.61            50.73            96.60
8.50 - 8.99%                132,875           84.85            57.65            94.95
9.00% & Above                74,137           91.48            49.68            96.36
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

                          DISTRIBUTION BY CREDIT SCORE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
   CREDIT SCORE           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
740 & Above                     145   $  24,710,887            3.45%           7.054%             762
720 - 739                       112      16,996,619            2.38            7.034              728
700 - 719                       182      30,007,500            4.19            7.082              708
680 - 699                       266      40,777,218            5.70            7.142              689
660 - 679                       461      73,353,233           10.25            7.162              669
640 - 659                       630     100,492,150           14.04            7.215              649
620 - 639                       668     110,451,351           15.44            7.299              629
600 - 619                       574      93,753,119           13.10            7.362              609
580 - 599                       460      74,336,906           10.39            7.608              589
560 - 579                       293      51,857,722            7.25            7.731              570
540 - 559                       265      45,335,506            6.34            7.879              550
520 - 539                       198      30,066,600            4.20            8.405              530
500 - 519                       153      23,189,555            3.24            8.438              510
400 - 499                         2         208,072            0.03            8.721              483
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
   CREDIT SCORE          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
740 & Above           $     170,420           83.39%           21.95%           90.82%
720 - 739                   151,756           85.27            30.41            91.69
700 - 719                   164,876           83.87            32.16            90.72
680 - 699                   153,298           84.51            31.35            93.67
660 - 679                   159,118           84.02            25.98            96.99
640 - 659                   159,511           83.25            34.65            94.93
620 - 639                   165,346           82.46            39.11            96.84
600 - 619                   163,333           82.70            60.26            95.96
580 - 599                   161,602           83.38            61.81            97.78
560 - 579                   176,989           80.80            66.90            98.68
540 - 559                   171,077           77.42            62.62            98.29
520 - 539                   151,852           74.53            72.09            97.72
500 - 519                   151,566           75.51            82.01            98.30
400 - 499                   104,036           68.95           100.00           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

                              DISTRIBUTION BY LIEN

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
      LIEN                LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
First                         3,645   $ 675,300,116           94.38%           7.247%             623
Second                          764      40,236,323            5.62           10.549              664
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
      LIEN               BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
First                 $     185,268           81.11%           48.22%           95.97%
Second                       52,665           99.22            27.07            98.48
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
     COMBINED           NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
   ORIGINAL LTV           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
0.01 - 60.00%                   176   $  26,809,670            3.75%           7.186%             592
60.01 - 70.00%                  267      48,959,644            6.84            7.335              581
70.01 - 80.00%                1,826     358,912,665           50.16            6.980              636
80.01 - 85.00%                  383      68,008,002            9.50            7.504              598
85.01 - 90.00%                  606     107,544,947           15.03            7.646              615
90.01 - 95.00%                  242      35,403,682            4.95            7.892              627
95.01 - 100.00%                 896      69,064,347            9.65            9.276              656
100.01% & Above                  13         833,482            0.12           10.449              659
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
     COMBINED           PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
   ORIGINAL LTV          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
0.01 - 60.00%         $     152,328           51.05%           51.76%           90.79%
60.01 - 70.00%              183,369           66.68            49.35            91.77
70.01 - 80.00%              196,557           79.12            38.75            96.55
80.01 - 85.00%              177,567           84.49            57.51            96.32
85.01 - 90.00%              177,467           89.67            52.39            94.97
90.01 - 95.00%              146,296           94.53            76.35            97.29
95.01 - 100.00%              77,081           99.93            53.26            99.89
100.01% & Above              64,114          118.37            20.39           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

                          DISTRIBUTION BY ORIGINAL LTV

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
   ORIGINAL LTV           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
0.01 - 60.00%                   940   $  67,045,992            9.37%           9.204%             635
60.01 - 70.00%                  267      48,959,644            6.84            7.335              581
70.01 - 80.00%                1,815     358,007,979           50.03            6.973              636
80.01 - 85.00%                  377      67,668,062            9.46            7.488              598
85.01 - 90.00%                  589     106,692,005           14.91            7.629              614
90.01 - 95.00%                  186      32,912,712            4.60            7.699              624
95.01 - 100.00%                 235      34,250,045            4.79            7.926              648
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
   ORIGINAL LTV          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
0.01 - 60.00%         $      71,326           79.96%           36.94%           95.41%
60.01 - 70.00%              183,369           66.68            49.35            91.77
70.01 - 80.00%              197,250           79.12            38.69            96.56
80.01 - 85.00%              179,491           84.49            57.51            96.31
85.01 - 90.00%              181,141           89.67            52.66            95.19
90.01 - 95.00%              176,950           94.51            80.03            97.91
95.01 - 100.00%             145,745           99.89            80.69            99.78
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

                          DISTRIBUTION BY DOCUMENTATION

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
  DOCUMENTATION           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
Stated Doc                    2,033   $ 365,487,876           51.08%           7.449%             643
Full Doc                      2,312     336,536,434           47.03            7.433              607
Limited Doc                      56      12,708,354            1.78            6.880              618
No Doc                            8         803,775            0.11            8.497              681
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
  DOCUMENTATION          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
Stated Doc            $     179,778           81.56%            0.00%           97.08%
Full Doc                    145,561           82.84           100.00            95.51
Limited Doc                 226,935           80.51             0.00            85.04
No Doc                      100,472           73.99             0.00            79.81
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

                             DISTRIBUTION BY PURPOSE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
     PURPOSE              LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
Cashout Refi                  1,978   $ 349,047,844           48.78%           7.383%             602
Purchase                      2,249     337,442,966           47.16            7.480              651
Rate/term Refi                  182      29,045,629            4.06            7.479              612
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
     PURPOSE             BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
Cashout Refi          $     176,465           80.14%           58.15%           96.27%
Purchase                    150,041           84.19            34.00            96.12
Rate/term Refi              159,591           82.15            64.83            94.05
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                            DISTRIBUTION BY OCCUPANCY

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
    OCCUPANCY             LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
Owner Occupied                4,204   $ 687,704,478           96.11%           7.429%             624
Non Owner                       179      23,730,546            3.32            7.507              653
Second Home                      26       4,101,414            0.57            7.527              653
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
    OCCUPANCY            BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
Owner Occupied        $     163,583           82.30%           46.74%          100.00%
Non Owner                   132,573           76.73            59.67             0.00
Second Home                 157,747           84.95            23.17             0.00
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

                          DISTRIBUTION BY PROPERTY TYPE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
  PROPERTY TYPE           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
Single Family                 3,577   $ 567,476,042           79.31%           7.444%             622
PUD                             257      51,339,651            7.17            7.385              629
Condo                           292      45,505,447            6.36            7.268              637
2-4 Family                      188      38,436,798            5.37            7.412              653
Townhouse                        94      12,674,586            1.77            7.782              626
Manufactured Housing              1         103,913            0.01            6.925              601
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
  PROPERTY TYPE          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
Single Family         $     158,646           82.13%           48.32%           96.47%
PUD                         199,765           83.61            44.76            94.65
Condo                       155,841           82.34            48.70            95.25
2-4 Family                  204,451           79.40            28.31            93.11
Townhouse                   134,836           83.60            49.18            98.19
Manufactured Housing        103,913           80.00           100.00           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

                              DISTRIBUTION BY STATE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
      STATE               LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
CA                            1,460   $ 332,194,795           46.43%           7.110%             633
FL                              631      83,214,799           11.63            7.740              620
IL                              307      46,977,265            6.57            7.521              615
NV                              113      20,489,089            2.86            7.127              630
MD                              116      20,389,814            2.85            7.407              631
AZ                              146      17,139,371            2.40            7.332              625
MI                              135      16,707,078            2.33            7.737              616
VA                              101      16,589,568            2.32            7.638              617
GA                              132      15,524,118            2.17            8.167              611
LA                              140      14,866,784            2.08            8.007              606
Other                         1,128     131,443,759           18.37            7.869              619
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
      STATE              BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
CA                    $     227,531           80.21%           32.22%           96.75%
FL                          131,878           82.43            63.53            96.02
IL                          153,020           83.18            61.53            97.25
NV                          181,319           80.55            48.03            91.03
MD                          175,774           82.68            56.31            98.18
AZ                          117,393           83.26            50.77            96.70
MI                          123,756           86.46            60.72            98.57
VA                          164,253           82.64            59.51            97.18
GA                          117,607           85.91            56.77            90.24
LA                          106,191           84.06            57.58            95.75
Other                       116,528           85.16            61.10            94.83
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                               DISTRIBUTION BY ZIP

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
       ZIP                LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
92336                            17   $   3,587,886            0.50%           7.281%             622
92880                             8       3,013,883            0.42            6.867              645
92707                            10       2,771,212            0.39            6.684              683
90044                            14       2,657,912            0.37            7.327              673
92571                            12       2,541,187            0.36            7.372              589
92557                            12       2,484,145            0.35            7.616              608
91342                            11       2,472,195            0.35            6.937              667
90255                            10       2,371,478            0.33            6.722              631
91911                             8       2,345,677            0.33            7.001              633
92553                            16       2,343,439            0.33            7.452              637
Other                         4,291     688,947,426           96.28            7.444              625
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
       ZIP               BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
92336                 $     211,052           83.11%           50.56%          100.00%
92880                       376,735           81.60            17.01           100.00
92707                       277,121           81.65             0.00           100.00
90044                       189,851           81.37            13.16           100.00
92571                       211,766           82.33            62.71           100.00
92557                       207,012           80.54            45.89           100.00
91342                       224,745           85.16            19.27           100.00
90255                       237,148           79.16            15.35            86.51
91911                       293,210           84.72            47.02            88.54
92553                       146,465           82.37            31.55            93.26
Other                       160,556           82.13            47.67            96.07
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                                          WEIGHTED         WEIGHTED
    REMAINING                                          PCT. OF POOL         AVG.             AVG.
    MONTHS TO           NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
    MATURITY              LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
1 - 180                         526   $  30,804,664            4.31%          10.024%             661
181 - 240                        21       1,371,968            0.19            9.064              659
241 - 360                     3,862     683,359,806           95.50            7.312              624
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
    REMAINING              AVG.           COMBO.
    MONTHS TO           PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
    MATURITY             BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
1 - 180               $      58,564           95.69%           35.08%           96.63%
181 - 240                    65,332           78.35            65.58            94.18
241 - 360                   176,945           81.53            47.53            96.09
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
   AMORTIZATION         NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
      TYPE                LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
15/30 Balloon                   479   $  26,337,675            3.68%          10.449%             664
2 YR ARM                      1,401     247,909,396           34.65            7.351              611
2 YR ARM IO                     505     141,159,598           19.73            6.700              651
20 Balloon                        1         114,815            0.02           10.650              718
3 YR ARM                      1,100     169,227,068           23.65            7.689              605
3 YR ARM IO                     233      59,973,296            8.38            6.766              650
5 YR ARM                          4       1,029,710            0.14            6.042              636
5 YR ARM IO                      11       2,864,273            0.40            6.264              655
Fixed                           668      64,755,631            9.05            8.152              638
Fixed IO                          7       2,164,975            0.30            6.728              662
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
   AMORTIZATION         PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
      TYPE               BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
15/30 Balloon         $      54,985           98.99%           29.14%           97.39%
2 YR ARM                    176,952           81.88            49.44            94.90
2 YR ARM IO                 279,524           81.39            31.73            96.61
20 Balloon                  114,815          100.00             0.00           100.00
3 YR ARM                    153,843           81.20            58.94            96.73
3 YR ARM IO                 257,396           79.89            31.08            98.17
5 YR ARM                    257,428           61.95            29.80           100.00
5 YR ARM IO                 260,388           79.46            83.68           100.00
Fixed                        96,940           83.10            61.50            95.24
Fixed IO                    309,282           72.76            27.07           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY INITIAL PERIODIC CAP

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
 INITIAL PERIODIC       NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
       CAP                LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
0.51 - 1.00%                     32   $   4,901,533            0.69%           7.743%             636
1.01 - 1.50%                     56      14,797,250            2.07            6.904              648
1.51 - 2.00%                     56      10,817,516            1.51            7.371              617
2.51 - 3.00%                  3,085     585,956,613           81.89            7.239              622
3.01% & Above                    25       5,690,430            0.80            6.601              634
N/A                           1,155      93,373,097           13.05            8.770              646
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
 INITIAL PERIODIC       PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
       CAP               BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
0.51 - 1.00%          $     153,173           91.92%           73.57%           93.61%
1.01 - 1.50%                264,237           82.14            41.73            90.49
1.51 - 2.00%                193,170           80.41            56.30            99.20
2.51 - 3.00%                189,937           81.28            45.99            96.20
3.01% & Above               227,617           78.47            54.21           100.00
N/A                          80,843           87.36            51.50            95.96
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

                          DISTRIBUTION BY PERIODIC CAP

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
     PERIODIC           NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
       CAP                LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
0.51 - 1.00%                  3,189   $ 605,283,038           84.59%           7.241%             622
1.01 - 1.50%                     60      15,519,353            2.17            6.885              651
1.51 - 2.00%                      5       1,360,950            0.19            6.994              646
N/A                           1,155      93,373,097           13.05            8.770              646
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
     PERIODIC           PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
       CAP               BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
0.51 - 1.00%          $     189,803           81.30%           46.40%           96.26%
1.01 - 1.50%                258,656           82.10            42.61            90.93
1.51 - 2.00%                272,190           94.96            70.61           100.00
N/A                          80,843           87.36            51.50            95.96
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
    MONTHS TO           NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
    RATE RESET            LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
0                                 3   $     770,480            0.11%           7.171%             648
13 - 24                       1,904     388,494,371           54.29            7.115              626
25 - 36                       1,332     229,004,507           32.00            7.448              617
49 & Above                       15       3,893,983            0.54            6.205              650
N/A                           1,155      93,373,097           13.05            8.770              646
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
    MONTHS TO           PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
    RATE RESET           BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
0                     $     256,827           78.49%           78.61%           51.55%
13 - 24                     204,041           81.71            43.01            95.61
25 - 36                     171,925           80.85            51.55            97.10
49 & Above                  259,599           74.83            69.43           100.00
N/A                          80,843           87.36            51.50            95.96
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

                        DISTRIBUTION BY LIFE MAXIMUM RATE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
   LIFE MAXIMUM         NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
       RATE               LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
0.00 - 11.99%                   150   $  43,690,514            6.11%           5.784%             656
12.00 - 12.49%                  221      54,792,216            7.66            6.232              643
12.50 - 12.99%                  378      88,437,043           12.36            6.627              634
13.00 - 13.49%                  372      77,911,363           10.89            6.786              632
13.50 - 13.99%                  568     110,423,020           15.43            7.103              630
14.00 - 14.49%                  379      67,530,455            9.44            7.413              625
14.50 - 14.99%                  541      90,692,078           12.67            7.890              605
15.00 - 15.49%                  253      38,915,245            5.44            8.397              595
15.50 - 15.99%                  194      26,082,079            3.65            8.908              576
16.00% & Above                  198      23,689,328            3.31            9.745              559
N/A                           1,155      93,373,097           13.05            8.770              646
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
   LIFE MAXIMUM         PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
       RATE              BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
0.00 - 11.99%         $     291,270           77.69%           48.28%           96.85%
12.00 - 12.49%              247,929           78.70            38.60            96.97
12.50 - 12.99%              233,960           80.21            40.03            97.85
13.00 - 13.49%              209,439           81.46            44.11            93.98
13.50 - 13.99%              194,407           81.24            41.83            94.74
14.00 - 14.49%              178,181           82.18            46.07            96.46
14.50 - 14.99%              167,638           82.70            49.05            96.27
15.00 - 15.49%              153,815           83.68            48.51            96.11
15.50 - 15.99%              134,444           85.15            66.08            97.41
16.00% & Above              119,643           83.02            78.25            97.22
N/A                          80,843           87.36            51.50            95.96
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                             DISTRIBUTION BY MARGIN

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
      MARGIN              LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
0.00 - 4.99%                     19   $   3,588,018            0.50%           6.155%             660
5.00 - 5.49%                    575     134,437,544           18.79            6.331              651
5.50 - 5.99%                    463     100,845,748           14.09            6.761              630
6.00 - 6.49%                    420      88,694,083           12.40            6.895              624
6.50 - 6.99%                    477      98,828,255           13.81            7.420              616
7.00% & Above                 1,300     195,769,694           27.36            8.170              601
N/A                           1,155      93,373,097           13.05            8.770              646
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        4,409   $ 715,536,439          100.00%           7.432%             626
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
      MARGIN             BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
0.00 - 4.99%          $     188,843           81.72%           68.35%          100.00%
5.00 - 5.49%                233,804           79.18            43.19            94.94
5.50 - 5.99%                217,809           81.91            46.14            98.07
6.00 - 6.49%                211,176           81.37            43.65            94.38
6.50 - 6.99%                207,187           79.32            39.08            96.18
7.00% & Above               150,592           83.54            53.15            96.65
N/A                          80,843           87.36            51.50            95.96
                      -------------   -------------    -------------    -------------
TOTAL:                $     162,290           82.13%           47.03%           96.11%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     THE ADJUSTABLE RATE MORTGAGE LOANS (1)

SCHEDULED PRINCIPAL BALANCE:                                  $     622,163,341
NUMBER OF MORTGAGE LOANS:                                                 3,254
AVERAGE SCHEDULED PRINCIPAL BALANCE:                          $         191,200
WEIGHTED AVERAGE GROSS COUPON:                                            7.232%
WEIGHTED AVERAGE NET COUPON: (2)                                          6.722%
WEIGHTED AVERAGE CURRENT FICO SCORE:                                        623
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                      81.35%
WEIGHTED AVERAGE COMBINED ORIGINAL LTV RATIO:                             81.35%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                            358
WEIGHTED AVERAGE SEASONING(MONTHS):                                           2
WEIGHTED AVERAGE MONTHS TO ROLL: (3)                                         26
WEIGHTED AVERAGE GROSS MARGIN: (3)                                         6.52%
WEIGHTED AVERAGE INITIAL RATE CAP: (3)                                     2.95%
WEIGHTED AVERAGE PERIODIC RATE CAP: (3)                                    1.01%
WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE: (3)                         13.72%

        (1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
        (2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less initial servicing and trustee fees.
        (3) Represents the weighted average of the adjustable rate mortgage loans in the mortgage pool.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
 CURRENT PRINCIPAL      NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
     BALANCE              LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
$1 - $50,000                     48   $   2,131,619            0.34%           9.098%             585
$50,001 - $75,000               261      16,881,375            2.71            8.394              600
$75,001 - $100,000              350      30,841,543            4.96            7.769              606
$100,001 - $125,000             424      48,120,843            7.73            7.669              616
$125,001 - $150,000             391      53,979,360            8.68            7.543              617
$150,001 - $200,000             572      99,387,297           15.97            7.365              617
$200,001 - $250,000             395      88,556,479           14.23            7.210              620
$250,001 - $300,000             289      79,324,742           12.75            6.990              629
$300,001 - $350,000             204      65,752,492           10.57            7.075              627
$350,001 - $400,000             150      56,475,415            9.08            6.884              631
$400,001 & Above                170      80,712,177           12.97            6.734              637
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
 CURRENT PRINCIPAL      PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
     BALANCE             BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
$1 - $50,000          $      44,409           78.25%           86.79%           83.50%
$50,001 - $75,000            64,680           81.39            73.71            86.71
$75,001 - $100,000           88,119           81.64            71.16            93.89
$100,001 - $125,000         113,493           82.80            61.19            96.40
$125,001 - $150,000         138,055           81.99            58.71            94.10
$150,001 - $200,000         173,754           81.20            55.85            94.44
$200,001 - $250,000         224,194           80.98            48.80            97.97
$250,001 - $300,000         274,480           80.49            37.63            96.54
$300,001 - $350,000         322,316           82.07            35.27            97.54
$350,001 - $400,000         376,503           81.67            28.43            97.98
$400,001 & Above            474,778           80.62            28.81            97.71
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY CURRENT RATE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
   CURRENT RATE           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
4.99% & Below                     1   $     225,750            0.04%           4.990%             706
5.00 - 5.49%                     20       4,774,957            0.77            5.324              664
5.50 - 5.99%                    193      51,269,225            8.24            5.805              656
6.00 - 6.49%                    374      87,543,023           14.07            6.248              646
6.50 - 6.99%                    651     145,076,046           23.32            6.728              640
7.00 - 7.49%                    497      97,627,774           15.69            7.213              627
7.50 - 7.99%                    656     114,785,920           18.45            7.697              607
8.00 - 8.49%                    279      43,890,931            7.05            8.196              597
8.50 - 8.99%                    263      38,456,567            6.18            8.691              578
9.00% & Above                   320      38,513,148            6.19            9.617              564
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
   CURRENT RATE          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
4.99% & Below         $     225,750           75.00%          100.00%            0.00%
5.00 - 5.49%                238,748           74.47            67.87           100.00
5.50 - 5.99%                265,644           78.28            53.86            97.60
6.00 - 6.49%                234,072           79.64            44.99            97.12
6.50 - 6.99%                222,851           80.49            38.72            96.96
7.00 - 7.49%                196,434           81.57            39.88            94.52
7.50 - 7.99%                174,979           82.23            45.93            95.54
8.00 - 8.49%                157,315           83.61            48.84            96.84
8.50 - 8.99%                146,223           84.72            58.80            95.21
9.00% & Above               120,354           84.26            67.79            94.85
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

                          DISTRIBUTION BY CREDIT SCORE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
   CREDIT SCORE           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
740 & Above                      83   $  19,056,900            3.06%           6.688%             762
720 - 739                        65      13,546,600            2.18            6.601              728
700 - 719                       106      24,159,906            3.88            6.646              708
680 - 699                       165      32,766,291            5.27            6.834              689
660 - 679                       303      61,822,414            9.94            6.795              669
640 - 659                       416      84,870,978           13.64            6.887              649
620 - 639                       466      95,791,967           15.40            6.992              629
600 - 619                       432      81,892,258           13.16            7.172              610
580 - 599                       386      66,790,786           10.74            7.512              589
560 - 579                       261      47,923,952            7.70            7.716              570
540 - 559                       243      42,524,826            6.83            7.893              550
520 - 539                       180      28,293,707            4.55            8.395              530
500 - 519                       146      22,514,685            3.62            8.430              510
400 - 499                         2         208,072            0.03            8.721              483
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
   CREDIT SCORE          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
740 & Above           $     229,601           81.66%           19.91%           93.63%
720 - 739                   208,409           83.51            28.70            90.93
700 - 719                   227,924           82.02            31.90            89.74
680 - 699                   198,584           83.27            29.92            93.31
660 - 679                   204,034           82.59            25.31            96.58
640 - 659                   204,017           82.02            32.47            94.76
620 - 639                   205,562           81.32            37.34            96.58
600 - 619                   189,565           82.36            57.45            95.79
580 - 599                   173,033           83.53            59.95            98.26
560 - 579                   183,617           81.26            66.17            98.57
540 - 559                   174,999           77.74            61.89            98.28
520 - 539                   157,187           74.89            72.54            97.57
500 - 519                   154,210           75.44            81.81            98.25
400 - 499                   104,036           68.95           100.00           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

                                               DISTRIBUTION BY LIEN

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
      LIEN                LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
First                         3,254   $ 622,163,341          100.00%           7.232%             623
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
      LIEN               BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
First                 $     191,200           81.35%           46.36%           96.13%
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
     COMBINED           NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
   ORIGINAL LTV           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
0.01 - 60.00%                   123   $  20,585,168            3.31%           7.214%             583
60.01 - 70.00%                  224      42,464,174            6.83            7.351              576
70.01 - 80.00%                1,686     339,140,546           54.51            6.961              636
80.01 - 85.00%                  327      61,514,712            9.89            7.466              595
85.01 - 90.00%                  532      99,260,451           15.95            7.635              612
90.01 - 95.00%                  165      29,262,762            4.70            7.679              624
95.01 - 100.00%                 197      29,935,529            4.81            7.893              647
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
     COMBINED           PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
   ORIGINAL LTV          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
0.01 - 60.00%         $     167,359           51.76%           48.07%           90.00%
60.01 - 70.00%              189,572           66.72            49.79            93.94
70.01 - 80.00%              201,151           79.19            37.34            96.50
80.01 - 85.00%              188,118           84.50            54.94            97.08
85.01 - 90.00%              186,580           89.66            50.99            94.88
90.01 - 95.00%              177,350           94.54            78.40            97.65
95.01 - 100.00%             151,957           99.92            78.23           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

                          DISTRIBUTION BY ORIGINAL LTV

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
   ORIGINAL LTV           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
0.01 - 60.00%                   123   $  20,585,168            3.31%           7.214%             583
60.01 - 70.00%                  224      42,464,174            6.83            7.351              576
70.01 - 80.00%                1,686     339,140,546           54.51            6.961              636
80.01 - 85.00%                  327      61,514,712            9.89            7.466              595
85.01 - 90.00%                  532      99,260,451           15.95            7.635              612
90.01 - 95.00%                  165      29,262,762            4.70            7.679              624
95.01 - 100.00%                 197      29,935,529            4.81            7.893              647
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
   ORIGINAL LTV          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
0.01 - 60.00%         $     167,359           51.76%           48.07%           90.00%
60.01 - 70.00%              189,572           66.72            49.79            93.94
70.01 - 80.00%              201,151           79.19            37.34            96.50
80.01 - 85.00%              188,118           84.50            54.94            97.08
85.01 - 90.00%              186,580           89.66            50.99            94.88
90.01 - 95.00%              177,350           94.54            78.40            97.65
95.01 - 100.00%             151,957           99.92            78.23           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

                          DISTRIBUTION BY DOCUMENTATION

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
  DOCUMENTATION           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
Stated Doc                    1,444   $ 321,820,116           51.73%           7.170%             640
Full Doc                      1,760     288,449,283           46.36            7.318              603
Limited Doc                      48      11,508,486            1.85            6.762              620
No Doc                            2         385,457            0.06            7.863              623
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
  DOCUMENTATION          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
Stated Doc            $     222,867           80.29%            0.00%           97.20%
Full Doc                    163,892           82.58           100.00            95.44
Limited Doc                 239,760           80.64             0.00            83.48
No Doc                      192,728           63.04             0.00           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

                             DISTRIBUTION BY PURPOSE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
     PURPOSE              LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
Cashout Refi                  1,593   $ 304,144,027           48.88%           7.331%             599
Purchase                      1,524     293,521,507           47.18            7.114              649
Rate/term Refi                  137      24,497,807            3.94            7.415              606
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
     PURPOSE             BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
Cashout Refi          $     190,925           80.26%           56.43%           96.58%
Purchase                    192,599           82.45            34.43            95.87
Rate/term Refi              178,816           81.65            64.37            93.71
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                            DISTRIBUTION BY OCCUPANCY

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
    OCCUPANCY             LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
Owner Occupied                3,091   $ 598,099,812           96.13%           7.224%             621
Non Owner                       140      20,165,442            3.24            7.389              648
Second Home                      23       3,898,088            0.63            7.574              650
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
    OCCUPANCY            BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
Owner Occupied        $     193,497           81.47%           46.03%          100.00%
Non Owner                   144,039           76.84            60.45             0.00
Second Home                 169,482           85.70            24.37             0.00
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

                          DISTRIBUTION BY PROPERTY TYPE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
  PROPERTY TYPE           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
Single Family                 2,629   $ 489,420,395           78.66%           7.248%             619
PUD                             203      46,332,396            7.45            7.203              627
Condo                           207      40,610,783            6.53            6.959              635
2-4 Family                      140      34,103,073            5.48            7.232              649
Townhouse                        74      11,592,781            1.86            7.631              623
Manufactured Housing              1         103,913            0.02            6.925              601
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
  PROPERTY TYPE          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
Single Family         $     186,162           81.34%           47.45%           96.42%
PUD                         228,238           82.84            44.72            94.28
Condo                       196,187           81.03            48.71            95.37
2-4 Family                  243,593           79.15            28.83            94.75
Townhouse                   156,659           83.13            49.71            98.02
Manufactured Housing        103,913           80.00           100.00           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

                              DISTRIBUTION BY STATE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
      STATE               LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
CA                            1,012   $ 289,021,028           46.45%           6.831%             629
FL                              451      70,678,140           11.36            7.567              618
IL                              267      44,128,458            7.09            7.445              615
NV                               87      18,461,693            2.97            6.953              628
MD                               88      18,049,878            2.90            7.260              625
MI                              123      16,132,221            2.59            7.671              614
AZ                              112      15,769,619            2.53            7.141              625
VA                               77      14,135,973            2.27            7.536              611
LA                              100      11,992,880            1.93            7.857              601
GA                               88      11,944,600            1.92            8.021              604
Other                           849     111,848,851           17.98            7.772              616
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
      STATE              BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
CA                    $     285,594           78.90%           32.51%           96.98%
FL                          156,714           82.58            61.83            95.31
IL                          165,275           83.15            61.52            97.07
NV                          212,203           79.57            47.78            90.04
MD                          205,112           82.26            57.62            98.08
MI                          131,156           86.33            60.25            98.99
AZ                          140,800           82.16            50.36            96.41
VA                          183,584           81.67            57.48            97.91
LA                          119,929           83.65            55.94            97.17
GA                          135,734           85.36            48.83            89.16
Other                       131,742           84.77            59.09            94.74
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                               DISTRIBUTION BY ZIP

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
       ZIP                LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
92336                            10   $   3,149,960            0.51%           6.899%             615
92880                             7       2,923,988            0.47            6.751              642
92707                             7       2,518,181            0.40            6.279              683
92571                            10       2,436,202            0.39            7.244              587
92557                            10       2,361,242            0.38            7.403              606
90255                             8       2,251,264            0.36            6.510              627
90044                             8       2,213,260            0.36            6.882              676
91911                             6       2,159,180            0.35            6.656              634
90650                             7       2,109,508            0.34            6.815              599
94565                             7       2,073,531            0.33            6.691              659
Other                         3,174     597,967,026           96.11            7.249              622
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
       ZIP               BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
92336                 $     314,996           80.53%           55.34%          100.00%
92880                       417,713           81.03            17.53           100.00
92707                       359,740           78.98             0.00           100.00
92571                       243,620           81.57            62.82           100.00
92557                       236,124           79.53            48.28           100.00
90255                       281,408           78.04            16.17            85.79
90044                       276,658           80.78            12.65           100.00
91911                       359,863           83.40            46.32            87.55
90650                       301,358           81.87            22.80           100.00
94565                       296,219           80.71            14.12           100.00
Other                       188,395           81.38            47.01            96.07
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                                          WEIGHTED         WEIGHTED
    REMAINING                                          PCT. OF POOL         AVG.             AVG.
    MONTHS TO           NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
    MATURITY              LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
241 - 360                     3,254   $ 622,163,341          100.00%           7.232%             623
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
    REMAINING              AVG.           COMBO.
    MONTHS TO           PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
    MATURITY             BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
241 - 360             $     191,200           81.35%           46.36%           96.13%
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
   AMORTIZATION         NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
      TYPE                LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
2 YR ARM                      1,401   $ 247,909,396           39.85%           7.351%             611
2 YR ARM IO                     505     141,159,598           22.69            6.700              651
3 YR ARM                      1,100     169,227,068           27.20            7.689              605
3 YR ARM IO                     233      59,973,296            9.64            6.766              650
5 YR ARM                          4       1,029,710            0.17            6.042              636
5 YR ARM IO                      11       2,864,273            0.46            6.264              655
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
   AMORTIZATION         PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
      TYPE               BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
2 YR ARM              $     176,952           81.88%           49.44%           94.90%
2 YR ARM IO                 279,524           81.39            31.73            96.61
3 YR ARM                    153,843           81.20            58.94            96.73
3 YR ARM IO                 257,396           79.89            31.08            98.17
5 YR ARM                    257,428           61.95            29.80           100.00
5 YR ARM IO                 260,388           79.46            83.68           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

                      DISTRIBUTION BY INITIAL PERIODIC CAP

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
 INITIAL PERIODIC       NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
       CAP                LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
0.51 - 1.00%                     32   $   4,901,533            0.79%           7.743%             636
1.01 - 1.50%                     56      14,797,250            2.38            6.904              648
1.51 - 2.00%                     56      10,817,516            1.74            7.371              617
2.51 - 3.00%                  3,085     585,956,613           94.18            7.239              622
3.01% & Above                    25       5,690,430            0.91            6.601              634
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
 INITIAL PERIODIC       PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
       CAP               BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
0.51 - 1.00%          $     153,173           91.92%           73.57%           93.61%
1.01 - 1.50%                264,237           82.14            41.73            90.49
1.51 - 2.00%                193,170           80.41            56.30            99.20
2.51 - 3.00%                189,937           81.28            45.99            96.20
3.01% & Above               227,617           78.47            54.21           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY PERIODIC CAP

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
     PERIODIC           NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
       CAP                LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
0.51 - 1.00%                  3,189   $ 605,283,038           97.29%           7.241%             622
1.01 - 1.50%                     60      15,519,353            2.49            6.885              651
1.51 - 2.00%                      5       1,360,950            0.22            6.994              646
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
     PERIODIC           PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
       CAP               BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
0.51 - 1.00%          $     189,803           81.30%           46.40%           96.26%
1.01 - 1.50%                258,656           82.10            42.61            90.93
1.51 - 2.00%                272,190           94.96            70.61           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
    MONTHS TO           NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
    RATE RESET            LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
0                                 3   $     770,480            0.12%           7.171%             648
13 - 24                       1,904     388,494,371           62.44            7.115              626
25 - 36                       1,332     229,004,507           36.81            7.448              617
49 & Above                       15       3,893,983            0.63            6.205              650
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
    MONTHS TO           PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
    RATE RESET           BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
0                     $     256,827           78.49%           78.61%           51.55%
13 - 24                     204,041           81.71            43.01            95.61
25 - 36                     171,925           80.85            51.55            97.10
49 & Above                  259,599           74.83            69.43           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

                        DISTRIBUTION BY LIFE MAXIMUM RATE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
   LIFE MAXIMUM         NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
       RATE               LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
11.99% & Below                  150   $  43,690,514            7.02%           5.784%             656
12.00 - 12.49%                  221      54,792,216            8.81            6.232              643
12.50 - 12.99%                  378      88,437,043           14.21            6.627              634
13.00 - 13.49%                  372      77,911,363           12.52            6.786              632
13.50 - 13.99%                  568     110,423,020           17.75            7.103              630
14.00 - 14.49%                  379      67,530,455           10.85            7.413              625
14.50 - 14.99%                  541      90,692,078           14.58            7.890              605
15.00 - 15.49%                  253      38,915,245            6.25            8.397              595
15.50 - 15.99%                  194      26,082,079            4.19            8.908              576
16.00% & Above                  198      23,689,328            3.81            9.745              559
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
   LIFE MAXIMUM         PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
       RATE              BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
11.99% & Below        $     291,270           77.69%           48.28%           96.85%
12.00 - 12.49%              247,929           78.70            38.60            96.97
12.50 - 12.99%              233,960           80.21            40.03            97.85
13.00 - 13.49%              209,439           81.46            44.11            93.98
13.50 - 13.99%              194,407           81.24            41.83            94.74
14.00 - 14.49%              178,181           82.18            46.07            96.46
14.50 - 14.99%              167,638           82.70            49.05            96.27
15.00 - 15.49%              153,815           83.68            48.51            96.11
15.50 - 15.99%              134,444           85.15            66.08            97.41
16.00% & Above              119,643           83.02            78.25            97.22
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

                             DISTRIBUTION BY MARGIN

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
      MARGIN              LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
4.99% & Below                    19   $   3,588,018            0.58%           6.155%             660
5.00 - 5.49%                    575     134,437,544           21.61            6.331              651
5.50 - 5.99%                    463     100,845,748           16.21            6.761              630
6.00 - 6.49%                    420      88,694,083           14.26            6.895              624
6.50 - 6.99%                    477      98,828,255           15.88            7.420              616
7.00% & Above                 1,300     195,769,694           31.47            8.170              601
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        3,254   $ 622,163,341          100.00%           7.232%             623
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
      MARGIN             BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
4.99% & Below         $     188,843           81.72%           68.35%          100.00%
5.00 - 5.49%                233,804           79.18            43.19            94.94
5.50 - 5.99%                217,809           81.91            46.14            98.07
6.00 - 6.49%                211,176           81.37            43.65            94.38
6.50 - 6.99%                207,187           79.32            39.08            96.18
7.00% & Above               150,592           83.54            53.15            96.65
                      -------------   -------------    -------------    -------------
TOTAL:                $     191,200           81.35%           46.36%           96.13%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          FIXED RATE MORTGAGE LOANS(1)

SCHEDULED PRINCIPAL BALANCE:                                  $      93,373,097
NUMBER OF MORTGAGE LOANS:                                                 1,155
AVERAGE SCHEDULED PRINCIPAL BALANCE:                          $          80,843
WEIGHTED AVERAGE GROSS COUPON:                                            8.770%
WEIGHTED AVERAGE NET COUPON: (2)                                          8.260%
WEIGHTED AVERAGE CURRENT FICO SCORE:                                        646
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                      52.99%
WEIGHTED AVERAGE COMBINED ORIGINAL LTV RATIO:                             87.36%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                            296
WEIGHTED AVERAGE SEASONING(MONTHS):                                           2

        (1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
        (2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less initial servicing and trustee fees.

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
 CURRENT PRINCIPAL      NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
     BALANCE              LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
$1 - $50,000                    446   $  14,671,981           15.71%          10.592%             656
$50,001 - $75,000               256      15,921,936           17.05           10.110              653
$75,001 - $100,000              168      14,546,925           15.58            9.165              651
$100,001 - $125,000             104      11,799,234           12.64            8.672              638
$125,001 - $150,000              68       9,527,012           10.20            7.824              636
$150,001 - $200,000              48       8,173,209            8.75            7.572              641
$200,001 - $250,000              30       6,685,626            7.16            7.241              613
$250,001 - $300,000              14       3,870,860            4.15            6.839              646
$300,001 - $350,000               7       2,314,907            2.48            6.679              694
$350,001 - $400,000               7       2,670,506            2.86            6.790              643
$400,001 & Above                  7       3,190,900            3.42            6.872              647
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        1,155   $  93,373,097          100.00%           8.770%             646
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
 CURRENT PRINCIPAL      PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
     BALANCE             BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
$1 - $50,000          $      32,897           96.95%           41.90%           96.77%
$50,001 - $75,000            62,195           93.71            37.26            94.61
$75,001 - $100,000           86,589           89.51            48.91            95.93
$100,001 - $125,000         113,454           86.46            61.27            98.16
$125,001 - $150,000         140,103           82.24            65.75            98.60
$150,001 - $200,000         170,275           83.19            66.55            97.82
$200,001 - $250,000         222,854           80.22            56.17           100.00
$250,001 - $300,000         276,490           75.10            56.73            92.72
$300,001 - $350,000         330,701           74.25            13.62            55.35
$350,001 - $400,000         381,501           85.23            85.04           100.00
$400,001 & Above            455,843           72.36            44.58           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $      80,843           87.36%           51.50%           95.96%
                      =============   =============    =============    =============

                          DISTRIBUTION BY CURRENT RATE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
   CURRENT RATE           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
5.50 - 5.99%                     11   $   2,113,973            2.26%           5.768%             679
6.00 - 6.49%                     43       7,497,274            8.03            6.256              651
6.50 - 6.99%                     69      12,360,466           13.24            6.765              650
7.00 - 7.49%                     58       8,661,890            9.28            7.220              642
7.50 - 7.99%                     86       9,720,455           10.41            7.729              622
8.00 - 8.49%                     45       4,415,941            4.73            8.201              618
8.50 - 8.99%                     75       6,455,244            6.91            8.761              629
9.00% & Above                   768      42,147,854           45.14           10.575              653
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        1,155   $  93,373,097          100.00%           8.770%             646
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
   CURRENT RATE          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
5.50 - 5.99%          $     192,179           77.88%           72.68%           94.58%
6.00 - 6.49%                174,355           75.26            74.57            97.62
6.50 - 6.99%                179,137           75.30            63.06            88.75
7.00 - 7.49%                149,343           76.11            61.10            99.08
7.50 - 7.99%                113,029           80.57            77.80            96.21
8.00 - 8.49%                 98,132           83.53            69.48            94.17
8.50 - 8.99%                 86,070           85.64            50.76            93.35
9.00% & Above                54,880           98.07            33.14            97.75
                      -------------   -------------    -------------    -------------
TOTAL:                $      80,843           87.36%           51.50%           95.96%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY CREDIT SCORE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
   CREDIT SCORE           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
740 & Above                      62   $   5,653,988            6.06%           8.286%             760
720 - 739                        47       3,450,019            3.69            8.735              728
700 - 719                        76       5,847,594            6.26            8.882              709
680 - 699                       101       8,010,926            8.58            8.399              689
660 - 679                       158      11,530,819           12.35            9.133              670
640 - 659                       214      15,621,172           16.73            8.997              649
620 - 639                       202      14,659,384           15.70            9.303              629
600 - 619                       142      11,860,862           12.70            8.674              609
580 - 599                        74       7,546,121            8.08            8.452              588
560 - 579                        32       3,933,771            4.21            7.912              569
540 - 559                        22       2,810,680            3.01            7.677              549
520 - 539                        18       1,772,893            1.90            8.568              531
500 - 519                         7         674,869            0.72            8.705              509
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        1,155   $  93,373,097          100.00%           8.770%             646
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
   CREDIT SCORE          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
740 & Above           $      91,193           89.20%           28.82%           81.36%
720 - 739                    73,405           92.20            37.14            94.66
700 - 719                    76,942           91.55            33.24            94.79
680 - 699                    79,316           89.58            37.23            95.18
660 - 679                    72,980           91.70            29.58            99.14
640 - 659                    72,996           89.94            46.47            95.84
620 - 639                    72,571           89.93            50.64            98.55
600 - 619                    83,527           85.04            79.66            97.11
580 - 599                   101,975           81.99            78.30            93.50
560 - 579                   122,930           75.19            75.79           100.00
540 - 559                   127,758           72.52            73.60            98.40
520 - 539                    98,494           68.66            64.93           100.00
500 - 519                    96,410           77.74            88.66           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $      80,843           87.36%           51.50%           95.96%
                      =============   =============    =============    =============

                              DISTRIBUTION BY LIEN

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
      LIEN                LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
First                           391   $  53,136,775           56.91%           7.422%             632
Second                          764      40,236,323           43.09           10.549              664
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        1,155   $  93,373,097          100.00%           8.770%             646
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
      LIEN               BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
First                 $     135,900           78.39%           70.00%           94.06%
Second                       52,665           99.22            27.07            98.48
                      -------------   -------------    -------------    -------------
TOTAL:                $      80,843           87.36%           51.50%           95.96%
                      =============   =============    =============    =============

                      DISTRIBUTION BY COMBINED ORIGINAL LTV

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
     COMBINED           NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
   ORIGINAL LTV           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
0.01 - 60.00%                    53   $   6,224,502            6.67%           7.094%             622
60.01 - 70.00%                   43       6,495,470            6.96            7.228              618
70.01 - 80.00%                  140      19,772,120           21.18            7.310              636
80.01 - 85.00%                   56       6,493,290            6.95            7.863              622
85.01 - 90.00%                   74       8,284,496            8.87            7.776              649
90.01 - 95.00%                   77       6,140,920            6.58            8.906              640
95.01 - 100.00%                 699      39,128,818           41.91           10.334              663
100.01% & Above                  13         833,482            0.89           10.449              659
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        1,155   $  93,373,097          100.00%           8.770%             646
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
     COMBINED           PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
   ORIGINAL LTV          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
0.01 - 60.00%         $     117,443           48.71%           63.97%           93.41%
60.01 - 70.00%              151,057           66.43            46.42            77.62
70.01 - 80.00%              141,229           77.96            62.85            97.37
80.01 - 85.00%              115,952           84.39            81.82            89.16
85.01 - 90.00%              111,953           89.76            69.14            96.00
90.01 - 95.00%               79,752           94.50            66.56            95.57
95.01 - 100.00%              55,978           99.94            34.16            99.80
100.01% & Above              64,114          118.37            20.39           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $      80,843           87.36%           51.50%           95.96%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY ORIGINAL LTV

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
   ORIGINAL LTV           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
0.01 - 60.00%                   817   $  46,460,824           49.76%          10.086%             658
60.01 - 70.00%                   43       6,495,470            6.96            7.228              618
70.01 - 80.00%                  129      18,867,433           20.21            7.198              635
80.01 - 85.00%                   50       6,153,350            6.59            7.715              621
85.01 - 90.00%                   57       7,431,554            7.96            7.555              646
90.01 - 95.00%                   21       3,649,950            3.91            7.859              623
95.01 - 100.00%                  38       4,314,516            4.62            8.157              654
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        1,155   $  93,373,097          100.00%           8.770%             646
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
   ORIGINAL LTV          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
0.01 - 60.00%         $      56,868           92.45%           32.01%           97.80%
60.01 - 70.00%              151,057           66.43            46.42            77.62
70.01 - 80.00%              146,259           77.91            63.01            97.54
80.01 - 85.00%              123,067           84.41            83.21            88.56
85.01 - 90.00%              130,378           89.75            74.99            99.35
90.01 - 95.00%              173,807           94.26            93.02           100.00
95.01 - 100.00%             113,540           99.73            97.80            98.22
                      -------------   -------------    -------------    -------------
TOTAL:                $      80,843           87.36%           51.50%           95.96%
                      =============   =============    =============    =============

                          DISTRIBUTION BY DOCUMENTATION

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
  DOCUMENTATION           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
Full Doc                        552   $  48,087,151           51.50%           8.122%             629
Stated Doc                      589      43,667,761           46.77            9.501              664
Limited Doc                       8       1,199,868            1.29            8.008              600
No Doc                            6         418,318            0.45            9.080              735
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        1,155   $  93,373,097          100.00%           8.770%             646
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
  DOCUMENTATION          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
Full Doc              $      87,114           84.37%          100.00%           95.90%
Stated Doc                   74,139           90.91             0.00            96.25
Limited Doc                 149,984           79.34             0.00           100.00
No Doc                       69,720           84.09             0.00            61.20
                      -------------   -------------    -------------    -------------
TOTAL:                $      80,843           87.36%           51.50%           95.96%
                      =============   =============    =============    =============

                             DISTRIBUTION BY PURPOSE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
     PURPOSE              LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
Cashout Refi                    385   $  44,903,817           48.09%           7.734%             628
Purchase                        725      43,921,458           47.04            9.927              664
Rate/term Refi                   45       4,547,822            4.87            7.824              645
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        1,155   $  93,373,097          100.00%           8.770%             646
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
     PURPOSE             BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
Cashout Refi          $     116,633           79.35%           69.82%           94.18%
Purchase                     60,581           95.82            31.14            97.80
Rate/term Refi              101,063           84.84            67.26            95.89
                      -------------   -------------    -------------    -------------
TOTAL:                $      80,843           87.36%           51.50%           95.96%
                      =============   =============    =============    =============

                            DISTRIBUTION BY OCCUPANCY

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
    OCCUPANCY             LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
Owner Occupied                1,113   $  89,604,666           95.96%           8.798%             644
Non Owner                        39       3,565,105            3.82            8.173              680
Second Home                       3         203,327            0.22            6.623              713
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        1,155   $  93,373,097          100.00%           8.770%             646
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
    OCCUPANCY            BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
Owner Occupied        $      80,507           87.85%           51.47%          100.00%
Non Owner                    91,413           76.10            55.25             0.00
Second Home                  67,776           70.47             0.00             0.00
                      -------------   -------------    -------------    -------------
TOTAL:                $      80,843           87.36%           51.50%           95.96%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY PROPERTY TYPE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
  PROPERTY TYPE           LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
Single Family                   948   $  78,055,648           83.60%           8.672%             643
PUD                              54       5,007,255            5.36            9.067              643
Condo                            85       4,894,664            5.24            9.826              655
2-4 Family                       48       4,333,725            4.64            8.829              683
Townhouse                        20       1,081,806            1.16            9.394              654
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        1,155   $  93,373,097          100.00%           8.770%             646
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
  PROPERTY TYPE          BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
Single Family         $      82,337           87.10%           53.71%           96.76%
PUD                          92,727           90.67            45.15            98.06
Condo                        57,584           93.26            48.63            94.24
2-4 Family                   90,286           81.36            24.20            80.22
Townhouse                    54,090           88.67            43.45           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $      80,843           87.36%           51.50%           95.96%
                      =============   =============    =============    =============

                              DISTRIBUTION BY STATE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
      STATE               LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
CA                              448   $  43,173,767           46.24%           8.975%             657
FL                              180      12,536,659           13.43            8.716              633
GA                               44       3,579,519            3.83            8.654              634
LA                               40       2,873,904            3.08            8.633              626
IL                               40       2,848,807            3.05            8.688              621
VA                               24       2,453,595            2.63            8.222              655
MD                               28       2,339,935            2.51            8.543              675
TX                               25       2,284,672            2.45            7.974              621
NC                               35       2,271,088            2.43            8.894              631
NV                               26       2,027,396            2.17            8.714              644
Other                           265      16,983,757           18.19            8.555              637
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        1,155   $  93,373,097          100.00%           8.770%             646
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
      STATE              BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
CA                    $      96,370           88.97%           30.29%           95.20%
FL                           69,648           81.54            73.12           100.00
GA                           81,353           87.75            83.25            93.87
LA                           71,848           85.78            64.40            89.83
IL                           71,220           83.59            61.75           100.00
VA                          102,233           88.22            71.22            92.99
MD                           83,569           85.98            46.18            98.93
TX                           91,387           80.63            65.73            94.03
NC                           64,888           90.80            70.69            92.58
NV                           77,977           89.46            50.28           100.00
Other                        64,090           88.66            72.42            95.99
                      -------------   -------------    -------------    -------------
TOTAL:                $      80,843           87.36%           51.50%           95.96%
                      =============   =============    =============    =============

                               DISTRIBUTION BY ZIP

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
                        NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
       ZIP                LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
92691                             5   $   1,261,299            1.35%           7.744%             637
90002                             3         930,005            1.00            6.863              734
91356                             2         615,003            0.66            7.267              555
90810                             2         590,269            0.63            6.730              642
91706                             3         573,790            0.61            7.358              654
92806                             2         544,702            0.58            7.953              754
92324                             5         526,641            0.56            8.288              589
92503                             7         522,705            0.56            9.706              669
93550                             4         513,387            0.55            7.578              603
95209                             2         509,720            0.55            7.576              619
Other                         1,120      86,785,577           92.94            8.855              645
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        1,155   $  93,373,097          100.00%           8.770%             646
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
                        PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
       ZIP               BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
92691                 $     252,260           78.73%           10.52%          100.00%
90002                       310,002           72.64             0.00            26.36
91356                       307,501           65.28            89.27           100.00
90810                       295,135           78.32             0.00           100.00
91706                       191,263           80.46            39.98           100.00
92806                       272,351           83.99             0.00           100.00
92324                       105,328           83.95            52.17           100.00
92503                        74,672           92.08             0.00           100.00
93550                       128,347           84.15            41.84           100.00
95209                       254,860           95.38            85.13           100.00
Other                        77,487           87.90            53.30            96.45
                      -------------   -------------    -------------    -------------
TOTAL:                $      80,843           87.36%           51.50%           95.96%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                                          WEIGHTED         WEIGHTED
    REMAINING                                          PCT. OF POOL         AVG.             AVG.
    MONTHS TO           NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
    MATURITY              LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
1 - 180                         526   $  30,804,664           32.99%          10.024%             661
181 - 240                        21       1,371,968            1.47            9.064              659
241 - 360                       608      61,196,465           65.54            8.132              638
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        1,155   $  93,373,097          100.00%           8.770%             646
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
    REMAINING              AVG.           COMBO.
    MONTHS TO           PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
    MATURITY             BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
1 - 180               $      58,564           95.69%           35.08%           96.63%
181 - 240                    65,332           78.35            65.58            94.18
241 - 360                   100,652           83.38            59.45            95.67
                      -------------   -------------    -------------    -------------
TOTAL:                $      80,843           87.36%           51.50%           95.96%
                      =============   =============    =============    =============

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                                          WEIGHTED         WEIGHTED
                                                       PCT. OF POOL         AVG.             AVG.
   AMORTIZATION         NUMBER OF       PRINCIPAL      BY PRINCIPAL        GROSS           CURRENT
      TYPE                LOANS          BALANCE         BALANCE           COUPON           FICO
-------------------   -------------   -------------   -------------    -------------    -------------
15/30 Balloon                   479   $  26,337,675           28.21%          10.449%             664
20 Balloon                        1         114,815            0.12           10.650              718
Fixed                           668      64,755,631           69.35            8.152              638
Fixed IO                          7       2,164,975            2.32            6.728              662
                      -------------   -------------   -------------    -------------    -------------
TOTAL:                        1,155   $  93,373,097          100.00%           8.770%             646
                      =============   =============   =============    =============    =============

                                         WEIGHTED
                                           AVG.
                           AVG.           COMBO.
   AMORTIZATION         PRINCIPAL        ORIGINAL        PCT. FULL       PCT. OWNER
      TYPE               BALANCE           LTV              DOC           OCCUPIED
-------------------   -------------   -------------    -------------    -------------
15/30 Balloon         $      54,985           98.99%           29.14%           97.39%
20 Balloon                  114,815          100.00             0.00           100.00
Fixed                        96,940           83.10            61.50            95.24
Fixed IO                    309,282           72.76            27.07           100.00
                      -------------   -------------    -------------    -------------
TOTAL:                $      80,843           87.36%           51.50%           95.96%
                      =============   =============    =============    =============

This material is for your information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      [This page intentionally left blank]

                                   PROSPECTUS

                          MORTGAGE-BACKED CERTIFICATES

                              MORTGAGE-BACKED NOTES
                              (Issuable in Series)

                          GS MORTGAGE SECURITIES CORP.
                                     Seller

     GS Mortgage Securities Corp. may, through one or more trusts, offer to sell certificates and notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

      o mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

      o mortgage loans or participations in mortgage loans secured by multifamily residential properties,

      o loans or participations in loans secured by security interests on shares in cooperative housing corporations,

      o conditional sales contracts and installment sales or loan agreements or participations in such contracts or agreements secured by manufactured housing,

      o closed-end and revolving credit line mortgage loans or participations in revolving credit line mortgage loans (or certain revolving credit line mortgage loan balances); and

      o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities.

     The certificates or notes of any series may be called "mortgage-backed certificates" or "mortgage-backed notes" or "asset-backed certificates" or "asset-backed notes".

     AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

     Offers of the certificates or notes, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              GOLDMAN, SACHS & CO.

                The date of this Prospectus is December 1, 2004.

                      [This page intentionally left blank]


                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT.............................................................................................1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................1
RISK FACTORS......................................................................................................2
     You May Have Difficulty Selling The Securities...............................................................2
     Book-Entry Securities May Delay Receipt of Payment and Reports...............................................2
     Your Return on an Investment in The Securities Is Uncertain..................................................2
     Interest Only and Principal Only Securities Involve Additional Risk..........................................3
     Subordinated Securities Involve More Risks and May Incur Losses..............................................3
     Trust or Trust Fund Assets Are the Only Source of Payments on the Securities.................................3
     Delays and Expenses Inherent in Foreclosure Procedures Could Delay Distributions to You or Result in Losses..4
     The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss..............4
     Financial Instruments May Not Avoid Losses...................................................................4
     Environmental Conditions Affecting Mortgaged Properties May Result in Losses.................................5
     Security Interests in Manufactured Homes May Be Lost.........................................................5
     Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment in the Securities..........5
     The Trust May Contain Mortgage Assets Secured by Subordinated Liens;
         These Mortgage Assets Are More Likely Than Mortgage Assets Secured by Senior Liens to Experience Losses..6
     If Consumer Protection Laws are Violated in the Origination or Servicing of the Loans,
         Losses on Your Investment Could Result...................................................................6
     Assets of the Trust or Trust Fund May Include Delinquent and Sub-Performing Residential Mortgage Loans.......7
     The Securities Are Not Suitable Investments for All Investors................................................7
     You May Have Income for Tax Purposes Prior to Your Receipt of Cash...........................................7
THE TRUSTS OR TRUST FUNDS.........................................................................................8
     The Mortgage Loans - General.................................................................................9
     Single Family and Cooperative Loans.........................................................................11
     Multifamily Loans...........................................................................................12
     Manufactured Housing Contracts..............................................................................12
     Revolving Credit Line Mortgage Loans........................................................................13
     Agency Securities...........................................................................................13
     Private Mortgage-Backed Securities..........................................................................18
     U.S. Government Securities..................................................................................20
     Substitution of Mortgage Assets.............................................................................20
     Pre-Funding and Capitalized Interest Accounts...............................................................20
USE OF PROCEEDS..................................................................................................21
THE SELLER.......................................................................................................21
THE MORTGAGE LOANS...............................................................................................21
     Representations by Lenders; Repurchases.....................................................................23
     Optional Purchase of Defaulted Loans........................................................................24
DESCRIPTION OF THE SECURITIES....................................................................................24
     Distributions on Securities.................................................................................26
     Advances....................................................................................................28
     Reports to Securityholders..................................................................................28
     Book-Entry Registration.....................................................................................29
CREDIT ENHANCEMENT...............................................................................................32
     General.....................................................................................................32
     Subordination...............................................................................................33
     Pool Insurance Policies.....................................................................................34
     Special Hazard Insurance Policies...........................................................................35



     Bankruptcy Bonds............................................................................................36
     FHA Insurance; VA Guarantees; RHS Guarantees................................................................36
         FHA Loans...............................................................................................36
         VA Loans................................................................................................39
         RHS Loans...............................................................................................40
     FHA Insurance on Multifamily Loans..........................................................................42
     Reserve and Other Accounts..................................................................................42
     Other Insurance, Guarantees and Similar Instruments or Agreements...........................................42
     Cross Support...............................................................................................43
YIELD AND PREPAYMENT CONSIDERATIONS..............................................................................43
ADMINISTRATION...................................................................................................45
     Assignment of Mortgage Assets...............................................................................45
     Payments on Mortgage Loans; Deposits to Accounts............................................................47
     Sub-Servicing by Lenders....................................................................................48
     Collection Procedures.......................................................................................50
     Hazard Insurance............................................................................................51
     Realization Upon Defaulted Mortgage Loans...................................................................52
     Servicing and Other Compensation and Payment of Expenses....................................................54
     Evidence as to Compliance...................................................................................54
     Certain Matters Regarding the Master Servicer and Us........................................................55
     Events of Default; Rights Upon Event of Default.............................................................56
     The Trustee.................................................................................................58
     Duties of the Trustee.......................................................................................58
     Resignation of Trustee......................................................................................59
     Amendment...................................................................................................59
     Termination; Optional Termination...........................................................................60
LEGAL ASPECTS OF THE MORTGAGE LOANS..............................................................................60
     General.....................................................................................................61
     Foreclosure/Repossession....................................................................................64
         General.................................................................................................64
     Rights Of Redemption........................................................................................67
         General.................................................................................................67
     Anti-Deficiency Legislation And Other Limitations On Lenders................................................67
     Due-On-Sale Clauses.........................................................................................69
     Prepayment Charges..........................................................................................69
     Subordinate Financing.......................................................................................70
     Applicability of Usury Laws.................................................................................70
     Servicemembers Civil Relief Act and the California Military and Veterans Code...............................71
     Product Liability and Related Litigation....................................................................71
     Environmental Considerations................................................................................72
     Forfeiture for Drug, RICO and Money Laundering Violations...................................................73
     Other Legal Considerations..................................................................................74
FEDERAL INCOME TAX CONSEQUENCES..................................................................................74
     Miscellaneous Itemized Deductions...........................................................................75
     Tax Treatment of REMIC Regular Interests and Other Debt Instruments.........................................75
     OID 76
     Market Discount.............................................................................................79
     Amortizable Premium.........................................................................................80
     Consequences of Realized Losses.............................................................................81
     Gain or Loss on Disposition.................................................................................81
     Taxation of Certain Foreign Holders of Debt Instruments.....................................................82
     Backup Withholding..........................................................................................83
     Reporting and Tax Administration............................................................................83
     Tax Treatment of REMIC Residual Interests...................................................................84
     Special Considerations for Certain Types of Investors.......................................................87
     Treatment by the REMIC of OID, Market Discount, and Amortizable Premium.....................................89



     REMIC-Level Taxes...........................................................................................89
     REMIC Qualification.........................................................................................90
     Grantor Trusts..............................................................................................90
     Tax Treatment of the Grantor Trust Security.................................................................90
     Treatment of Pass-Through Securities........................................................................91
     Treatment of Strip Securities...............................................................................91
     Determination of Income with Respect to Strip Securities....................................................92
     Purchase of Complementary Classes of Strip Securities.......................................................93
     Possible Alternative Characterizations of Strip Securities..................................................93
     Limitations on Deductions With Respect to Strip Securities..................................................94
     Sale of a Grantor Trust Security............................................................................94
     Taxation of Certain Foreign Holders of Grantor Trust Securities.............................................94
     Backup Withholding of Grantor Trust Securities..............................................................95
     Reporting and Tax Administration of Grantor Trust Securities................................................95
     Taxation of Owners of Owner Trust Securities................................................................95
     Partnership Taxation........................................................................................95
     Discount and Premium of Mortgage Loans......................................................................96
     Section 708 Termination.....................................................................................97
     Gain or Loss on Disposition of Partnership Securities.......................................................97
     Allocations Between Transferors and Transferees.............................................................97
     Section 731 Distributions...................................................................................98
     Section 754 Election........................................................................................98
     Administrative Matters......................................................................................98
     Tax Consequences to Foreign Securityholders of a Partnership Trust..........................................99
     Backup Withholding on Partnership Securities................................................................99
STATE, FOREIGN AND lOCAL TAX CONSEQUENCES.......................................................................100
ERISA CONSIDERATIONS............................................................................................100
     General....................................................................................................100
     ERISA Considerations Relating to Certificates..............................................................100
     Underwriter Exemption......................................................................................102
     ERISA Considerations Relating to Notes.....................................................................108
LEGAL INVESTMENT................................................................................................109
METHOD OF DISTRIBUTION..........................................................................................111
LEGAL MATTERS...................................................................................................111
FINANCIAL INFORMATION...........................................................................................112
     Ratings....................................................................................................112
WHERE YOU CAN FIND MORE INFORMATION.............................................................................113
INDEX...........................................................................................................114


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


                              PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

     You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

     All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                            Telephone: (212) 902-1000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

     AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW THE FOLLOWING INFORMATION AND THE INFORMATION UNDER THE CAPTION "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

YOU MAY HAVE DIFFICULTY SELLING THE SECURITIES

     There will be no market for the certificates or notes of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the certificates or notes. The certificates and notes are redeemable only under the limited circumstances, if any, described in the supplement to this prospectus. We do not intend to list any class of certificates or notes on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the certificates or notes are not listed or quoted, you may experience more difficulty selling certificates or notes. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS

     If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase certificates and notes for which they cannot receive physical certificates.

YOUR RETURN ON AN INVESTMENT IN THE SECURITIES IS UNCERTAIN

     Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest.

      o The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans or breaches of representations and warranties. A series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of notes or holders of certificates in any month or over the period of time that such certificates or notes remain outstanding.

    o Optional Termination May Adversely Affect Yield. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of certificates or notes. In such event, the holders of one or more classes of certificates or notes may incur a loss.

    o Credit Enhancement Will Not Cover All Losses. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

INTEREST ONLY AND PRINCIPAL ONLY SECURITIES INVOLVE ADDITIONAL RISK

     Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

     A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

     The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

SUBORDINATED SECURITIES INVOLVE MORE RISKS AND MAY INCUR LOSSES

     A series of certificates or notes may provide that one or more classes of such certificates or notes are subordinated in right of payment to one or more other classes of that series or to one or more tranches of certificates or notes within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of certificates and notes is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

TRUST OR TRUST FUND ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE SECURITIES

     Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the seller, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

DELAYS AND EXPENSES INHERENT IN FORECLOSURE PROCEDURES COULD DELAY DISTRIBUTIONS TO YOU OR RESULT IN LOSSES

     Substantial delays may occur before mortgage assets are liquidated and the proceeds forwarded to the trust or trust fund. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and mortgaged property proceeds may not cover the defaulted mortgage loan amount. Expenses incurred in the course of liquidating defaulted mortgage loans will be applied to reduce the foreclosure proceeds available to the trust or trust fund. Liquidation expenses with respect to defaulted mortgage assets do not vary directly with the outstanding principal balances of the mortgage assets at the time of default. Therefore, assuming that a master servicer or sub-servicer took the same steps in realizing on a defaulted mortgage asset having a small remaining principal balance as it would in the case of a defaulted mortgage asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small mortgage assets than would be the case with the larger defaulted mortgage assets having a large remaining principal balance. Also, some states prohibit a lender from obtaining a judgment against the mortgagor for amounts not covered by property proceeds if the mortgaged property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in amounts payable to you.

     There is no assurance that the value of the mortgaged assets for any series of certificates or notes at any time will equal or exceed the principal amount of the outstanding certificates or notes of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancement providers, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to the trust or the trust fund. As a result, you may not receive the full amount of interest and principal due on your certificates or notes.

     Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

THE CONCENTRATION OF MORTGAGE ASSETS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS

     The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. These states may suffer economic problems or reductions in market values for properties that other states will not experience. Because of the concentration of mortgage assets in these states, those types of problems may have a greater effect on the certificates or notes of such series.

FINANCIAL INSTRUMENTS MAY NOT AVOID LOSSES

     A trust or trust fund may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

ENVIRONMENTAL CONDITIONS AFFECTING MORTGAGED PROPERTIES MAY RESULT IN LOSSES

     Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of certificates or notes if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

SECURITY INTERESTS IN MANUFACTURED HOMES MAY BE LOST

     The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

     Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the sub-servicer would be unlikely to discover such noncompliance, which would hinder the sub-servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR INVESTMENT IN THE SECURITIES

     We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. In the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

THE TRUST MAY CONTAIN MORTGAGE ASSETS SECURED BY SUBORDINATED LIENS; THESE MORTGAGE ASSETS ARE MORE LIKELY THAN MORTGAGE ASSETS SECURED BY SENIOR LIENS TO EXPERIENCE LOSSES

     The trust may contain mortgage assets that are in a subordinate lien position. Mortgages or deeds of trust securing subordinate mortgage assets will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a subordinate lender may only foreclose in a manner that is consistent with the rights of the senior lender. As a result, the subordinate lender generally must either pay the related senior lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage asset. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any subordinate mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

IF CONSUMER PROTECTION LAWS ARE VIOLATED IN THE ORIGINATION OR SERVICING OF THE LOANS, LOSSES ON YOUR INVESTMENT COULD RESULT

     In addition to federal laws, most states and some local governments have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer or the sub-servicer to collect interest or principal on the mortgage assets and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's or the sub-servicer's ability to collect interest or principal on a mortgage loan may result in a loss to you.

     The mortgage loans may also be governed by federal laws relating to the origination and underwriting of mortgage loans. These laws:

      o require specified disclosures to the borrowers regarding the terms of the mortgage loans;

      o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

      o regulate the use and reporting of information related to the borrower's credit experience;

      o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

      o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

      o limit the ability of the master servicer or the sub-servicer to collect full amounts of interest on some mortgage assets and interfere with the ability of the master servicer or the sub-servicer to foreclose on some mortgaged properties.

     If particular provisions of these federal laws are violated, the master servicer or the sub-servicer may be unable to collect all or part of the principal or interest on the mortgage assets. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

ASSETS OF THE TRUST OR TRUST FUND MAY INCLUDE DELINQUENT AND SUB-PERFORMING RESIDENTIAL MORTGAGE LOANS

     The assets of the trust or trust fund may include residential mortgage loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

      o the rate of defaults and prepayments on the residential mortgage loans to increase; and

      o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates or notes should consider such an investment.

         YOU MAY HAVE INCOME FOR TAX PURPOSES PRIOR TO YOUR RECEIPT OF CASH

     Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

     In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

      o generally, will not be subject to offset by losses from other activities,

      o for a tax-exempt holder, will be treated as unrelated business taxable income, and

      o for a foreign holder, will not qualify for exemption from withholding tax.

     Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in this prospectus.

                            THE TRUSTS OR TRUST FUNDS

      A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

      1.    a mortgage pool* comprised of:

      o Single family loans. "SINGLE FAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by one- to four-family residential properties (which may have mixed residential and commercial uses),

      o Multifamily loans. "MULTIFAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by multifamily residential properties (which may have mixed residential and commercial uses),

      o Cooperative loans. "COOPERATIVE LOANS" consist of loans or participations in loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

      o Manufactured housing contracts. "MANUFACTURED HOUSING CONTRACTS" consist of conditional sales contracts and installment sales or loan agreements or participations in conditional sales contracts, installment sales or loan agreements secured by manufactured housing, and or

      o Revolving Credit Line Mortgage Loans. "REVOLVING CREDIT LINE MORTGAGE LOANS" consist of mortgage loans or participations in mortgage loans (or certain revolving credit line mortgage loan balances) secured by one- to four-family or multifamily residential properties (which may have mixed residential and commercial uses), the unpaid principal balances of which may vary during a specified period of time as the related line of credit is repaid or drawn down by the borrower from time to time;

            2. mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "AGENCY SECURITIES"; and/or

            3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "PRIVATELY ISSUED MORTGAGE-BACKED SECURITIES," in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

     The single and multifamily loans, the cooperative loans, the manufactured housing contracts and the revolving credit line mortgage loans are sometimes referred to in this prospectus as the "MORTGAGE

-----------------

* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

LOANS." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. The certificates and notes are sometimes referred to in this prospectus as the securities.

     We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to as "LENDERS," or in the market and we will convey the mortgage assets to the related trust fund.

     As used in this prospectus, "AGREEMENT" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

     The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be listed in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be attached to a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE MORTGAGE LOANS - GENERAL

     The real property and manufactured homes, as the case may be, which secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority - also referred to as the "FHA" -or partially guaranteed by the Veterans Administration - also referred to as the "VA" or the Rural Housing Service of the United State Department of Agriculture - also referred to as "RHS" - as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "PRIMARY INSURANCE POLICY") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

     Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features, a combination of such features or other features the related prospectus supplement may describe:

      o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;

      o Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

      o Monthly payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and

      o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

      Each prospectus supplement will contain information, as of a date specified in such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

      o the aggregate principal balance and the average principal balance of the mortgage loans as of the date specified in the related prospectus supplement,

      o the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties, condotels-which generally are condominium units at properties which may include features similar to those commonly found at hotels, such as maid service, a front desk or resident manager, rental pools and commercial space, or such other amenities as may be described in the related prospectus supplement-or other real property),

      o     the original terms to maturity of the mortgage loans,

      o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

      o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

      o the geographical distribution of the mortgage loans on a state-by-state basis.

     The "LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the certificates or notes, as applicable, of the related series. To the extent one or more servicers or master servicers are appointed for a related series (each, a "MASTER SERVICER"), they will be named in the related prospectus supplement and will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a master servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the master trustee if so specified in the related prospectus supplement or applicable Agreement. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

     With respect to a series of securities, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. We will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

SINGLE FAMILY AND COOPERATIVE LOANS

     Single family loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential or mixed residential and commercial use properties. The single family loans may include loans or participations in loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

     The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units, which may be part of a mixed use property. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold generally will exceed the scheduled maturity of the related mortgage loan by at least five years. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

     Multifamily loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units and which may be part of a mixed use property. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years.

     Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

MANUFACTURED HOUSING CONTRACTS

     The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and original terms to stated maturity of

5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

     The "MANUFACTURED HOMES" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the home; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter." In the past, manufactured homes were commonly referred to as "mobile homes."

REVOLVING CREDIT LINE MORTGAGE LOANS

     Revolving credit line mortgage loans may consist, in whole or in part, of mortgage loans or participations or other beneficial interests in mortgage loans or certain revolving credit line mortgage loan balances. Interest on each revolving credit line mortgage loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a revolving credit line mortgage loan, principal amounts on such revolving credit line mortgage loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line mortgage loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the aggregate balance of the revolving credit line mortgage loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to such balances and such amounts will usually differ each day. The full amount of a closed-end revolving credit line mortgage loan is advanced at the inception of the revolving credit line mortgage loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the revolving credit line mortgage loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end revolving credit line mortgage loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end revolving credit line mortgage loans may exceed 360 months.

     Under certain circumstances, under a revolving credit line mortgage loan, a borrower may choose an interest-only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest-only payment option may terminate at the end of a specific period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the revolving credit line mortgage loan.

AGENCY SECURITIES

     Government National Mortgage Association. Government National Mortgage Association, commonly known as GNMA, ("GNMA") is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by the RHS under Title V of the Housing Act of 1949. The mortgage loans insured by the FHA are referred to as FHA Loans ("FHA LOANS"). The loans partially guaranteed by the VA are referred to as VA Loans ("VA LOANS"), and loans partially guaranteed by the RHS are referred to as RHS Loans ("RHS LOANS").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans, VA Loans and/or RHS Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I CERTIFICATE," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II CERTIFICATE." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans, RHS loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential or mixed use property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans, VA Loans or RHS Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

     GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans, VA Loans or RHS Loans secured by one- to four-family residential or mixed use properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, VA Loan or RHS Loans underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, VA Loan or RHS Loans and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate and Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA Loans, VA Loans or RHS Loans.

     If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans, VA Loans or RHS Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

     GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

     If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

     The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

     Federal National Mortgage Association. The Federal National Mortgage Association, commonly referred to as Fannie Mae ("FANNIE MAE"), is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans, VA Loans or RHS Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans, VA Loans or RHS Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

     The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

     Federal Home Loan Mortgage Corporation. The Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac ("FREDDIE MAC"), is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans, VA Loans or RHS Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

     Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

     Other Agency Securities. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities ("PMBS") will have been issued pursuant to a pooling and servicing agreement - a "PMBS POOLING AND SERVICING AGREEMENT." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS SERVICER," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS TRUSTEE." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

     Such securities (1) either (a) will have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the mortgage assets.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

     Additional Information. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

     1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

     2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

     o  the payment features of such mortgage loans,

     o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

     o the servicing fee or range of servicing fees with respect to the mortgage loans,

     o the minimum and maximum stated maturities of the underlying mortgage loans at origination and

     o  delinquency experience with respect to the mortgage loans,

     3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

     4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

     5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves, and

     6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

U.S. GOVERNMENT SECURITIES

     If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. GOVERNMENT SECURITIES") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

SUBSTITUTION OF MORTGAGE ASSETS

     If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

     If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "PRE-FUNDING ACCOUNTS," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed six months. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement--Reserve and Other Accounts". It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

     If a pre-funding account is established, one or more segregated trust accounts, known as "CAPITALIZED INTEREST ACCOUNTS", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities. We may use any amounts remaining after such payments for general corporate purposes.

                                   THE SELLER

     We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or bonds secured by such mortgage assets. We are a wholly owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

     We do not have, nor do we expect in the future to have, any significant assets.

                               THE MORTGAGE LOANS

GENERAL

     We will have purchased the mortgage loans, either directly or through affiliates, from lenders or other loan sellers who may or may not be affiliated with us. We do not originate mortgage loans. The underwriting standards for mortgage loans of a particular series will be described in the related prospectus supplement if relevant to an understanding of the mortgage loans. In general, each lender or loan seller will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination or such other standards as we have required of such lender or loan seller, in any case, as specified in the applicable prospectus supplement. We may elect to re-underwrite some of the mortgage loans based upon our own criteria. As to any mortgage loan insured by the FHA or partially guaranteed by the VA or the RHS, the lender will represent that it has complied with underwriting policies of the FHA, the VA or the RHS, as the case may be.

     The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender requires that a prospective borrower fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As a part of the description of the borrower's financial condition, the lender generally requires the borrower to provide a current list of assets and liabilities and a statement of income and expense as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The lender may obtain employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In determining the adequacy of the mortgaged property as collateral, an appraiser appraises each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to cooperative loans, the appraisal is based on the market value of comparable units. With respect to manufactured housing contracts, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. With respect to a multifamily loan, the appraisal must specify whether the appraiser used an income analysis, a market analysis or a cost analysis. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (as to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by lenders may be varied in appropriate leases where factors such as low Loan-to-Value Ratios or other favorable credit factor exist.

     A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

     In the case of a single family or multifamily loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the mortgage loan.

     Certain of the types of mortgage loans which may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

     We may, in connection with the acquisition of mortgage loans, re-underwrite the mortgage loans based upon criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

REPRESENTATIONS BY LENDERS; REPURCHASES

     Each lender generally will have made representations and warranties in respect of the mortgage loans such lender sold and that are included in the assets of the trust fund. The related prospectus supplement will provide a summary of the representations and warranties for those mortgage loans which comprise the collateral that supports the securities offered by the related prospectus supplement. The lender will have made the representations and warranties in respect of a mortgage loan as of the date on which such lender sold the mortgage loan to us or one of our affiliates or as of such other date specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. Since the representations and warranties of a lender do not address events that may occur following such lender's sale of a mortgage loan, the lender's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the lender sold such mortgage loan to us or one of our affiliates.

     In general, the Master Servicer or the trustee, if the Master Servicer is the lender, will be required to promptly notify the relevant lender of any breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If such lender cannot cure such breach generally within a specified period after notice from the Master Servicer or the trustee, as the case may be, then such lender generally will be obligated to repurchase such mortgage loan from the trust fund at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a lender's breach of representation. Certain rights of substitution for defective mortgage loans may be provided with respect to a series in the related prospectus supplement.

     We and the Master Servicer (unless the Master Servicer is the lender) will not be obligated to purchase a mortgage loan if a lender defaults on its obligation to do so. We cannot assure you that lenders will carry out their respective repurchase obligations with respect to mortgage loans.

     If the related prospectus supplement so specifies, the lender may have acquired the mortgage loans from a third party which made certain representations and warranties to the lender as of the time of the sale to the lender. In lieu of making representations and warranties as of the time of the sale to us, the lender may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties.

     The lender and any third party which conveyed the mortgage loans to the lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the lender or such third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to the rating agency rating the related securities.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such agreement will vary depending upon the nature of the certificates or notes to be issued thereunder and the nature of the related trust fund.

     The series of certificates or notes may be referred to in the prospectus supplement as "mortgage-backed certificates" or "mortgage-backed notes" or "asset-backed certificates" or "asset-backed notes."

     A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions which may appear in each such agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable agreement or agreements for each series of securities and the applicable prospectus supplement. We will provide a copy of the applicable agreement or agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004

     The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance or VA or RHS guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the Agreement:

     o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("RETAINED INTEREST")),

     o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "ACCOUNTS");

     o property which secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o  U.S. Government Securities; and

     o any primary insurance policies, FHA insurance, VA guarantees, RHS guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.

     If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

     o  reinvestment income on payments received on the trust assets,

     o  a reserve fund,

     o  a mortgage pool insurance policy,

     o  a special hazard insurance policy,

     o  a bankruptcy bond,

     o  one or more letters of credit,

     o  a financial guaranty insurance policy,

     o  third party guarantees or similar instruments,

     o  U.S. Government Securities designed to assure payment of the securities,

     o financial instruments such as swap agreements, caps, collars and floors, or

     o  other agreements.

     The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series. The related prospectus supplement will specify the timing and amounts of such distributions which may vary among classes or over time. If the related prospectus supplement so provides, the securityholder of a class (a "CALL CLASS") of securities of a series may have the right to direct the trustee to redeem a related Callable Class or Classes. A "CALLABLE CLASS" is a class of securities of a series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related prospectus supplement, after the issuance of the Callable Class, there may be a specified "LOCK-OUT PERIOD" during which such securities could not be called. We anticipate that Call Classes generally will be offered only on a private basis.

     The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to the distributions at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means. However, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

     Except with respect to Real Estate Investment Mortgage Conduits, commonly known as "REMICS," residual securities, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities, as provided in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

     The trustee will make distributions allocable to principal and/or interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources, which may include accounts funded to cover basis risk shortfall amounts or capitalized interest accounts. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

     Available Funds. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the Agreement specifies. "AVAILABLE FUNDS" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

     Distributions of Interest. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "ACCRUAL SECURITIES") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

     Distributions of Principal. The aggregate "CURRENT PRINCIPAL AMOUNT" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

     If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

     Unscheduled Distributions. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, excessive losses on the mortgage assets or low rates then available for reinvestment of such payments, the trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

     All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

ADVANCES

     The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities) an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will be subject to the Master Servicer's determination that they will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

     In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer or such other person to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made. Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer or such other person to the extent the Agreement permits. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

REPORTS TO SECURITYHOLDERS

     Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

     1. the amount of such distribution allocable to principal;

     2. the amount of such distribution allocable to interest;

     3. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

     4. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date; and

     5. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one-month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure.

     Where applicable, any amount listed above may be expressed as a dollar amount per single security of the relevant class having a denomination or interest specified in the related prospectus supplement or in the report to securityholders. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the trustee will send or otherwise make available to each securityholder of record at any time during such calendar year such customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

     If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream Banking, societe anonyme or the Euroclear Bank, societe anonyme, in Europe, if they are participating organizations (a "PARTICIPANT") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "CLEARSTREAM." Euroclear Bank, societe anonyme is referred to as "EUROCLEAR." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories that in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

     An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

     Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

     Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "DEFINITIVE SECURITIES"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

     Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

     Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

     Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such distributions to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

     Under a book-entry format, beneficial owners may experience some delay in their receipt of distributions, since the trustee will forward such distributions to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

     Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

     DTC has advised us that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Additionally, DTC has advised us that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of Participants whose holdings of book entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that Participants whose holdings of book entry certificates evidence such percentages of voting rights authorize divergent action.

     Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

     Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

     o we (or DTC) advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor, or

     o we notify the trustee and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of any of the events specified in the related Agreement, the trustee will be required to notify all Participants of the availability through DTC of physical certificates. Upon delivery of the certificates or notes representing the securities, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, distributions of principal of and interest on the securities will be made by the trustee or a paying agent on behalf of the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     We, the Master Servicer, if any, the trust fund and the trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT


GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

     o the subordination of one or more classes of the securities of such series,

     o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA insurance, VA guarantees, RHS guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related prospectus supplement, or the use of a cross-support feature, or

     o  any combination of the foregoing.

     Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. The Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

SUBORDINATION

     If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

     As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

     o  in the order of their scheduled final distribution dates,

     o  in accordance with a schedule or formula,

     o  in relation to the occurrence of specified events, or

     o  as otherwise specified in the related prospectus supplement.

POOL INSURANCE POLICIES

     If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover a percentage of the loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool as specified in the prospectus supplement. The Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy.

         In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless certain conditions are satisfied. For many mortgage pool insurance policies, these conditions may include the following:

     1. any required primary insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

     2. hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     3. if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

     4. the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

     Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the mortgaged property at a price equal to the principal balance of the mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of purchase and certain expenses the Master Servicer incurred on behalf of the trustee and securityholders, or (b) to pay a percentage of the amount as specified in the related prospectus supplement by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of payment of the claim and the aforementioned expenses exceed the proceeds received from an approved sale of the mortgaged property. In either case, amounts paid or assumed to have been paid under the related primary insurance policy will be deducted from the amount payable by the pool insurer. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the Master Servicer, in general, will not be required to expend its own funds to restore the damaged mortgaged property. However, it will be required to restore such property if it determines that (1) such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (2) it will be able to recover such expenses through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary insurance policy.

     A mortgage pool insurance policy generally will not insure (and many primary insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination of the mortgage loan, or (2) failure to construct a mortgaged property in accordance with plans and specifications. If so specified in the prospectus supplement, an endorsement to the mortgage pool insurance policy, a bond or other credit support may cover fraud in connection with the origination of mortgage loans. If so specified in the related prospectus supplement, a failure of coverage attributable to an event specified in clause (1) or (2) might result in a breach of the related lender's representations and, might, if the lender cannot cure the breach give rise to an obligation of the lender to purchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary insurance policies do not cover) a claim in respect of a defaulted mortgage loan occurring when the servicer of such mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each mortgage pool insurance policy generally will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts the pool insurer realizes upon disposition of all foreclosed properties covered by such policy. The amount of claims paid will include certain expenses the Master Servicer incurred as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if specified in the related prospectus supplement, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and the securityholders will bear any further losses.

     The related prospectus supplement will describe the terms of any pool insurance policy relating to a pool of manufactured housing contracts.

SPECIAL HAZARD INSURANCE POLICIES

  If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below, each special hazard insurance policy will protect holders of the related securities from

     1. loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

     2. loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

     Special hazard insurance policies will not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

     If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property. Each Agreement will provide that, if the related mortgage pool insurance policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such special hazard insurance policy.

     To the extent specified in the related prospectus supplement, the Master Servicer may deposit in a special trust account cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

     The related prospectus supplement will describe the terms of any special hazard insurance policy relating to a pool of manufactured housing contracts.

BANKRUPTCY BONDS

     If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

     The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

     The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA INSURANCE; VA GUARANTEES; RHS GUARANTEES

  FHA Loans

     Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "NATIONAL HOUSING ACT"), and the United States Housing Act of 1937, as amended (the "UNITED STATES HOUSING ACT"). Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

     Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the Note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

     Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "ASSIGNMENT PROGRAM"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permits lenders in certain circumstances to submit partial claims for FHA insurance benefits.

     The Master Servicer or any sub-servicer will submit all claims to HUD. Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment. Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest in a security, will be deemed to have agreed to the foregoing.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

     In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate. The Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

     For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA DEBENTURE RATE") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. The following table shows rates applicable to FHA loans committed or endorsed in the periods shown:

                               FHA DEBENTURE RATES

   EFFECTIVE RATE      EFFECTIVE DATE                           EFFECTIVE RATE    EFFECTIVE DATE ON
     (PERCENT):          ON OR AFTER        PRIOR TO              (PERCENT):           OR AFTER          PRIOR TO
   --------------      --------------       --------            --------------    -----------------      --------

        7 3/4           July 1, 1978      Jan. 1, 1979                8 1/2          July 1, 1991      Jan. 1, 1992
        8               Jan. 1, 1979      July 1, 1979                8              Jan. 1, 1992      July 1, 1992
        8 1/4           July 1, 1979      Jan. 1, 1980                8              July 1, 1992      Jan. 1, 1993
        9 1/2           Jan. 1, 1980      July 1, 1980                7 3/4          Jan. 1, 1993      July 1, 1993
        9 7/8           July 1, 1980      Jan. 1, 1981                7              July 1, 1993      Jan. 1, 1994
       11 3/4           Jan. 1, 1981      July 1, 1981                6 5/8          Jan. 1, 1994      July 1, 1994
       12 7/8           July 1, 1981      Jan. 1, 1982                7 3/4          July 1, 1994      Jan. 1, 1995
       12 3/4           Jan. 1, 1982      Jan. 1, 1983                8 3/8          Jan. 1, 1995      July 1, 1995
       10 1/4           Jan. 1, 1983      July 1, 1983                7 1/4          July 1, 1995      Jan. 1, 1996
       10 3/8           July 1, 1983      Jan. 1, 1984                6 1/2          Jan. 1, 1996      July 1, 1996
       11 1/2           Jan. 1, 1984      July 1, 1984                7 1/4          July 1, 1996      Jan. 1, 1997
       13 3/8           July 1, 1984      Jan. 1, 1985                6 3/4          Jan. 1, 1997      July 1, 1997
       11 5/8           Jan. 1, 1985      July 1, 1985                7 1/4          July 1, 1997      Jan. 1, 1998
       11 1/8           July 1, 1985      Jan. 1, 1986                6 3/8          Jan. 1, 1988      July 1, 1998
       10 1/4           Jan. 1, 1986      July 1, 1986                6 1/8          July 1, 1998      Jan. 1, 1999
        8 1/4           July 1, 1986      Jan. 1, 1987                5 1/2          Jan. 1, 1999      July 1, 1999
        8               Jan. 1, 1987      July 1, 1987                6 1/8          July 1, 1999      Jan. 1, 2000
        9               July 1, 1987      Jan. 1, 1988                6 1/2          Jan. 1, 2000      July 1, 2000
        9 1/8           Jan. 1, 1988      July 1, 1988                6 1/2          July 1, 2000      Jan. 1, 2001
        9 3/8           July 1, 1988      Jan. 1, 1989                6              Jan. 1, 2001      July 1, 2001
        9 1/4           Jan. 1, 1989      July 1, 1989                5 7/8          July 1, 2001      Jan. 1, 2002
        9               July 1, 1989      Jan. 1, 1990                5 1/4          Jan. 1, 2002      July 1, 2002
        8 1/8           Jan. 1, 1990      July 1, 1990                5 3/4          July 1, 2002      Jan. 1, 2003
        9               July 1, 1990      Jan. 1, 1991                5              Jan. 1, 2003      July 1, 2003
        8 3/4           Jan. 1, 1991      July 1, 1991                4 1/2          July 1, 2003      Jan. 1, 2004
                                                                      5 1/8          Jan. 1, 2004      July 1, 2004
                                                                      5 1/2          July 1, 2004      Jan 1, 2005

VA Loans

     The United States Veterans Administration ("VA") is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

     Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

     The amount payable under the guaranty will be the percentage (the "VA ENTITLEMENT PERCENTAGE") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. Currently, the maximum guaranties that may be issued by the VA under a VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $60,000 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA Loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage.

     The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     With respect to a defaulted VA-guaranteed single family loan, the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

     When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA Loan, plus accrued and unpaid interest and certain expenses.

  RHS Loans

     The Rural Housing Service ("RHS") is an agency of the United States Department of Agriculture ("USDA"). To support affordable housing and community development in rural areas, RHS operates a broad range of programs, including the guaranteed rural housing loan program. Under this program, RHS guarantees loans made by approved commercial lenders to eligible borrowers to purchase new or existing dwellings or new manufactured homes for the borrower's own use as a residence.

     In order to be eligible for a guaranteed rural housing loan, an applicant must not already own a home, and must intend to occupy the home purchased with the loan on a permanent basis. The applicant must be unable to qualify for conventional mortgage credit, but have a credit history which indicates a reasonable ability and willingness to meet obligations as they become due. More than one late payment or any outstanding judgment within the past 12 months, or any bankruptcy, foreclosure, or debts written off in the preceding 36 months, is considered unacceptable. More than one 30-day late rent payment in the past 3 years is also considered adverse. Further, the applicant must have an adequate and dependably available income which does not exceed the applicable county's established moderate income limit. To demonstrate adequate repayment ability, applicants must meet underwriting ratios. Income used in these ratios must be supported by historical evidence.

     The residence to be purchased with the guaranteed loan must be in a designated rural area. Rural areas are those communities which have a population under 20,000 and which are rural in character. The residence must be a single family dwelling which provides decent, safe, and sanitary housing and is modest in cost. Manufactured homes must be new and permanently installed. While townhouses and some condominiums are acceptable for the program, duplexes are not eligible. An acreage may be eligible if the value of the site does not exceed 30% of the total value of the property and does not contain any farm service buildings or income-producing land.

     The program provides for loans for up to 100% of market value or for acquisition cost, whichever is less. No down payment is required. Freddie Mac, Fannie Mae, GNMA and portfolio lenders may lend up to the appraised value; therefore, the loan may include closing costs if the appraised value is sufficient. Loans have 30-year terms and fixed rates at market interest rates; the interest rate must not exceed the lesser of: (i) the Fannie Mae required net yield for 90-day commitments on 30-year fixed-rate mortgages plus 60 basis points or (ii) the established applicable usury rate in the state where the Mortgaged Property is located. At closing, a guaranteed rural housing fee equal to 1.5% of the loan amount is due to RHS. There is no mortgage insurance on guaranteed rural housing loans.

     RHS guarantees loans at 100% of the Loss Amount for the first 35% of the original loan amount and the remaining 65% of the original loan amount at 85% of the Loss Amount. The "LOSS AMOUNT" is equal to the sum of the original loan amount, accrued interest thereon through the date of liquidation, and the costs and fees incurred in connection with origination and servicing of the loan, minus the sale proceeds received upon liquidation. The maximum loss payable by RHS cannot exceed the lesser of (i) 90% of the original loan amount, and (ii) the sum of (a) 100% of the product of the original loan amount and 0.35 and (b) 85% of any additional loss up to an amount equal to the product of the original loan amount and 0.65.

     Lenders seeking to participate in the program must request a determination of eligibility from RHS and execute an RHS Lender Agreement for Participation in Single Family Loan Programs. Lenders must service loans in accordance with this agreement, and must perform services which a reasonable and prudent lender would perform in servicing its own portfolio of non-guaranteed loans. Servicers must report on the status of all guaranteed rural housing borrowers on a quarterly basis, and must report delinquent borrowers (those whose accounts are more than 30 days past due) on a monthly basis. Loss claims may be reduced or denied if the lender does not service the loan in a reasonable and prudent manner or is negligent in servicing the loan, does not proceed expeditiously with liquidation, commits fraud, claims unauthorized items, violates usury laws, fails to obtain required security positions, uses loan funds for unauthorized purposes, or delays filing the loss claim.

     With the written approval of RHS, a lender may, but is not required to, allow a transfer of the property to an eligible applicant. The transferee must acquire all of the property securing the guaranteed loan balance and assume the total remaining debt; transfers without assumption are not authorized. In addition, the original debtors will remain liable for the debt.

     If a borrower fails to perform under any covenant of the mortgage or deed of trust and the failure continues for 30 days, default occurs. The lender must negotiate in good faith in an attempt to resolve any problem. If a payment is not received by the 20th day after it is due, the lender must make a reasonable attempt to contact the borrower. Before the loan becomes 60 days delinquent, the lender must make a reasonable attempt to hold an interview with the borrower in order to resolve the delinquent account. If the lender is unable to contact the borrower, the lender must determine whether the property has been abandoned and the value of the security is in jeopardy before the account becomes two payments delinquent.

     When the loan becomes three payments delinquent, the lender must make a decision regarding liquidation. If the lender decides that liquidation is necessary, the lender must notify RHS. The lender may proceed with liquidation of the account unless there are extenuating circumstances.

     Foreclosure must be initiated within 90 days of the date when the lender decides to liquidate the account. RHS encourages lenders and delinquent borrowers to explore acceptable alternatives to foreclosure. When an account is 90 days delinquent and a method other than foreclosure is recommended to resolve delinquency, the lender must submit a servicing plan to RHS. RHS may reject a plan that does not protect its interests with respect to such loan.

     If the lender acquires the related mortgaged property, it will be treated as a real estate owned property. If the real estate owned property is sold within six months after liquidation, the loss claim will be based on the sale price, subject to the sale being at market value. If the property cannot be sold within six months, a liquidation value appraisal is obtained by RHS and the lender's loss claim is processed based on the appraised value.

FHA INSURANCE ON MULTIFAMILY LOANS

     There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE AND OTHER ACCOUNTS

     If the related prospectus supplement so specifies, we or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies of the United States, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("PERMITTED INVESTMENTS"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.

     Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar contract to provide limited protection against interest rate risks.

CROSS SUPPORT

     Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying such cross-support feature.

     If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trust fund.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

     The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Generally, borrowers may prepay their single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

     Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA or RHS, are assumable with the consent of the FHA and the VA or RHS, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

     When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Servicemembers Civil Relief Act as described under "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

     A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

     The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

     The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

     Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION

     Set forth below is a summary of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time the trust fund issues certificates or notes of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee. We will not assign or otherwise distribute to the trustee any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the mortgage loan, the Loan-to-Value Ratio at origination and certain other information specified in the related Agreement.

     We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) as to each mortgage loan, among other things,

     o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

     o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

     o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

     o such other security documents as the related prospectus supplement may specify.

     In the case of single family loans or multifamily loans, we or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Notwithstanding the preceding two paragraphs, with respect to any mortgage loan which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee (or custodian) will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any mortgage loans which are cooperative loans, we generally will cause to be delivered to the trustee (or its custodian):

     o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

     o  the original security agreement,

     o  the proprietary lease or occupancy agreement,

     o  the recognition agreement,

     o  an executed financing agreement and

     o  the relevant stock certificate and related blank stock powers.

We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans. Documents with respect to revolving credit line mortgage loans will be delivered to the trustee (or custodian) only to the extent specified in the related prospectus supplement. Certain of those documents may be retained by the Master Servicer, which may also be an originator of some or all of the revolving credit line mortgage loans.

     The trustee (or its custodian) will review certain of the mortgage loan documents delivered to them within the time period specified in the related prospectus supplement or the related Agreement, and the trustee will hold all documents delivered to them in trust for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the lender or the entity which sold the mortgage loan to the lender cannot cure the omission or defect within 60 days (or other period specified) after receipt of such notice, the lender or such entity generally will be obligated to purchase the related mortgage loan from the trustee at price equal to its unpaid principal balance as of the date of the repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a lender or such entity will fulfill this purchase obligation. Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the lender or such entity defaults on its purchase obligation unless such breach also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee may also serve in the capacity of custodian pursuant to the applicable Agreement.

     Assignment of Agency Securities. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

     In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "PROTECTED ACCOUNT"), which must be one of the following:

     o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

     o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,

     o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee,

     o  an account or accounts otherwise acceptable to each rating agency, or

     o an account which satisfies the requirements specified in the related Agreement.

If specified in the related prospectus supplement, the Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account, and may be permitted to invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master Servicer or sub-servicer, provided it meets the standards discussed above.

     Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it (other than payments representing Retained Interest):

     o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

     o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     o to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("LIQUIDATION EXPENSES") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o all proceeds of any mortgage loan or mortgaged property repurchased by us, the Master Servicer or lenders;

     o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

     o any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

     o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

     If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

     The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "SECURITIES ACCOUNT"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested, pending each succeeding distribution date in Permitted Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund which contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

SUB-SERVICING BY LENDERS

     Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

     With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each


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

sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

     o collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

     o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement;

     o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

     o processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

     o  attempting to cure delinquencies;

     o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

     o  maintaining accounting records relating to the mortgage loans; and

     o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

     As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee in the amount described in the related prospectus supplement. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any late charges or assumption fees provided in the mortgage note or related instruments. The Master Servicer will reimburse each sub-servicer for certain expenditures which such sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

     Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

     The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us.


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

     The Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those which are in effect in the original sub-servicing agreement. However, any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA insurance, VA guaranty, RHS guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on. Consistent with the above, the Master Servicer may, in its discretion, (1) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (2) to the extent not inconsistent with the coverage of such mortgage loan by a mortgage pool insurance policy, primary insurance policy, FHA insurance, VA guaranty, RHS guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, if applicable, arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable Due Date for each payment or such other period as is specified in the Agreement. Both the sub-servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

     In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA or RHS, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable to the loan. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his


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

proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan, manufactured housing contract or revolving credit line mortgage loan to maintain a hazard insurance policy. Such hazard insurance policy is required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies typically contain a co-insurance clause which requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the


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

principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Insurance Policies. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

     The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

     o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

     o hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

     o amounts expended but not approved by the issuer of the related primary insurance policy (the "PRIMARY INSURER"),

     o  claim payments the primary insurer previously made and

     o  unpaid premiums.

     Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including

     o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

     o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

     o  physical damage to the mortgaged property; and

     o the primary insurer not approving the related Master Servicer as a servicer.


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

         Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to satisfy certain conditions which may include the conditions that the insured:

     o  advance or discharge:

        a. all hazard insurance policy premiums and

        b. as necessary and approved in advance by the primary insurer:

           1. real estate property taxes,

           2. all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

           3. mortgaged property sales expenses,

           4. any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

           5. foreclosure costs, including court costs and reasonable attorneys' fees;

           6. in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted; and

           7. tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

     In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections thereunder in the Protected Account it maintains. In all other cases, the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

     If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust fund's loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.


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

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

     Recoveries Under FHA Insurance, VA Guarantees and RHS Guarantees. The Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA insurance or VA guarantee or RHS guarantee with respect to the mortgage loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

     To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of such firm's examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each Agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer. Such annual statement will state that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Securityholders of the related series may obtain copies of the annual accountants' statement and the statement of officers of each Master Servicer without charge upon written request to the Master Servicer at the address provided in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND US

     The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

     The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, in certain instances, we, nor any director, officer, employee, or agent of the Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide neither we, the trustee, the Master Servicer, nor any such person will be protected against any breach of warranties or representations made in such Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the trustee, the Master Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person satisfies the requirements for a successor Master Servicer set forth in the related prospectus supplement and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.


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EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Trust Agreement; Master Servicing Agreement. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement generally will include:

     o any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;

     o any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights represented by the securities of the related series; and

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments from the assets would be insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     In general, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing voting rights aggregating not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights represented by the securities of the related series and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

     Indenture. An event of default under the indenture for each series of notes will include:

     o a default for 30 days or more in the payment of any principal of or interest on any note of such series;

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     o  failure to perform any other covenant of the trust fund in the indenture which continues for a period of 60 days or such other time period as is specified in the indenture after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days (or such other time period as is specified in the indenture) after notice of the breach is given in accordance with the procedures described in the related prospectus supplement;

     o certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

     o any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

     If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

     o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

     o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

     o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3%, or such other percentage as is specified in the indenture, of the then aggregate outstanding principal amount of the notes of such series.

     If the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

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     In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

THE TRUSTEE

     The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both certificates and notes, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

DUTIES OF THE TRUSTEE

     The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

     The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it

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has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

     o if the trustee ceases to be eligible to continue as such under the Agreement,

     o  if the trustee becomes insolvent,

     o  if the trustee becomes incapable of acting, or

     o if specified in the Agreement by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

     For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

AMENDMENT

     The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders:

     o  to cure any ambiguity or mistake;

     o to correct any defective provisions or to supplement any provision in the Agreement, which may be inconsistent with any other provision of the Agreement;

     o to comply with any changes in the Internal Revenue Code of 1986, as amended, or

     o to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any securityholder.

     In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

     With consent of holders of securities of a series evidencing not less than 51%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities. However, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets which are required to be distributed on any security without the consent of the holder of such security, or reduce the aforesaid percentage of securities of any class of holders which are required to consent to any such

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amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

     1. the final payment or other liquidation of the last of the trust assets or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

     2. the purchase by us, the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

     Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at our option or the option of the other entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (i.e., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but our right or the right of such other entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

     Single Family Loans And Multifamily Loans. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real

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estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

     Condominiums. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

     Cooperative Loans. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement,

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and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     High Cost Loans. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth in Lending Act by the Homeownership and Equity Protection Act of 1994, if such mortgage loans: (i) were originated on or after October 1, 1995;
(ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. In addition, various states and local governments have enacted similar laws designed to protect consumers against "predatory lending" practices. Purchasers or assignees of any loans subject to these laws could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator of the loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

     Manufactured Housing Contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

     As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state

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where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by us and transferred to us.

     We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

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     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

FORECLOSURE/REPOSSESSION

     General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Single Family Loans And Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

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     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The

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recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws and existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

     Manufactured Housing Contracts. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Revolving Credit Line Mortgage Loans. The federal Truth in Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan - (i.e., revolving credit line mortgage loan) lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan;
(ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; provided that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

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RIGHTS OF REDEMPTION

     General

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in

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most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense,

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and if the lender had or should have had knowledge of such claim or defense, the
Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

     Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential or mixed use properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

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SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

     We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

     Generally, under the terms of the Servicemembers Civil Relief Act (the "RELIEF ACT"), a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the Master Servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

PRODUCT LIABILITY AND RELATED LITIGATION

     Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

     Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

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     To the extent the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

ENVIRONMENTAL CONSIDERATIONS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 LENDER LIABILITY ACT") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

     Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the seller as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and

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will not make such evaluations prior to the origination of the mortgage loans.
Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

     Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

     After reviewing the environmental inspection report, the Master Servicer, or any applicable sub-servicer, shall determine how to proceed with respect to the mortgaged property. In the event the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and the Master Servicer, or the related sub-servicer, proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the Master Servicer, or any related sub-servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer or sub-servicer, as applicable, shall be reimbursed for all advances the Master Servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

OTHER LEGAL CONSIDERATIONS

     The mortgage loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right

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under the Consumer Credit Protection Act, in the extension of credit; and (iii)
the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary was prepared by Cadwalader, Wickersham & Taft LLP and has been reviewed by such other counsel as may be identified in the related prospectus supplement. It is intended to present a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

     This summary does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities (such as regulated investment companies ("RICS")), real estate investment trusts ("REITS"), investment companies, and certain other organizations to which special rules apply. This summary focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this summary does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

     No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with market discount and stripped debt securities), and the regulations that do exist under other provisions of the Code (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.

     Investors should consult their own tax advisors in determining the federal, state, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the securities.

     The following summary generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

     Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC. Each prospectus supplement will indicate whether a REMIC election or elections will be made for the relevant series or a portion of the series.

     For each series, Cadwalader, Wickersham & Taft LLP or such other counsel to the seller as specified in the related prospectus supplement ("TAX COUNSEL") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election, if applicable, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities ("GRANTOR TRUST SECURITIES"), (iii) a trust treated as a partnership for federal income tax purposes that will

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issue securities ("OWNER TRUST SECURITIES"), or (iv) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "DEBT SECURITIES"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

MISCELLANEOUS ITEMIZED DEDUCTIONS

     The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests ("REMIC RESIDUAL CERTIFICATES") and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "APPLICABLE AMOUNT") - will be reduced by the lesser of:

     o  the excess of adjusted gross income over the Applicable Amount, or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

     Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

TAX TREATMENT OF REMIC REGULAR INTERESTS AND OTHER DEBT INSTRUMENTS

     Payments received by holders of REMIC regular interests generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for OID, market discount or premium, interest paid or accrued on REMIC regular interests will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the Master Servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the Master Servicer (the "TAX ADMINISTRATOR") will be the party responsible for computing the amount of OID to be reported to the REMIC regular interest holders each taxable year.

     To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "OUTSIDE RESERVE FUND"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

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     Under temporary Treasury regulations, holders of REMIC regular interests issued by "SINGLE-CLASS REMICS" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.

     Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC - either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See "--Miscellaneous Itemized Deductions" above. Any such additional income will be treated as interest income.

     In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

OID

     The following discussion of OID applies generally to notes and to securities that are REMIC regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as "DEBT INSTRUMENTS"). Differences in treatment of REMIC regular interests from other Debt Instruments are noted where applicable.

     Certain classes of Debt Instruments of a series may be issued with OID. Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

     The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("PREPAYABLE OBLIGATIONS"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and
(ii) the prepayment rate assumed in pricing the Prepayable Obligation (the "PREPAYMENT ASSUMPTION"). Although regulations exist that govern the accrual of OID in general (the "OID REGULATIONS") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a prospectus supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

     Prospective purchasers should be aware that neither we, the trustee, the Master Servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

     OID is defined as the excess, if any, of a debt instrument's "stated redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the

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instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

o    at least annually; and

o    at a single fixed rate or certain variable rates set out in the OID
     Regulations.

     Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

o    may be deferred, or

o does not accrue at a single fixed rate or certain variable rates set out in the OID Regulations.

     Under a de minimis rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"), calculated as provided in applicable regulations. A holder will include de minimis OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

     The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over (ii) the instrument's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the pricing prepayment assumptions and the instrument's original yield to maturity - adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument generally will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

     The yield to maturity of a Prepayable Obligation is calculated based on:
(i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

     In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether an option to redeem debt instruments is presumed to be exercised when one or more classes of such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the option will be exercised. However, the OID Regulations are unclear as to how the redemption presumption rules

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should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

     If a Debt Instrument issued with OID is subsequently purchased for a price less or greater than its adjusted issue price, the new holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

     All OID Election. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, de minimis OID, market discount, and de minimis market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount or premium, as described in "--Market Discount" below. See also "--Amortizable Premium" below.

     It is not entirely clear how income should be accrued on a REMIC regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "INTEREST WEIGHTED CERTIFICATE"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "--Interest Weighted Certificates and Non-VRDI Certificates" below.

     In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

     Variable Rate Instruments. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

     All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "SINGLE RATE VRDI") is treated as QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under "--OID" above to such hypothetical fixed rate certificate.

     Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a "MULTIPLE RATE VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

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     The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate - other than an initial fixed rate that is intended to approximate the subsequent variable rate - is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate
- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

     REMIC regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC held subject to the related pooling and master servicing agreement (such regular interests, "WEIGHTED AVERAGE CERTIFICATES"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

     Interest Weighted Certificates and Non-VRDI Certificates. The treatment of an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "CONTINGENT PAYMENT REGULATIONS") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("CONTINGENT PAYMENT OBLIGATIONS"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

     Anti-Abuse Rule. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

     A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount - or, in the case of a Debt Instrument having OID, its adjusted issue price - will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount - in addition to any OID - as ordinary income. A Debt Instrument will not be considered to have

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market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate - multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "CURRENT RECOGNITION Election"). In addition, a purchaser may make an All OID Election with respect to a Debt Instrument purchased with market discount. See "--OID--All OID Election" above.

     Until the Treasury promulgates applicable regulations, the relevant legislative history to the REMIC provisions provides that the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

     A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation based on the original projected payment schedule devised by the issuer of such certificate. See "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable - e.g., based on a constant yield to maturity.

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

AMORTIZABLE PREMIUM

     A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

     In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate

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at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

     Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "--OID" above. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable - e.g., based on a constant yield to maturity.

CONSEQUENCES OF REALIZED LOSSES

     Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless - i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss. However, the character and timing of any losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 if the Debt Instruments are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

     Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

GAIN OR LOSS ON DISPOSITION

     If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

     Gain from the disposition of a REMIC regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative

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history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular interest that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

     A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

     Holders that recognize a loss on a sale or exchange of their notes for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS

     REMIC Regular Interests and other Debt Instruments. Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "FOREIGN PERSON") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("FOREIGN PERSON CERTIFICATION") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not "contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders' Debt Instruments may be subject to either a 30% withholding tax or backup withholding at a rate of 28%, increasing to 31% after 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "--Backup Withholding" below.

     The 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

     In the case of Debt Instruments other than REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding. Any such interest will be discussed in the applicable prospectus supplement.

     Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.

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BACKUP WITHHOLDING

     Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular interests or REMIC Residual Certificates. The backup withholding rate is currently 28%, increasing to 31% after 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

REPORTING AND TAX ADMINISTRATION

     REMIC Regular Interests. Reports will be made at least annually to holders of record of REMIC regular interests, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

     Residual Certificates. For purposes of federal income tax reporting and administration, a REMIC of a series generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A REMIC of a series will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the Master Servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a REMIC of a series' taxable year will be the calendar year.

     Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

     A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. We, the Master Servicer or an affiliate of either will acquire a portion of the residual interest in each REMIC of a series in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

     Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual

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Certificates for the entire calendar year. Otherwise, each holder of a Residual
Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC of a series typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

TAX TREATMENT OF REMIC RESIDUAL INTERESTS

     Overview. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

     A portion of the income of Residual Certificateholders in REMICs of a certain series, known as "EXCESS INCLUSION INCOME" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

     Taxation of Residual Certificateholders. Each Residual Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income - i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles - which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

     A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular interests, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular interests, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular interests, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular interests, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "--REMIC-Level Taxes" below.

     The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

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     The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

     Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the REMIC of a particular series and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a REMIC of a particular series.

     The assets of the REMICs of certain series may have tax bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in its Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

     Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "--Taxation of Certain Foreign Holders of Debt Instruments" above.

     Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

         A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of
(a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of it and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, - i.e., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if:

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     (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

     (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

     (iii)The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee; and

     (iv) One of the following two following tests is satisfied: Either:

          (a) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of

               (1) any consideration given to the transferee to acquire the interest,

               (2) the expected future distributions on the interest, and

               (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses.

         For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

          (b) The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

     Ownership of Residual Certificates by Disqualified Organizations. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization - other than a farmers' cooperative described in Section 521 of the Code - that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "DISQUALIFIED Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision of the United States if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

     First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in REMICs of a series are not offered for sale to Disqualified Organizations.

     Second, the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess

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inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

     Third, the Code imposes an annual tax on any pass-through entity - i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 - that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS

     Dealers in Securities. Under Treasury regulations (the "MARK-TO-MARKET REGULATIONS") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

     Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Tax Treatment of REMIC Residual Interests--Taxation of Residual Certificateholders" above.

     Individuals and Pass-Through Entities. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

     That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

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     Employee Benefit Plans. See "--Tax-exempt Entities" above and "ERISA
Considerations."

     REITs, RICs, and Others. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "--Foreign Residual Certificateholders" below and "Tax Treatment of REMIC Residual Interests--Taxation of Residual Certificateholders" above.

     A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("QUALIFYING REIT INTEREST") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a REMIC of a series will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

     Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

     Foreign Residual Certificateholders. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the REMIC of a series are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "--Taxation of Certain Foreign Holders of Debt Instruments" above. Because mortgage loans generally are not themselves in "registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax - i.e., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

     A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal

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

at least 30% of such amount, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% TEST"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the pricing prepayment assumption. See "--OID," above. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

     Thrift Institutions, Banks, and Certain Other Financial Institutions. Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "--Disposition of Residual Certificates" below.

     Disposition of Residual Certificates. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The regulations require inducement fees to be included in income over a period that reasonably reflects the after-tax costs and benefits of holding that non-economic residual interest. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Inducement fees are treated as U.S. source income. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM

     OID. Generally, the REMIC's deductions for OID expense on its REMIC regular interests will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "--OID" above, without regard to the de minimis rule described in that section.

REMIC-LEVEL TAXES

     Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

     To the extent that a REMIC derives certain types of income from foreclosure property - generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any REMIC of a series will receive significant amounts of such

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income, although situations may occur in which it is more advantageous for the
Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

     The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC QUALIFICATION

     The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular interests and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

     If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests in that REMIC for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under subpart E, Part 1 of subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular interests may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "--Special Considerations for Certain Types of Investors--Disposition of Residual Certificates" above. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

GRANTOR TRUSTS

     Treatment of the Trust for Federal Income Tax Purposes. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "GRANTOR TRUST") will be classified as a fixed investment, or "grantor" trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

TAX TREATMENT OF THE GRANTOR TRUST SECURITY

     The types of Grantor Trust Securities offered in a series may include:

     o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, ("IO SECURITIES"),

     o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO SECURITIES"),

     o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("RATIO SECURITIES"), and

     o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("PASS-THROUGH SECURITIES").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, "STRIP SECURITIES") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear,

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particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

     One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

TREATMENT OF PASS-THROUGH SECURITIES

     The holder of a Pass-Through Security generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such securityholders in a prospectus supplement). Accordingly, each holder of a Pass-Through Security will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

     The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "--OID," "--Market Discount" and "--Amortizable Premium" above.

TREATMENT OF STRIP SECURITIES

     Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

     Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286 of the Code. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

     Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity - or, in the case of a stripped coupon, the amount payable on the due date of such coupon - over its issue price. Treasury regulations under Section 1286 of the Code (the "STRIPPING

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REGULATIONS"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

     o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

     o an approach which aggregates the payments to be made on the strip security may be applied, and

     o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See "--Determination of Income With Respect to Strip Securities" below.

     The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

     o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

     o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount - i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets - to be treated as a separate debt instrument, and

     o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

     In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

DETERMINATION OF INCOME WITH RESPECT TO STRIP SECURITIES

     For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "--OID," "--Anti-Abuse Rule," "--Market Discount" and "--Amortizable Premium" above. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip

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Security that would meet the definition of an Interest Weighted Certificate or a
Weighted Average Certificate if it were a REMIC regular interest is subject to the same tax accounting considerations applicable to the REMIC regular interest to which it corresponds. As described in "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular interest. See "--Interest Weighted Certificates and Non-VRDI Certificates" above.

     If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "ORDINARY RATIO SECURITY") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "--OID" above. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "--Market Discount" above. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "--OID" above, holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "--Amortizable Premium" above.

     In light of the application of Section 1286 of the Code, a beneficial owners of a Strip Security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Strip Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Security generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

PURCHASE OF COMPLEMENTARY CLASSES OF STRIP SECURITIES

     Strip Securities of certain classes of the same series ("COMPLEMENTARY SECURITIES"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF STRIP SECURITIES

     The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "NET SERIES RATE") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the

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Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

     o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

     o the Contingent Payment Regulations should not apply to the IO Securities, or

     o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

LIMITATIONS ON DEDUCTIONS WITH RESPECT TO STRIP SECURITIES

     The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "--Tax Treatment of the Grantor Trust Security" above.

SALE OF A GRANTOR TRUST SECURITY

     A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular interest. See "--Gain or Loss on Disposition" above. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the securityholder is a financial institution described in Section 582 of the Code. See "--Gain or Loss on Disposition" above.

     Holders that recognize a loss on a sale or exchange of their notes for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

TAXATION OF CERTAIN FOREIGN HOLDERS OF GRANTOR TRUST SECURITIES

     Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

     o such interest is not effectively connected with a trade or business in the United States of the securityholder,

     o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

     o  the foreign person is not a 10% shareholder within the meaning of Code
        Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

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     o  the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest - including OID - paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 28% backup withholding (increasing to 31% after 2010).

     In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate - or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "--Grantor Trusts" above.

BACKUP WITHHOLDING OF GRANTOR TRUST SECURITIES

     The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular interests. See "--Backup Withholding" above.

REPORTING AND TAX ADMINISTRATION OF GRANTOR TRUST SECURITIES

     For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to, (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF OWNERS OF OWNER TRUST SECURITIES

     In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC trust that is not a fixed investment trust (such trust or limited liability company an "OWNER TRUST," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (iii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

PARTNERSHIP TAXATION

     A trust in which the related prospectus supplement specifies that an election will be made to treat the trust as a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each

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securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "--OID," "--Market Discount" and "--Amortizable Premium" above, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a prospectus supplement that the securityholders will be allocated taxable income of the Partnership Trust for each period of time specified in the related prospectus supplement ("COLLECTION PERIOD") equal to the sum of (i) the interest that accrues on the securities which represent interests in the Partnership Trust ("PARTNERSHIP SECURITIES") in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments" above. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

DISCOUNT AND PREMIUM OF MORTGAGE LOANS

     Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--OID," "--Market Discount" and "--Amortizable Premium" above. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

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     If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

SECTION 708 TERMINATION

     Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "OLD PARTNERSHIP") to a new Partnership Trust (the "NEW partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

GAIN OR LOSS ON DISPOSITION OF PARTNERSHIP SECURITIES

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

     If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to the Partnership Securities, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

     In general, the Partnership Trust's taxable income and losses will be determined each Collection Period and the tax items for a particular Collection Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner's

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interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The seller will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 731 DISTRIBUTIONS

     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

SECTION 754 ELECTION

     In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

ADMINISTRATIVE MATTERS

     The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange

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Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

     The seller will be designated as the TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS OF A PARTNERSHIP TRUST

     It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

     To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

BACKUP WITHHOLDING ON PARTNERSHIP SECURITIES

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the

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securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                    STATE, FOREIGN AND LOCAL TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state, foreign and local income tax consequences of the acquisition, ownership, and disposition of the securities. State, foreign or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS


GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, known as ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

     o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

     o whether the investment satisfies the applicable diversification requirements;

     o whether the investment is in accordance with the documents and instruments governing the plan; and

     o whether the investment is prudent, considering the nature of the investment.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "PLAN"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("PARTIES IN INTEREST" and "DISQUALIFIED PERSONS"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

     Plan Assets. In DOL Regulation Section 2510.3-101 (the "PLAN ASSET REGULATIONS"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

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     Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor
has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "MORTGAGE POOL" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential or mixed use property, property acquired in foreclosure and undistributed cash. A "MORTGAGE POOL PASS-THROUGH CERTIFICATE" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

     For the exemption to apply, PTCE 83-1 requires that:

     o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

     o  the trustee may not be our affiliate; and

     o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

     In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

     o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

     o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

     o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

     o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

     o at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

     Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "MORTGAGE POOL," that the certificates constitute "MORTGAGE POOL PASS-THROUGH CERTIFICATES", and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the

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availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

     The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") (the "EXEMPTION") which is applicable to certificates which meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

     General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

     First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to as "LOANS.").

     Third, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

     Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "RATING AGENCY").

     Fifth, the trustee generally cannot be an affiliate of any other member, other than the underwriter, of the "RESTRICTED GROUP," which consists of:

     o  any underwriter as defined in the Exemption;

     o  the trustee;

     o  us;

     o  the Master Servicer;

     o  each servicer;

     o  each insurer;

     o the counterparty of any "interest swap" (as described below) held as an asset of the trust fund; and

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     o  any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

     Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Seventh, the following seasoning requirements must be met:

     o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

     o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and

     o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

     Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates. Any certificates representing a beneficial ownership interest in revolving credit line mortgage loans will not satisfy the general conditions of the Exemption.

     Recent Amendments to Exemption. PTE 2000-58 (the "AMENDMENT") recently amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust or a REMIC whose corpus could not include certain types of assets such as interest-rate swaps.

     Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts and REMICs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

     Designated Transactions. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions ("DESIGNATED TRANSACTIONS"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

     o not subordinated to the rights and interests evidenced by securities of the same trust fund;

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     o  such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

     o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

          (a) the outstanding principal balance due under the loan which is held by the trust fund and

          (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

     Insurance Company General Accounts. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

     Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "SWAP" or "SWAP AGREEMENT") is a permitted trust fund asset if it:

     o  is an "eligible Swap";

     o  is with an "eligible counterparty;"

     o  is purchased by a "qualified plan investor;"

     o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

     o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

     An "ELIGIBLE SWAP" is one that:

     o  is denominated in U.S. dollars;

     o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("ALLOWABLE INTEREST RATE");

     o  has a notional amount that does not exceed either:

          (a) the principal balance of the class of certificates to which the Swap relates, or

          (b) the portion of the principal balance of such class represented by obligations ("ALLOWABLE NOTIONAL AMOUNT");

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     o  is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between their products, calculated on a one-to-one ratio and not on a multiplier of such difference);

     o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

     o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

     An "ELIGIBLE COUNTERPARTY" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

     A "QUALIFIED PLAN INVESTOR" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

     o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

     o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

     o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

     In "RATINGS DEPENDENT SWAPS" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

     o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

     o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

     In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

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     "NON-RATINGS DEPENDENT SWAPS" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

     o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

     o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

     o  terminate the Swap Agreement in accordance with its terms.

     An "ELIGIBLE YIELD SUPPLEMENT AGREEMENT" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS AGREEMENT"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

     o  it is denominated in U.S. dollars;

     o  it pays an Allowable Interest Rate;

     o  it is not leveraged;

     o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

     o  it is entered into between the trust fund and an eligible counterparty;
        and

     o  it has an Allowable Notional Amount.

     Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL PRE-FUNDING PERIOD") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

     First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).

     Second, all loans transferred after the closing date (referred to here as "ADDITIONAL LOANS") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

     Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

     Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

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

     Fifth, either:

     o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

     o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("OFFERING DOCUMENTS") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

     Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

     Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

     o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States (provided that such obligations are backed by the full faith and credit of the United States); or

     o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("ACCEPTABLE INVESTMENTS").

     Eighth, certain disclosure requirements must be met.

     Revolving Pool Features. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "--ERISA Considerations Relating to Notes."

     Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "EXCLUDED PLAN" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

     o  the Plan is not an Excluded Plan,

     o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

     o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

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

     o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

     Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

     The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described under "--Limitations on Scope of the Exemption" above.

     In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "INVESTOR-BASED EXEMPTIONS"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL

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WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE
CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

     A governmental plan as defined in ERISA is not subject to ERISA, or Code
Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) represents ownership of, or is secured by, one or more promissory notes or certificate of interest or participation in such notes which notes: (a) are directly secured by first liens on real estate and (b) were originated by certain types of originators specified in SMMEA. Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

     Under SMMEA, a number of states enacted legislation, before October 4, 1991, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, classes of securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include

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certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex Credit Unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

     All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 POLICY STATEMENT") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any classes of securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

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

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

     Alternatively, the related prospectus supplement may specify that Goldman, Sachs & Co. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Goldman, Sachs & Co. acts as agent in the sale of securities, Goldman, Sachs & Co. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Goldman, Sachs & Co. elects to purchase securities as principal, Goldman, Sachs & Co. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

     We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect of such liabilities.

     In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

     Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

     Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, or such other counsel to the seller and the underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATINGS

     It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

     Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the prospectus supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission `s public reference facilities are located at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information that we file electronically with the Securities and Exchange Commission. The address of such Internet website is (http://www.sec.gov).

     This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates and notes referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                                     INDEX

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:


1996 Lender Liability Act..........................72
1998 Policy Statement.............................110
30% Test...........................................89
Acceptable Investments............................107
Accounts...........................................24
accrual securities.................................26
additional loans..................................106
agency securities...................................8
Agreement...........................................9
Allowable Interest Rate...........................104
Allowable Notional Amount.........................104
Amendment.........................................103
Applicable Amount..................................75
Assignment Program.................................37
Available Funds....................................26
average interest rate.............................106
Call Class.........................................25
Callable Class.....................................25
capitalized interest accounts......................21
CERCLA.............................................72
Clearstream........................................29
Collection Period..................................96
Complementary Securities...........................93
Contingent Payment Obligations.....................79
Contingent Payment Regulations.....................79
Cooperative loans...................................8
current principal amount...........................27
Current Recognition Election.......................80
Debt Instruments...................................76
Debt Securities....................................75
Definitive Securities..............................29
Designated Transactions...........................103
Disqualified Organization..........................86
disqualified persons..............................100
DOL Pre-Funding Period............................106
DTC................................................29
eligible counterparty.............................105
eligible Swap.....................................104
eligible yield supplement agreement...............106
Euroclear..........................................29
Euroclear Operator.................................30
excess inclusion income............................84
Excluded Plan.....................................107
Exemption.........................................102
EYS Agreement.....................................106
Fannie Mae.........................................15
FHA.............................................9, 36
FHA Debenture Rate.................................38
FHA Loans..........................................13
Financial Intermediary.............................29

foreign person.....................................82
foreign person certification.......................82
Freddie Mac........................................16
FTC................................................68
Garn-St. Germain Act...............................69
GNMA...............................................13
GNMA I Certificate.................................14
GNMA II Certificate................................14
Grantor Trust......................................90
Grantor Trust Securities...........................74
Housing Act........................................13
HUD................................................36
Insurance Proceeds.................................47
Interest Weighted Certificate......................78
Investor-Based Exemptions.........................108
IO Securities......................................90
IRS................................................74
lenders.............................................9
Liquidation Expenses...............................47
Liquidation Proceeds...............................47
loans.............................................102
Loan-to-Value Ratio................................11
Loss Amount........................................40
manufactured home..................................13
Manufactured housing contracts......................8
Mark-to-Market Regulations.........................87
Master Servicer....................................11
MERS...............................................45
Mortgage...........................................45
mortgage loans......................................9
mortgage pool.....................................101
mortgage pool pass-through certificate............101
multifamily loans...................................8
Multiple Rate VRDI.................................78
National Housing Act...............................36
NCUA..............................................110
Net Series Rate....................................93
new partnership....................................97
Non-ratings dependent Swaps.......................106
OCC...............................................109
Offering Documents................................107
OID................................................74
OID Regulations....................................76
old partnership....................................97
Ordinary Ratio Security............................93
OTS...............................................110
outside reserve fund...............................75
Owner Trust........................................95
Owner Trust Securities.............................75
Participant........................................29
parties in interest...............................100
Partnership Securities.............................96
Pass-Through Securities............................90
Permitted Investments..............................42
Plan..............................................100
Plan Asset Regulations............................100
PMBS...............................................18
PMBS pooling and servicing agreement...............18
PMBS servicer......................................18
PMBS trustee.......................................18
PO Securities......................................90
pre-funding accounts...............................20
Pre-Funding Limit.................................106
Prepayable Obligations.............................76
Prepayment Assumption..............................76
primary insurance policy............................9
primary insurer....................................52
Principal Prepayments..............................27
privately issued mortgage-backed securities.........8
Protected Account..................................47
PTCE 83-1.........................................101
PTCE 84-14........................................105
PTCE 95-60........................................104
PTCE 96-23........................................105
PTE 2000-58.......................................102
PTE 2002-41.......................................102
QPAM..............................................105
QSI................................................77
qualified plan investor...........................105
Qualifying REIT Interest...........................88
rating agency.....................................102
ratings dependent Swaps...........................105
Ratio Securities...................................90
RCRA...............................................72
Refinance Loan.....................................11

REITs..............................................74
Relief Act.........................................71
REMIC Residual Certificates........................75
REMICs.............................................26
Restricted Group..................................102
Retained Interest..................................24
revolving credit line mortgage loans................8
RHS.............................................9, 40
RHS Loans..........................................14
RICs...............................................74
Rules..............................................29
Securities Account.................................48
single family loans.................................8
Single Rate VRDI...................................78
single-class REMICs................................76
SMMEA.............................................109
Strip Securities...................................90
Stripping Regulations..............................92
Swap..............................................104
Swap Agreement....................................104
Tax Administrator..................................75
Tax Counsel........................................74
TIN................................................83
TMP................................................83
U.S. Government Securities.........................20
UBTI...............................................84
UCC................................................62
United States Housing Act..........................36
USDA...............................................40
VA..............................................9, 39
VA Entitlement Percentage..........................39
VA Loans...........................................14
VRDI...............................................78
WAM................................................77
Weighted Average Certificates......................79

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

    You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page. We are not offering the securities in any states where it is not permitted.


                                   ----------

                          GS MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                       COUNTRYWIDE HOME LOANS SERVICING LP
                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                                    SERVICERS

                                   ----------


DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL JUNE 28, 2005 (90 DAYS AFTER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $684,626,200
                                (APPROXIMATE)(1)


                              GSAMP TRUST 2005-HE2

                             $297,534,000 CLASS A-1
                           VARIABLE RATE CERTIFICATES
                             $169,395,000 CLASS A-2
                           VARIABLE RATE CERTIFICATES
                              $79,092,000 CLASS A-3
                           VARIABLE RATE CERTIFICATES
                              $49,702,000 CLASS M-1
                           VARIABLE RATE CERTIFICATES
                              $40,251,000 CLASS M-2
                           VARIABLE RATE CERTIFICATES
                              $11,551,000 CLASS M-3
                           VARIABLE RATE CERTIFICATES
                              $10,150,000 CLASS B-1
                           VARIABLE RATE CERTIFICATES
                              $8,401,000 CLASS B-2
                           VARIABLE RATE CERTIFICATES
                              $8,750,000 CLASS B-3
                           VARIABLE RATE CERTIFICATES
                              $9,800,000 CLASS B-4
                         6.000% FIXED RATE CERTIFICATES
                      $100 CLASS R-1 RESIDUAL CERTIFICATES
                      $100 CLASS R-2 RESIDUAL CERTIFICATES

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                              GOLDMAN, SACHS & CO.

----------
(1) Subject to a variance of +/-5%.